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                                                                      EXHIBIT 2








                            STOCK PURCHASE AGREEMENT

                                  by and among

                            WANG LABORATORIES, INC.,

                               WANG NEDERLAND BV,

                          ING. C. OLIVETTI & C. S.P.A.,

                     OLIVETTI SISTEMAS E SERVICIOS LIMITADA

                                       and

                             OLIVETTI DO BRASIL S.A.

                          dated as of February 28, 1998






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                                TABLE OF CONTENTS

    ARTICLE I         CERTAIN PRE-CLOSING ACTIONS.........................2
         1.1          Business Items......................................2
         1.2          NonBusiness Items...................................3
         1.3          Securitization; Factoring...........................4
         1.4          Third Party and Intercompany Funded Debt............5
         1.5          Intercompany Trade Receivables......................6
         1.6          La Defense..........................................6
         1.7          Separation of Personnel, Assets and
                      Records; Termination of
                      Powers of Attorney and Employment Agreements........7
         1.8          12/31/97 Projected Balance Sheet
                      Actions; Additional Capital
                      Contribution..... ..................................8
         1.9          Olsy France........................................10
         1.10         Olsy Germany.......................................10
         1.11         Oliricerca.........................................11
         1.12         Lexikon............................................11
         1.13         Cerdanyola Factory.................................12

     ARTICLE II       SALES AND PURCHASES................................12
         2.1          Sales and Purchases................................12

     ARTICLE III      THE CLOSING........................................14
         3.1          Time and Place of Closing..........................14
         3.2          Deliveries by the Sellers..........................14
         3.3          Deliveries by Wang.................................15
         3.4          Escrows............................................16
         3.5          Further Assurances.................................16
         3.6          Simultaneous Deliveries and Actions................17

     ARTICLE IV       REPRESENTATIONS AND WARRANTIES
                      OF OLIVETTI........................................17
         4.1          Organization, Standing and
                      Qualification; Disclosure Schedule.................17
         4.2          Capitalization; Minority Interests.................19
         4.3          No Other Interests.................................21
         4.4          Authority..........................................21
         4.5          Consents; No Violation.............................23
         4.6          Financial Statements; Accounts
                      and Accounting Controls............................24
         4.7          No Undisclosed Liabilities.........................27
         4.8          Absence of Certain Changes.........................27
         4.9          Properties and Assets..............................28

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         4.10         Title to Personal Properties and Assets............28
         4.11         Real Estate........................................29
         4.12         Real Estate Leases.................................32
         4.13         Personal Property Leases...........................35
         4.14         Contracts..........................................36
         4.15         Intellectual Property..............................41
         4.16         Bank Accounts......................................50
         4.17         Insurance..........................................50
         4.18         Taxes..............................................51
         4.19         Employees; Employee Relations......................53
         4.20         Employee Benefit Plans; ERISA......................56
         4.21         Compliance with Law; Political
                      Payments...........................................61
         4.22         Environmental Matters..............................63
         4.23         Litigation.........................................67
         4.24         Products Liability.................................68
         4.25         Securities Act.....................................69
         4.26         Brokers and Finders................................69
         4.27         Disclosure.........................................70

     ARTICLE V        REPRESENTATIONS AND WARRANTIES OF WANG.............70
         5.1          Organization, Standing and
                      Qualification......................................70
         5.2          Capitalization.....................................71
         5.3          Authority..........................................72
         5.4          Consents; No Violation.............................73
         5.5          Reports............................................74
         5.6          Financial Statements...............................74
         5.7          Political Payments.................................74
         5.8          Litigation.........................................75
         5.9          Brokers and Finders................................75
         5.10         Letter Concerning Financing........................76
         5.11         Net Operating Loss.................................76
         5.12         Absence of Adverse Change..........................76
         5.13         Disclosure.........................................76

     ARTICLE VI       CERTAIN COVENANTS, AGREEMENTS AND
                      REPRESENTATIONS AND WARRANTIES OF
                      THE PARTIES........................................77
         6.1          Conduct of Business Pending the Closing............77
         6.2          Nonsolicitation....................................84
         6.3          Full Access........................................86
         6.4          Supplements to Disclosure Schedules................87
         6.5          Non-Governmental Consents..........................87
         6.6          Governmental Consents..............................90

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         6.7          Best Efforts.......................................91
         6.8          Expenses...........................................91
         6.9          Records; Access....................................92
         6.10         Delivery of Reports By Wang........................94
         6.11         Financing..........................................95
         6.12         Certain Information and
                      Financial Statements...............................96
         6.13         1997 EBITDA Purchase Price Adjustment.............100
         6.14         Closing Balance Sheet Purchase Price
                      Adjustment........................................102
         6.15         Olsy Germany Asbestos Clean-Up....................107
         6.16         Guarantees........................................107
         6.17         Certain Employee Benefit Matters..................109
         6.18         Determination of Funding Status
                      of OCJ Pension Plan...............................111
         6.19         Spares............................................115
         6.20         Trade Receivables.................................116
         6.21         Work in Progress..................................117
         6.22         Statutory Recapitalization........................118
         6.23         Coopers & Lybrand Consent.........................118
         6.24         Cooperation in Italy..............................120
         6.25         Cooperation With Respect to Certain
                      Business Items and NonBusiness Items..............121
         6.26         Certain Intellectual Property
                      Covenants.........................................122
         6.27         Subleases.........................................125

     ARTICLE VII      TAX MATTERS.......................................125
         7.1          Preparation and Filing of Tax Returns;
                      Payment of Taxes..................................125
         7.2          Tax Indemnification...............................126
         7.3          Entity Classification Election....................128
         7.4          Tax Claims........................................128
         7.5          Refunds...........................................130
         7.6          Tax Payments Resulting from Audit
                      Adjustment........................................131
         7.7          Amnesty...........................................132
         7.8          Transfer and Similar Taxes........................133
         7.9          FIRPTA Compliance.................................133
         7.10         Assistance and Cooperation........................133
         7.11         Characterization of Indemnification
                      Payments..........................................134
         7.12         Indemnity Payments................................134
         7.13         Survival..........................................136

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      ARTICLE VIII    ONDITIONS TO THE OBLIGATIONS
                      OF SELLERS........................................136
         8.1          Representations and Warranties....................136
         8.2          Performance.......................................136
         8.3          Officers' Certificate.............................136
         8.4          Non-Governmental Consents.........................137
         8.5          Waiting Periods...................................137
         8.6          No Injunction.....................................137
         8.7          Governmental Actions..............................137
         8.8          Absence of Adverse Change.........................137
         8.9          Related Agreements................................137
         8.10         Opinions..........................................138

     ARTICLE IX       CONDITIONS TO THE OBLIGATIONS OF  BUYERS..........138
         9.1          Representations and Warranties....................138
         9.2          Performance; Olsy Shares; Pre-Closing.............138
         9.3          Officers' Certificate.............................138
         9.4          Olivetti Non-Governmental Notices.................139
         9.5          Waiting Periods...................................139
         9.6          No Injunction.....................................139
         9.7          Governmental Actions..............................139
         9.8          Financing.........................................139
         9.9          Absence of Adverse Change.........................139
         9.10         Related Agreements................................140
         9.11         Opinions..........................................140

     ARTICLE X        SURVIVAL AND INDEMNIFICATION......................140
         10.1         Survival..........................................140
         10.2         Indemnification by Olivetti.......................141
         10.3         Indemnification by Wang...........................144
         10.4         Procedures Relating to Indemnification............145
         10.5         Consideration for Payment of
                      Indemnification Obligations.......................147
         10.6         Recovery Principles...............................147

     ARTICLE XI       TERMINATION AND ABANDONMENT.......................148
         11.1         Termination.......................................148
         11.2         Procedure Upon Termination........................149

     ARTICLE XII      MISCELLANEOUS PROVISIONS..........................150
         12.1         Amendment and Modification........................150
         12.2         Waiver of Compliance..............................150
         12.3         Notices...........................................150
         12.4         Assignment........................................152
         12.5         Publicity.........................................152
         12.6         Governing Law.....................................153

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         12.7         Counterparts......................................153
         12.8         Headings..........................................153
         12.9         Entire Agreement..................................153
         12.10        Third Parties.....................................153
         12.11        Certain Defined Terms.............................154
         12.12        Dispute Resolution................................159
         12.13        Miscellaneous.....................................161

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                                LIST OF SCHEDULES


Schedule 1                         Description of the Business
Schedule 1.2                       Presumed NonBusiness Items
Schedule 1.8(a)(iv)                Public Administration Trade
                                   Receivables
Schedule 1.10                      Olsy Germany Shares
Schedule 3.2(d)                    Certain Directors
Schedule 4.2(e)                    Certain Formation Transactions
Schedule 4.14(a)                   Major Customers
Schedule 4.14(b)(xvi)              Certain Countries
Schedule 6.12(a)                   12/31/97 Projected Balance Sheet
Schedule 6.12(b)                   Information Documents
Schedule 6.13(d)                   1997 EBITDA Illustration
Schedule 6.14(d)                   Closing Tangible Equity Value
                                   Adjustment Amount Illustration
Schedule 6.16(b)                   Customer Bonds
Schedule 6.16(c)                   Guarantees
Schedule 6.18(b)                   Actuarial Assumptions
Schedule 6.20                      Trade Receivables Collection Periods
Schedule 6.21                      Works in Progress Collection Periods
Schedule 6.27                      Sublets with Olivetti Affiliates
Schedule 8.4                       Wang Non-Governmental Consents
Schedule 9.4                       Olivetti Non-Governmental Notices
Schedule 10.2(a)(viii)             Civil Cases Pending in Italy
Schedule 10.6(d)                   Certain Plans
Schedule 12.11(a)                  Indemnified Related Agreements
Schedule 12.11(b)                  Major Subsidiaries
Schedule 12.11(c)                  Real Estate Agreements
Schedule 12.11(d)                  Related Agreements
Schedule 12.13                     Defined Terms


                                LIST OF EXHIBITS

Exhibit 1             Oliricerca Share Transfer and Shareholder Agreement
Exhibit 2             Oliricerca Development and Cooperation Agreement
Exhibit 3             Lexikon Agreement
Exhibit 4             Earn-Out Agreement
Exhibit 5             Ancillary Consideration Agreement
Exhibit 6             Stock Appreciation Right Certificate
Exhibit 7             Letter of Credit
Exhibit 8             Cash Escrow Agreement
Exhibit 9             Stock Escrow Agreement
Exhibit 10            Stockholder Agreement
Exhibit 11            Form of Customer Consents

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Exhibit 12            Transitional Authorisation and Trademark
                      License Agreement
Exhibit 13            Matters to be Covered in Opinion of
                      Counsel for Wang
Exhibit 14 Matters to be Covered in Opinion of Counsel for Olivetti
Exhibit 15            Noncompetition and Nonsolicitation Agreement
Exhibit 16            Indemnification Agreement (MIS)
Exhibit 17            Oliman Agreement
Exhibit 18            Transitional Services Agreement (Olivetti to Olsy)
Exhibit 19            Transitional Services Agreement (Olsy to Olivetti
Exhibit 20            Framework Preferred Services Provider Agreement


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                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of February 28, 1998 (this "Agreement"), by and among Wang Laboratories, Inc., a Delaware corporation ("Wang"), Wang Nederland BV, a Netherlands corporation ("Wang Nederland" and together with Wang, the "Buyers"), Ing. C. Olivetti & C. S.P.A., an Italian corporation ("Olivetti"), Olivetti Sistemas e Servicios Limitada, a Brazilian corporation ("Olivetti Sistemas"), and Olivetti do Brasil S.A., a Brazilian corporation ("Olivetti Brazil" and together with Olivetti and Olivetti Sistemas, the "Sellers").

          Olivetti is engaged in, among other things, the business of providing information technology solutions and services to customers worldwide more fully described on Schedule 1 hereto (such business being hereinafter referred to as the "Business").

          Through a series of transactions beginning at the end of 1995 and concluding on the date hereof described in general terms in the notes to the 9/30/97 Italian GAAP Financial Statements (as defined in Section 4.6(b)), Olivetti has transferred its entire right, title and interest in the Business to Olivetti Solutions S.P.A., an Italian corporation ("Olsy"), Olivetti Corporation of Japan, a Japanese corporation ("Olsy Japan"), or Olsy do Brasil Ltda., a Brazilian corporation ("Olsy Brazil") (such series of transactions being hereinafter referred to as the "Formation").

          This Agreement sets forth the terms and conditions upon which Olivetti will sell to Wang, and Wang will purchase from Olivetti, the Business through the sale and purchase of the outstanding shares of Olsy and Olsy Japan, owned by Olivetti and of Olsy Brazil, owned by Olivetti Sistemas and Olivetti Brazil, and certain related transactions.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

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                                    ARTICLE I

                           CERTAIN PRE-CLOSING ACTIONS
                           ---------------------------

          1.1 BUSINESS ITEMS. Prior to the Closing (as defined in Section 3.1) (except as otherwise provided in this Agreement or in any Related Agreement (as defined in Section 12.11)), Olivetti (at its expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary (as defined in Section 12.11) or any Olsy Japan Subsidiary (as defined in Section 12.11) therefor other than as set forth in Section 2.1(b)) shall (with not less than five Business Days prior notice to, and the consent of, Wang) sell, transfer, convey, assign and deliver to Olsy, Olsy Japan, Olsy Brazil or a Wholly-Owned Subsidiary (as defined in Section 12.11) (a) any employment relationship, benefit plan or arrangement, asset, property, Contract (as defined in Section 12.11), Intellectual Property (as defined in Section 4.15(a)(ii)), right, privilege, franchise, operation or business (or any interest in or license for or relating to any of the foregoing) owned or held by Olivetti or any Olivetti Affiliate (as defined in Section 12.11) which does or did relate exclusively to, or arises or arose exclusively out of, the Business, or is or was used in providing products, services or support predominately (measured by usage, revenue or cost) to customers of the Business or pursuant to or under which products, services or support are or were provided predominately (measured by usage, revenue or cost) to customers of the Business (such employment relationship, benefit plan or arrangement, assets, properties, Contracts, rights, privileges, franchises, operations or businesses (whether or not so transferred) being hereinafter referred to as a "Business Item" and collectively as the "Business Items") and (b) any liability or obligation which does or did relate exclusively to, or arises or arose predominately out of any Business Item so sold, transferred, conveyed, assigned and delivered. Notwithstanding anything herein to the contrary, if Olivetti has unintentionally failed to sell, transfer, convey, assign or deliver a Business Item prior to the Closing in accordance with this Section 1.1 it shall not be in breach of this Section 1.1 if (a) (i) such Business Item is de minimis or (ii) the failure to so sell, transfer, convey, assign or deliver has not had

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an adverse financial or economic effect on the business, assets, properties, liabilities, results of operations or financial condition of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and (b) it sells, transfers, conveys, assigns or delivers such Business Item within 45 days of the earlier of (i) the date it becomes aware of such failure or (ii) the date of notice from Wang of such failure. Wang acknowledges that (except as otherwise provided in this Agreement or in any Related Agreement) it is not, pursuant to this Agreement, acquiring (a) Olivetti's interest in OIS Italia S.p.A., Olivetti Information Services S.p.A., Olivetti Sanita S.p.A. or Lottomatica S.c.p.A. (or any employment relationship, benefit plan or arrangement, asset, property, right, privilege, franchise, operation or business owned or held by any of the foregoing on or before January 1, 1997 or acquired by any of the foregoing since such date other than by way of sale, transfer, conveyance, assignment or delivery from Olsy, Olsy Japan, Olsy Brazil or any Subsidiary) or (b) the general purpose printers and specialized printers manufactured by Olivetti Lexikon S.p.A. ("Lexikon") or any Affiliate (as defined in Section 12.11) of Lexikon and any intellectual property relating solely and specifically thereto; and Wang shall not assert that these are Business Items.

          1.2 NONBUSINESS ITEMS. Prior to the Closing (except as otherwise provided in this Agreement or in any Related Agreement), Olivetti (at its expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in Section 2.1(b)) shall (with not less than five Business Days prior notice to, and the consent of, Wang) cause Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary (as defined in Section 12.11) to transfer to it (in exchange for an amount in cash from Olivetti, in immediately available funds, equal to the net book value thereof, if any) any employment relationship, benefit plan or arrangement, asset, property, Contract, right, privilege, franchise, operation or business (or any interest in or license for or relating to any of the foregoing) owned or held by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, or any liability or obligation to which Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is subject, in each case, which does not or did not relate exclusively to, or does not or did not arise exclusively out of, the

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Business, or is not or was not used in providing products, services or support predominately (measured by usage, revenue or cost) to customers of the Business or pursuant to or under which products, services or support are not or were not provided predominately (measured by usage, revenue or cost) to customers of the Business (such employment relationships, benefit plans or arrangements, assets, properties, Contracts, rights, privileges, franchises, operations, businesses, liabilities or obligations (whether or not so transferred) being hereinafter referred to individually as a "NonBusiness Item" and collectively as the "NonBusiness Items"). Notwithstanding anything herein to the contrary, if Olivetti has unintentionally failed to cause Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to transfer a NonBusiness Item to it prior to the Closing in accordance with this Section 1.2 it shall not be in breach of this
Section 1.2 if (a) the failure to cause such transfer has not had an adverse financial or economical effect on the business, assets, properties, liabilities, results of operations or financial condition of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and (b) it causes the transfer of such NonBusiness Item within 45 days of the earlier of (i) the date it becomes aware of such failure or (ii) the date of notice from Wang of such failure. The entities listed on Schedule 1.2 hereto shall be presumed to be NonBusiness Items (subject to this Section 1.2 prior to the Closing and Section 3.5(a) after the Closing) unless Wang notifies Olivetti otherwise within 90 days after the date hereof.

          1.3 SECURITIZATION; FACTORING. (a) Prior to the Closing, Olivetti (at Olsy's expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in Section 2.1(b)) shall cause (i) all plans, programs or arrangements under which any trade receivables of any of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary were securitized to be terminated, (ii) all amounts due to or from Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary thereunder to be settled, (iii) all ongoing reporting obligations thereunder of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to be terminated and (iv) all Liens (as defined in Section 12.11) arising thereunder to be released. At the Closing, Olivetti shall deliver to Wang true, complete and correct copies of letters from each

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Person (as defined in Section 12.11) with whom any trade receivable of Olsy,
Olsy Japan, Olsy Brazil or any Controlled Subsidiary was securitized confirming the foregoing.

                (b) Prior to the Closing, Olivetti (at Olsy's expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in
Section 2.1(b)) shall cause (i) all plans, programs or arrangements under which any trade receivables of any of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary were factored with recourse to be terminated, (ii) all trade receivables factored thereunder to be repurchased and (iii) all Liens arising thereunder to be released.

          1.4 THIRD PARTY AND INTERCOMPANY FUNDED DEBT. (a) Prior to the Closing, Olivetti (at its expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in Section 2.1(b)) shall cause (i) all amounts owed under any credit facility, loan agreement or similar arrangement by Olsy, Olivetti Australia Pty, Ltd., Olsy Canada Ltd. or any Major Subsidiary (as defined in Section 12.11) (other than Olsy Japan) to be paid or otherwise extinguished, (ii) all such credit facilities, loan agreements or similar agreements to be terminated and (iii) all Liens arising thereunder to be released, such that as of the Closing, none of Olsy, Olivetti Australia Pty, Ltd., Olsy Canada Ltd. or any Major Subsidiary (other than Olsy Japan) will owe any amounts to third parties under any such credit facility, loan agreement or similar agreement (provided that Olivetti and Wang may mutually agree in writing to defer any of the foregoing with respect to a particular credit facility, loan agreement or similar arrangement until after the Closing if such deferral would avoid substantial termination expenses associated with consummation of any of the foregoing prior to the Closing).

                (b) Prior to the Closing, Olivetti (at its expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in Section 2.1(b)) shall cause all amounts owed by Olivetti

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or any Olivetti Affiliate, on the one hand, to Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, on the other hand, or VICE VERSA, arising out of loans from one to the other to be paid or otherwise extinguished, such that as of the Closing there will be a single amount owing from Olivetti to Olsy, which Olivetti shall pay in cash, in immediately available funds, immediately prior to the Closing.

          1.5 INTERCOMPANY TRADE RECEIVABLES. Prior to the Closing, Olivetti (at its expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in Section 2.1(b)) shall cause all amounts owed by Olivetti or any Olivetti Affiliate, on the one hand, to Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, on the other hand, or VICE VERSA, arising out of the sale of products, services or support by one to the other to be, subject to payment terms stated in OLGA (as defined in Section 12.11) or other specific stated terms, paid, such that as of the Closing none of such amounts shall be in dispute.

          1.6 LA DEFENSE. Not later than the later of the Closing or June 30, 1998, Olivetti (at its expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in Section 2.1(b)) shall cause Olsy to transfer to a newly formed French Olivetti Affiliate the sale-leaseback agreement, dated December 23, 1987, as amended, among Societe Lyonnaise Immobiliere pour le Commerce et l'Industrie ("SLICOMI"), Compagnie Financiere pour la Location d'Immeubles Industriels et Commerciaux ("LOCINDUS"), "NATIOCREDIBAIL", "Societe Immobiliere pour le Commerce et l'Industrie", "Societe Generale pour le Developpement des Operations de Credit Bail Immobilier SOGEBAIL" (collectively, the "Landlord") and Olivetti Logabax S.A. renamed "Olsy France S.A." (the "La Defense Agreement").

          The assignment shall be evidenced by a deed of assignment in form and substance reasonably satisfactory to Wang among the Landlord, Olsy France S.A. ("Olsy France") and the French Olivetti Affiliate (the "La Defense Deed of Assignment") duly executed before French notaries which La Defense Deed of Assignment shall record (i) the Landlord's consent to the assignment of the La

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Defense Agreement to the French Olivetti Affiliate, (ii) a full and unconditional release by the Landlord of Olsy France's obligations as joint guarantor under Article 204.5 of the La Defense Agreement (or alternatively, the joint undertaking of the French Olivetti Affiliate and of Olivetti to indemnify Olsy France should the Landlord not waive its right of recourse against Olsy France under Article 204.5 of the La Defense Agreement) and (iii) an acknowledgement that the terms and conditions stipulated in the La Defense Agreement shall remain applicable.

          The La Defense Deed of Assignment shall be delivered by Olivetti to Wang not later than the later of the Closing or June 30, 1998. Olivetti shall reimburse Wang for all costs and expenses associated with the La Defense Agreement (in excess of its obligations under the sublease for a portion of the La Defense premises referred to on Schedule 12.11(c) hereto) incurred by Olsy, Olsy France or any Affiliate of Olsy between the Closing and the date the La Defense Deed of Assignment is delivered. If Olivetti does not deliver the La Defense Deed of Assignment by the later of the Closing or June 30, 1998, Olivetti shall pay Wang 5,000,000,000 Italian lira and remain obligated under this Section 1.6 to deliver the La Defense Deed of Assignment as soon as practicable thereafter.

          Olivetti shall be responsible for the payment of all taxes, if any, which may become due by reason of the assignment to the French Olivetti Affiliate of the La Defense Agreement and shall indemnify and hold Olsy France harmless with respect to any negative tax impact on Olsy France of such assignment.

          1.7 SEPARATION OF PERSONNEL, ASSETS AND RECORDS; TERMINATION OF POWERS OF ATTORNEY AND EMPLOYMENT AGREEMENTS. (a) Prior to the Closing or as soon as practicable thereafter, Olivetti (at its expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in Section 2.1(b)) shall (except as otherwise provided in this Agreement or any Related Agreement) move the personnel, assets and records of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary into contiguous and secure space separated from the personnel, assets and records of

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Olivetti or any Olivetti Affiliate as is reasonable for the personnel, assets or records concerned.


                (b) Prior to the Closing (or in the case of clause (ii) not later than 30 days after the Closing), Olivetti (at its expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in Section 2.1(b)) shall cause (i) all powers of attorney granted by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to any director, officer or employee of Olivetti or any Olivetti Affiliate to be terminated and (ii) cause the employment agreements with the four executives previously identified to Olivetti by Wang to be terminated.

          1.8 12/31/97 PROJECTED BALANCE SHEET ACTIONS; ADDITIONAL CAPITAL CONTRIBUTION. (a) Prior to the Closing and effective not later than as of December 31, 1997 (or in the case of clauses (ii) and (iii), effective as at January 1, 1998 or in the case of clauses (v) and (vii), effective as at February 15, 1998), Olivetti (at its expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in this Section 1.8(a) or Section 2.1(b)) has caused or shall cause each of the following actions to be taken:

                             (i) the sale, transfer, conveyance, assignment and delivery by Olsy Espana S.A. of all the assets or liabilities of, or associated with, the "Fondo de Indemnizaciones de pago diferido" to an Olivetti Affiliate and the purchase by such Olivetti Affiliate of all such assets for 71,400,000,000 Italian lira and the assumption by such Olivetti Affiliate of all costs, expenses, liabilities and obligations relating to the "Fondo de Indemnizaciones de pago diferido" and the provision of retirement income benefits and death benefits to former employees of Olsy Espana S.A., including, without limitation, all internal and external administrative costs (including, but not limited to, legal fees, expenses of paying benefits, responding to participant inquiries and record keeping) and funding obligations relating thereto;

                             (ii) the increase of the restructuring fund for empty spaces on the books and records of Olsy and the Controlled Subsidiaries to an aggregate of 30,000,000,000 Italian lira;


                             (iii) the increase of the accrual for unpaid holidays on the books and records of Olsy and the Controlled Subsidiaries to an aggregate of whatever amount as is necessary to reflect the status thereof as of December 31, 1997;

                             (iv) the sale, transfer, conveyance, assignment and delivery by Olsy to Olivetti of the trade receivables set forth on
         Schedule 1.8(a)(iv) hereto for 102,300,000,000 Italian lira in cash, in immediately available funds;

                             (v) the payment by Olivetti to Olsy of
         25,000,000,000 Italian lira in cash, in immediately available funds, which payment shall be converted prior to the Closing into a contribution to capital with the resulting share capital increase resolved at the extraordinary shareholders meeting of Olsy held on January 30, 1998;

                             (vi) the increase of the headcount restructuring fund on the books and records of Olsy and the Controlled Subsidiaries in Italy to 50,000,000,000 Italian lira; and

                             (vii) the increase of the restructuring fund for the clean-up of the building located in Frankfurt-am-Main at Lyner Strasse, 34 on the books and records of Olsy by an amount of D.M. 12,936,000 (converted in Italian lira on the basis of the exchange rate of the day on which the increase is effective) additional to the fund of D.M. 12,780,000 recorded on the books and records of Olivetti G.m.b.H., a German company ("Olsy Germany").

                (b) In addition, not later than February 15, 1998, Olivetti (at its expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in this Section 1.8(b) or Section 2.1(b)) shall pay 15,000,000,000 Italian lira in cash, in immediately available funds to Olsy, which payment shall be converted prior to the Closing into a contribution to capital with the resulting share capital increase resolved at the extraordinary shareholders meeting of Olsy held on January 30, 1998.

          1.9 OLSY FRANCE. At a pre-closing to be held immediately prior to the Closing at places to be mutually agreed by Wang and Olivetti (the "Pre-Closing"), Olivetti (without any consideration from the Buyers, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in this Section 1.9 or Section 2.1(b)) shall cause Olsy International NV, a Dutch company which shall remain a Wholly-Owned Subsidiary after the Closing ("Olsy International"), to sell, transfer, convey, assign and deliver to Wang (or any subsidiary assignee of Wang permitted under Section 12.4) 3,000,000 shares, par value 10 French francs per share (the "Olsy France Shares"), of Olsy France, representing all of the outstanding shares of capital stock of Olsy France, free and clear of any Lien. In consideration for such sale, transfer, conveyance, assignment and delivery, Wang shall pay (or cause to be paid) the consideration to be agreed not later than two Business Days prior to the Pre-Closing (the "Olsy France Consideration") to Olsy International. At the Pre-Closing, Olivetti will deliver (or cause to be delivered) (i) duly executed ORDRES DE MOUVEMENT and (ii) the resignations of those individuals who are members of the Board of Directors of Olsy France and those officers of Olsy France specified by Wang not later than five Business Days prior to the Pre-Closing, and Wang will deliver (or cause to be delivered) the Olsy France Consideration by wire transfer of immediately available funds to an account designated by Olsy International at least three Business Days prior to the Pre-Closing.

          1.10 OLSY GERMANY. At the Pre-Closing, Olivetti (without any consideration from the Buyers, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in this Section 1.10 or
Section 2.1(b)) shall cause Olsy International to sell, transfer, convey, assign and deliver to Wang (or any subsidiary assignee of Wang permitted under Section 12.4) the eleven shares set forth in Schedule 1.10 hereto with total nominal value of DM 50,100,000 (the "Olsy Germany Shares"), of Olsy Germany, representing all of the outstanding shares of capital stock of

Olsy Germany, free and clear of any Lien. In consideration for such sale, transfer, conveyance, assignment and delivery, Wang shall pay (or cause to be paid) the consideration to be agreed not later than two Business Days prior to the Pre-Closing (the "Olsy Germany Consideration") to Olsy International. At the Pre-Closing, Olivetti will deliver (or cause to be delivered) a duly executed and notarized deed of sale and transfer, and Wang will deliver (or cause to be delivered) the Olsy Germany Consideration by wire transfer of immediately available funds to an account designated by Olsy International at least three Business Days prior to the Pre-Closing. At the Closing, Olivetti shall cause appropriate notification to be made pursuant to ' 16(1) of the Gesetz betreffend die Gesellschaften mit beschrankter Haftung.

          1.11 OLIRICERCA. Concurrently with the execution hereof, Olivetti (without any consideration from the Buyers, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor, except as set forth in Section 2.1(b)) shall, and shall cause Olsy to, execute the Share Transfer and Shareholder Agreement substantially in the form of Exhibit 1 hereto (the "Oliricerca Share Transfer and Shareholder Agreement"). Olivetti shall not, and shall cause Olsy not to, consent to any modification, amendment, termination or waiver of any provision of the Share Transfer and Shareholder Agreement prior to the Closing. At the Pre-Closing, Olivetti shall, and shall cause Olsy to, consummate the transactions described in the Share Transfer and Shareholder Agreement, including causing Oliricerca to execute a Development and Cooperation Agreement substantially in the form of Exhibit 2 hereto (the "Oliricerca Development and Cooperation Agreement").

          1.12 LEXIKON. Prior to the Pre-Closing, Olivetti shall have caused Lexikon and Olsy to execute a Supplemental Agreement substantially in the form of Exhibit 3 hereto (the "Lexikon Agreement"), amending the Framework OEM Agreement between Lexikon and Olivetti S.p.A. Olivetti shall not, and shall cause Lexikon not to, consent to any modification, amendment, termination or waiver of any provision of such Lexikon Agreement or Framework OEM Agreement prior to the Closing.

          1.13 CERDANYOLA FACTORY. Prior to the Closing, Olivetti (at its expense and without any consideration from the Buyers, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary therefor other than as set forth in Section 2.1(b)) shall cause (a) Olivetti Espana S.A. to sell, transfer, convey, assign and deliver the real property known as Boters 5 Cerdanyola, Property Register No. 5 of Barcelona, volume No. 648, book No. 500 sheet No. 62, estate No. 22.737 and all buildings and improvements thereon to an Olivetti Affiliate for an amount in cash, in immediately available funds, equal to the OLGA net book value thereof as of December 31, 1997 and (b) such Olivetti Affiliate to purchase such real property and all buildings and improvements thereon and assume all liabilities and obligations associated therewith.



                                   ARTICLE II

                               SALES AND PURCHASES
                               -------------------

          2.1 SALES AND PURCHASES. (a) Subject to the terms and conditions of this Agreement, at the Closing, and in consideration of the payments to be made hereunder:

                             (i) Olivetti shall sell, transfer, convey, assign and deliver to Wang Nederland (or any subsidiary assignee of Wang permitted under Section 12.4) all of the ordinary shares, par value 1,000 Italian lira per share, of Olsy outstanding as of the Closing Date (as defined in Section 3.1) (which shall include those to be issued pursuant to Sections 1.8(a)(v) and 1.8(b) and in satisfaction of the condition in Section 9.2(b)), representing all of the outstanding shares of capital stock of Olsy (the "Olsy Shares"), free and clear of any Lien;

                             (ii) Olivetti shall sell, transfer, convey, assign and deliver to Wang (or any non-Japanese subsidiary assignee of Wang permitted under Section 12.4) 87,000 shares, par value 50,000 yen per share, of Olsy Japan, representing 80% of the outstanding shares of capital stock of Olsy Japan (the "Olsy Japan Shares"), free and clear of any Lien (other than the restrictions in the by-laws of

          Olsy Japan or in the Memorandum of Understanding and Shareholders Agreement, both dated as of May 13, 1985, by and between Olivetti and Toshiba Corporation of Tokyo, Japan); and


                             (iii) Olivetti Sistemas and Olivetti Brazil shall sell, transfer, convey, assign and deliver to Wang (or any subsidiary assignee of Wang permitted under Section 12.4) the quotas of Real 1,126,318 and 5,229,566 respectively, held in the capital of Olsy Brazil, representing all of the outstanding shares of capital stock of Olsy Brazil (the "Olsy Brazil Shares"), free and clear of any Lien.

                (b) Subject to the terms and conditions of this Agreement (including, without limitations, the adjustment of the Purchase Price (as defined in Section 2.1(c)) pursuant to Sections 6.13 and 6.14), at the Closing, in consideration of the sale, transfer, conveyance, assignment and delivery by Olivetti pursuant to Section 2.1(a), Wang shall pay, deliver or transfer (or cause Wang Nederland or any subsidiary assignee of Wang permitted under Section
12.4 to pay) to Olivetti:

                             (i) 123,400,000,000 Italian lira in cash (the "Cash Portion of the Purchase Price"), 30,000,000,000 Italian lira of which shall be deposited in escrow in accordance with Section 3.4(a);

                             (ii) 7,250,000 shares of common stock, par value $0.01 per share ("Wang Common Stock"), of Wang (the "Wang Shares"), all of which shall be deposited in escrow in accordance with Section 3.4(b);

                             (iii) the right to the earn-outs (the "Earn-Outs") set forth in an Earn-Out Agreement by and between Wang and Olivetti substantially in the form of Exhibit 4 hereto;

                             (iv) the right to the ancillary consideration (the "Ancillary Consideration") set forth in the Ancillary Consideration Agreement by and between Wang and Olivetti substantially in the form of
         Exhibit 5 hereto, all of
          which shall be deposited in escrow in accordance with Section 3.4(b); and

                             (v) the Stock Appreciation Rights (the "Rights") set forth in a Stock Appreciation Right Certificate substantially in the form of Exhibit 6 hereto.

                (c) The Cash Portion of the Purchase Price, the Wang Shares, the Earn-Outs, the Ancillary Consideration and the Rights are hereinafter collectively referred to as the "Purchase Price." The Purchase Price is subject to adjustment pursuant to Sections 6.13 and 6.14.

                                   ARTICLE III

                                   THE CLOSING
                                   -----------

          3.1 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts at 10:00 a.m. (local time) on the later of (a) March 16, 1998 or
(b) the third Business Day following the date on which all of the conditions in Articles VIII and IX to each party's respective obligations to consummate the transactions contemplated by this Agreement shall have been satisfied or waived (the "Condition Satisfaction Date"), provided that if the clause (b) applies and the Condition Satisfaction Date occurs after the fifteenth day of any month, the Closing shall occur on the later of (i) the last Business Day of the month in which the Condition Satisfaction Date occurs or (ii) the third Business Day following the Condition Satisfaction Date, or (c) at such other time and place as the parties may agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

          3.2 DELIVERIES BY THE SELLERS. At the Closing, the Sellers will deliver (or cause to be delivered) the following to Wang:

                (a) the certificate or certificates representing the Olsy Shares and the Olsy Japan Shares, duly executed, and a power of attorney authorizing the named attorney-in-fact to record the transfer of the Olsy Brazil Shares in accordance with applicable Brazilian law, duly executed;


                (b) a Letter of Credit (the "Letter of Credit") issued in accordance with ICC publication 500 substantially in the form of Exhibit 7 hereto issued by Banca Commerciale Italiana S.p.A. (or any other primary Italian or U.S. bank reasonably acceptable to Wang) in the face amount of 50,000,000,000 Italian lira;

                (c) each Related Agreement to which any Seller or any Affiliate of Olivetti is a party, duly executed;

                (d) the resignations of all directors of Olsy and each Controlled Subsidiary listed on Schedule 3.2(d) hereto, duly executed, and resolutions electing successors thereto designated by Wang; and

                (e) all other previously undelivered documents required to be delivered by Olivetti or any Affiliate of Olivetti to Wang pursuant to this Agreement at or prior to the Closing (including, without limitation, the officers' certificate and the opinions of counsel required to be delivered by Olivetti pursuant to Sections 9.3 and 9.11, respectively), duly executed where such execution is called for.

          3.3 DELIVERIES BY WANG. At the Closing, Wang will deliver (or cause Wang Nederland or any assignee of Wang permitted under Section 12.4 to deliver) the following to Sellers:

                (a) the Cash Portion of the Purchase Price, by wire transfer of immediately available funds, 93,400,000,000 Italian lira of which shall be delivered to one or more accounts as shall be designated by Olivetti at least three Business Days prior to the Closing, and 30,000,000,000 Italian lira of which shall be deposited in escrow in accordance with Section 3.4(a);

                (b) a certificate representing the Wang Shares issued in the name of Olivetti or its designee, duly executed by Wang (the "Wang Shares Certificate"), which shall be deposited in escrow in accordance with Section 3.4(b);

                (c) each Related Agreement to which it is a party, duly executed; and

                (d) all other previously undelivered documents required to be delivered by Wang or any of its Affiliates to the Sellers pursuant to this Agreement at or prior to the Closing (including, without limitation, the officers' certificate and opinion of counsel required to be delivered by Wang pursuant to Sections 8.3 and 8.10, respectively), duly executed where such execution is called for.

          3.4 ESCROWS. At the Closing, Wang and Olivetti shall deposit (a) 30,000,000,000 Italian lira of the Cash Portion of the Purchase Price in escrow pursuant to a Cash Escrow Agreement, substantially in the form of Exhibit 8 hereto (the "Cash Escrow Agreement") and (b) the Wang Shares Certificate and the Ancillary Consideration in escrow pursuant to a Stock Escrow Agreement, substantially in the form of Exhibit 9 hereto (the "Stock Escrow Agreement").

          3.5 FURTHER ASSURANCES. (a) After the Closing, Olivetti shall from time to time, at the request of Wang and, except as otherwise provided in the proviso to this Section 3.5(a), without further cost or expense to Wang, execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such other actions as Wang may reasonably request in order to more effectively consummate the transactions contemplated hereby (including, without limitation, the transactions contemplated by Article I) without regard to whether such transactions were to be consummated before or after the Closing and to vest in Wang or Wang Nederland (or any subsidiary assignee of Wang permitted under Section 12.4) good, valid and marketable title to the Olsy Shares, the Olsy Japan Shares, the Olsy Brazil Shares, the Olsy France Shares, the Olsy Germany Shares, the Business Items and the assets, properties, Contracts, Intellectual Property, rights, privileges, franchises, operations and business of the Business, free and clear of any Lien (other than those contemplated by this Agreement); provided, however, that Wang shall reimburse Olivetti for any out-of-pocket costs or expenses incurred by Olivetti with respect to any action taken pursuant to this Section 3.5(a) with respect to the Olsy France Shares or the Olsy Germany Shares; and provided further, however, that Olivetti's obligations under this Section 3.5(a) with respect to Sections 1.1, 1.2 and 1.7 shall expire on the second year anniversary of the Closing Date, the eighteen month anniversary of the Closing Date and the second year anniversary of the Closing Date, respectively; provided further, however, that Olivetti's obligations under this Section 3.5(a) with respect to any Business Item or NonBusiness Item the subject of the second sentences of Section
1.1 and 1.2, respectively, shall be satisfied by Olivetti's sale, transfer, conveyance, assignment or delivery of such Business Item or NonBusiness Item in accordance with such sentences.


                (b) After the Closing, Wang shall from time to time, at the request of Olivetti and without further cost or expense to Olivetti, execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such other actions as Olivetti may reasonably request in order to more effectively consummate the transactions contemplated hereby.

          3.6 SIMULTANEOUS DELIVERIES AND ACTIONS. All deliveries shall be made or other actions to be taken at the Closing shall be deemed to occur simultaneously, and no such delivery or action shall be deemed complete until all such deliveries and actions have been completed or the relevant parties had agreed to waive such delivery or action. If the Closing does not occur, any delivery made or other action taken at the Pre-Closing shall be deemed not to have occurred and be without force or effect.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF OLIVETTI
                   ------------------------------------------

          Olivetti hereby represents and warrants to (and as provided in Sections 4.5(a), 4.16, 4.23(a) and 4.25 covenants with) Wang as follows:

          4.1 ORGANIZATION, STANDING AND QUALIFICATION; DISCLOSURE SCHEDULE. (a) Each of the Sellers, Olsy, Olsy Japan, Olsy Brazil and the Controlled
Subsidiaries:

(i) is a corporation duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties or assets or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not, in the aggregate, have or result in a Material Adverse Effect (as defined in Section 12.11).

                (b) Olivetti has previously delivered to Wang a true, complete and correct copy of a Disclosure Schedule, dated as of the date hereof (the "Olivetti Disclosure Schedule"), which sets forth on individual schedules corresponding to the sections of this Article IV or other Articles of this Agreement to which they relate, without any general cross reference to other schedules, the various disclosures required to be made pursuant to this Article IV or other Articles of this Agreement and which, with respect to any disclosure required to be made pursuant to this Article IV or other Articles of this Agreement based on amounts in U.S. dollars stated therein, is based on the conversion rates for U.S. dollars and the local currency in effect on December 31, 1997. Any paraphrasing of the text of this Article IV or other Articles of this Agreement in the Olivetti Disclosure Schedule is for reference purposes only and does not affect the disclosures required to be made pursuant to this
Article IV or other Articles of this Agreement.

                (c) Schedule 4.1 of the Olivetti Disclosure Schedule sets forth a complete and correct list of all jurisdictions in which each of Olivetti (with respect to the Business), Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries is qualified to do business as a foreign corporation. The copies of the certificates or articles of incorporation, memoranda or articles of association or by-laws (or other organizational documents) of each of Olivetti, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries heretofore delivered to Wang by Olivetti are complete and correct copies of such instruments, as currently in effect.

                4.2 CAPITALIZATION; MINORITY INTERESTS. (a) Schedule 4.2(a) of the Olivetti Disclosure Schedule sets forth (i) the jurisdiction of incorporation and capitalization of each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries, (ii) the type (including currency denomination), number and percentage of the outstanding shares of capital stock of or other ownership interest in (aa) Olsy owned by Olivetti, (bb) Olsy Japan owned by Olivetti, (cc) Olsy Brazil owned by Olivetti Sistemas or Olivetti Brazil or (dd) each Controlled Subsidiary owned by Olsy or a Controlled Subsidiary and, in each case, the holder of record thereof, (iii) the holder of record of any outstanding shares of capital stock of or other ownership interest in (aa) Olsy Japan not owned by Olivetti or (bb) any Controlled Subsidiary not owned by Olsy or a Controlled Subsidiary and, in each case, the type (including currency denomination), number and percentage of the outstanding shares of capital stock or other ownership interest so held of record and (iv) the holder of record of any outstanding shares of capital stock of or other ownership interest in any Noncontrolled Subsidiary (as defined in Section 12.11) or any Olsy Japan Subsidiary held of record by Olsy, Olsy Japan or a Controlled Subsidiary and, in each case, the type (including currency denomination), number of the shares of capital stock or other ownership interest so held of record and, to the Best Knowledge of Olivetti (as defined in Section 12.11), the jurisdiction of incorporation of any such Noncontrolled Subsidiary or Olsy Japan Subsidiary and the holder of record of any outstanding shares of capital stock of or other ownership interest in any such Noncontrolled Subsidiary or Olsy Japan Subsidiary not held of record by Olsy, Olsy Japan or a Controlled Subsidiary. Except as set forth on Schedule 4.2(a) of the Olivetti Disclosure Schedule, neither Olivetti nor any Olivetti Affiliate owns, directly or indirectly, any capital stock of or other ownership interest in Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary.

                (b) Except as set forth in Schedule 4.2(b) of the Olivetti Disclosure Schedule, there is (i) no outstanding right of subscription, option, warrant, call or other right (including any right of conversion or exchange under any outstanding security or other instrument but excluding any rights of preemption required by laws of their respective jurisdictions of incorporation) to acquire any capital stock of or other ownership interest in Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary or (ii) no outstanding put right or other right to sell any capital stock of or other ownership interest in Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary. Except as set forth on Schedule 4.2(b) of the Olivetti Disclosure Schedule, there is no agreement, commitment, understanding or arrangement relating to the voting, issuance, sale, operation, delivery, transfer or redemption of any of the capital stock, asset or business of or ownership interest in Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary. Upon consummation of the transactions contemplated hereby, Wang will acquire good, valid and marketable title to all of the issued and outstanding shares of capital stock of or other ownership interest in (i) Olsy owned by Olivetti, (ii) Olsy Japan owned by Olivetti, (iii) Olsy Brazil owned by Olivetti Sistemas or Olivetti Brazil, (iv) each Controlled Subsidiary owned by Olsy or a Controlled Subsidiary, (v) each Noncontrolled Subsidiary owned directly by Olsy or a Controlled Subsidiary or (vi) each Olsy Japan Subsidiary owned directly by Olsy Japan, free and clear of any Lien (other than restrictions set forth on Schedule 4.2(b) of the Olivetti Disclosure Schedule).

                (c) Except as set forth on Schedule 4.2(c) of the Olivetti Disclosure Schedule, all of the outstanding shares of capital stock of or other ownership interest in each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and, except as required by the laws of their respective jurisdictions of incorporation, free of preemptive rights and all of the outstanding shares of capital stock of or other ownership interest in each of the Noncontrolled Subsidiaries held of record by Olsy or a Controlled Subsidiary and each of the Olsy Japan Subsidiaries held of record by Olsy Japan are fully paid and nonassessable. Except as set forth on Schedule 4.2(c) of the

Olivetti Disclosure Schedule, each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries is capitalized in accordance with applicable law. Except as set forth on Schedule 4.2(c) of the Olivetti Disclosure Schedule, neither Olsy, Olsy Japan, Olsy Brazil nor any Controlled Subsidiary has any obligation to contribute additional capital to any Subsidiary, except as required by the laws of a Subsidiary's jurisdiction of incorporation. Except as set forth in
Schedule 4.2(c) of the Olivetti Disclosure Schedule, neither Olsy, Olsy Japan, Olsy Brazil nor any Controlled Subsidiary has any obligation to make any payments to any other current or former stockholder of Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary (other than payments made in the ordinary course of business for services rendered or products provided in the ordinary course of business at arm's length).


                (d) The minority partners and managers of Open Systems Olivetti Austria Gesellschaft mbH & Co. K.G. ("Open Systems") do not have rights relating to the interests currently or previously held by the same in, or other interests in, the capital of Open Systems or to their relationships with Open Systems, other than those set forth in the Partnership Agreement dated June 18, 1996 or in the Share Transfer Agreement (version September 30, 1996) as amended and supplemented by the Option Agreement, Call Option Agreement and Declaration of Waiver previously supplied by Olivetti to Wang or, as to compensation, so agreed with the same in the ordinary course of business.

                (e) In the Formation, the transactions set forth on Schedule 4.2(e) hereto were effected in the manner set forth thereon.

          4.3 NO OTHER INTERESTS. Neither Olsy, Olsy Japan, Olsy Brazil nor any Controlled Subsidiary owns, directly or indirectly, any capital stock of or other ownership interest in any Person not listed in Schedule 4.2(a) of the Olivetti Disclosure Schedule.

          4.4 AUTHORITY. (a) Each of the Sellers has full corporate power and authority to execute and deliver this Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Sellers of this Agreement and each of the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of each of the Sellers. Each of the Sellers has duly and validly executed and delivered this Agreement and, at or prior to the Closing, shall duly and validly execute and deliver each of the Related Agreements to which it is a party and, assuming the due authorization, execution and delivery thereof by Wang (where such authorization, execution and delivery thereof is called for), this Agreement constitutes and each of the Related Agreements to which it is a party, when executed and delivered, shall constitute a legal, valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                (b) Each Olivetti Affiliate which is a party to a Related Agreement has full corporate power and authority to execute and deliver such Related Agreement to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by each Olivetti Affiliate which is a party to a Related Agreement of such Related Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of such Affiliate. Each Olivetti Affiliate which is a party to a Related Agreement, at or prior to the Closing, shall duly and validly execute and deliver each of the Related Agreements to which it is a party and, assuming the due authorization, execution and delivery thereof by Wang (where such authorization, execution and delivery thereof is called for), each of the Related Agreements to which an Olivetti Affiliate is a party, when executed and delivered, shall constitute a legal, valid and binding obligation of such Olivetti Affiliate a party thereto, enforceable against such Olivetti Affiliate in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

          4.5 CONSENTS; NO VIOLATION. (a) Except as set forth on Schedule 4.5(a) of the Olivetti Disclosure Schedule, there is no requirement applicable to Olivetti, any Olivetti Affiliate, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to give any notice to, make any filing with, or obtain any consent or approval of, any Person or Governmental Authority (as defined in Section 12.11) (in its capacity as a customer of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary) in connection with the execution and delivery of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby except any individual such notice, filing, consent or approval the failure of which to give, does not cause Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to lose aggregate (without duplication) revenue of U.S. $1,500,000 (or an equivalent amount in another currency) or more or incur aggregate (without duplication) cost or expense of U.S. $250,000 (or an equivalent amount in another currency) or more (including, without limitation, cost or expense incurred in giving, making or obtaining such notice, filing, consent or approval). Olivetti shall reimburse Wang for all costs and expenses (in excess of the first U.S. $2,000,000 thereof) associated with Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary giving any notice to, making any filing with, or obtaining any consent or approval of, any Person or Governmental Authority (in its capacity as a customer of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary) required to be given, made or obtained in connection with the execution and delivery of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby which are not set forth on Schedule 4.5(a) of the Olivetti Disclosure Schedule.

                (b) Except as set forth in Schedule 4.5(b) of the Olivetti Disclosure Schedule, there is no (and in the case of the Drop-Down (as defined in Section 12.11), was no) requirement applicable to Olivetti, any Olivetti Affiliate, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to make any filing with or obtain any permit, authorization, consent or approval of, any Governmental Authority (in its capacity as such and not in its capacity as a customer of Olsy, Olsy Japan, Olsy Brazil, a Subsidiary or an Olsy Japan Subsidiary) in connection with the execution and delivery of this Agreement or any of the Related Agreements, the consummation of the transactions contemplated hereby or thereby or the consummation of the Drop-Down.

                (c) Except as set forth in Schedule 4.5(c) of the Olivetti Disclosure Schedule, neither the execution and delivery by Olivetti of this Agreement or any of the Related Agreements to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (and, in the case of clause (iii), the Drop-Down did not): (i) conflict with or result in a breach of any provision of the certificates or articles of incorporation, memoranda or articles of association or by-laws (or other organizational documents) of Olivetti, any Olivetti Affiliate, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary; (ii) result in a breach of or default under (or give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation (other than any of the foregoing with respect to which the representations and warranties in this clause (ii) is given in Sections 4.12, 4.13, 4.14(a) or 4.15) to which Olivetti, any Olivetti Affiliate, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a party or by which any of their respective properties or assets may be bound, except for any such individual breach or default; (or right of termination, cancellation or acceleration) (aa) as to which any requisite waiver or consent has been or, on or prior to the Closing, shall have been, obtained or (bb) which does not cause Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to lose aggregate (without duplication) revenue of U.S. $1,500,000 (or an equivalent amount in another currency) or more or incur aggregate (without duplication) cost or expense of U.S. $250,000 (or an equivalent amount in another currency) or more (including, without limitation, cost or expense incurred in curing such breach or default); or (iii) violate any order, judgment, writ, injunction, decree, statute, rule or regulation applicable to Olivetti, any Olivetti Affiliate, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary or any of their respective assets or properties.

          4.6 FINANCIAL STATEMENTS; ACCOUNTS AND ACCOUNTING CONTROLS. (a) Olivetti has previously delivered to Wang true, complete and correct copies of a carve-out consolidated balance sheet of the Olivetti Solutions (Olsy) Business Unit described in the notes thereto (the "12/31/96 Business Unit") as of December 31, 1996 and carve-out consolidated statements of income and cash flows of the 12/31/96 Business Unit for the twelve month period then ended, all audited (other than the carve-out consolidated statement of cash flows) by Coopers & Lybrand s.a.s. ("Coopers & Lybrand"), independent certified public accountants, whose audit report thereon is included therein, and accompanied by footnotes (collectively, the "12/31/96 Italian GAAP Financial Statements"). The 12/31/96 Italian GAAP Financial Statements (i) give a true and fair view of the combined consolidated financial position of the 12/31/96 Business Unit as of December 31, 1996 and the combined consolidated results of operations of the 12/31/96 Business Unit for the twelve month period then ended and (ii) were prepared in accordance with Italian GAAP (as defined in Section 12.11) and OLGA (as defined in Section 12.11) applied on a consistent basis and presented with reference to a presentation generally accepted in the United States.

                (b) Olivetti has previously delivered to Wang true, complete and correct copies of a combined consolidated balance sheet of the Olivetti Solutions (Olsy) Business Unit described in the notes thereto (the "9/30/97 Business Unit") as of September 30, 1997 (the "9/30/97 Italian GAAP Balance Sheet") and combined consolidated statements of income and cash flows of the 9/30/97 Business Unit for the period then ended, all audited (other than the combined consolidated statement of cash flows) by Coopers & Lybrand, independent certified public accountants, whose audit report thereon is included therein, and accompanied by footnotes (collectively, "9/30/97 Italian GAAP Financial Statements"). The 9/30/97 Italian GAAP Financial Statements (i) give a true and fair view of the combined consolidated financial position of the 9/30/97 Business Unit as of September 30, 1997 and the combined consolidated results of operations and cash flows of the 9/30/97 Business Unit for the nine month period then ended and (ii) were prepared in accordance with Italian GAAP and OLGA applied on a consistent basis consistent with the 12/31/96 Italian GAAP Financial Statements and presented with reference to a presentation generally accepted in the United States, except that in preparing the 9/30/97 Italian GAAP Financial Statements, Olivetti referred to the rules issued by CONSOB allowing companies listed in the Italian Stock Exchange to prepare interim financial statements without accounting for income taxes.

                (c) Olivetti has previously delivered to Wang true, complete and correct copies of combined consolidated balance sheets of the Olivetti Solutions
(Olsy) Business Unit described in the notes thereto (the "U.S. GAAP Business Unit") as of December 31, 1996 and September 30, 1997 and combined consolidated statements of income and cash flows of the U.S. GAAP Business Unit for the twelve month and nine month periods then ended, respectively, all audited by Coopers & Lybrand, independent certified public accountants, whose audit report thereon is included therein, and accompanied by footnotes (collectively, the "U.S. GAAP Financial Statements"). The U.S. GAAP Financial Statements (i) present fairly in all material respects the combined consolidated financial position of the U.S. GAAP Business Unit as of December 31, 1996 and September 30, 1997 and the combined consolidated results of operations and cash flows of the U.S. GAAP Business Unit for the twelve month and nine month periods then ended, respectively, and (ii) were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis.

                (d) The books, records and accounts of Olivetti (with respect to the Business), Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries accurately and fairly reflect in reasonable detail the transactions in which they have engaged and the dispositions of their assets, have been maintained in a manner adequate to permit the preparation of financial statements which give a true and fair view of the financial position, results of operations and cash flows of the Business, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries in accordance with Italian GAAP and OLGA and do permit the preparation of the U.S. GAAP Financial Statements. The operations of the Business, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries have continuously been subject to a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions have been executed in accordance with management's authorization; and (ii) transactions have been recorded as necessary to permit preparation of financial statements in conformity with

Italian GAAP and OLGA and other applicable criteria and to maintain accountability for assets and do permit preparation of the U.S. GAAP Financial Statements.

          4.7 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 4.7 of the Olivetti Disclosure Schedule, neither Olsy, Olsy Japan, Olsy Brazil nor any Controlled Subsidiary has any liabilities (whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not of a nature required by Italian GAAP to be reflected in a consolidated balance sheet of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries or disclosed in the notes thereto), except (a) such liabilities which (i) are reflected in the 9/30/97 Italian GAAP Balance Sheet or (ii) were incurred after the date of the 9/30/97 Italian GAAP Balance Sheet in the ordinary course of business and consistent with past practice and (b) such liabilities not covered by clause (a) which in the aggregate do not exceed 15,000,000,000 Italian lira.

          4.8 ABSENCE OF CERTAIN CHANGES. (a) Except as set forth in Schedule
4.8 of the Olivetti Disclosure Schedule, since September 30, 1997, and through and as of the date of this Agreement, (i) Olsy, Olsy Japan, Olsy Brazil and each Controlled Subsidiary have been operated in the ordinary course of business and consistent with past practice, (ii) neither Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries, taken as a whole, nor Olsy or any of the Major Subsidiaries, taken separately, has suffered any material adverse change in their business, assets, properties, liabilities, results of operations or condition (financial or otherwise) and (iii) neither Olsy, Olsy Japan, Olsy Brazil nor any Controlled Subsidiary has (aa) taken any action which, if it were taken after the date hereof, would require the prior written consent of Wang pursuant to Sections 6.1(b)(i), (iii), (ix), (xiii), (xvi), (xvii), (xix), (xx),
(xxii), (xxiii), (xxiv) or (xxv), (bb) written up the value of any assets, (cc) increased in any manner the compensation of any of its directors, officers or employees (including any such increase under any Plan (as defined in Section 4.20)), except increases required to comply with applicable law, any Plan or any applicable collective bargaining agreement, sales commission increases or regularly scheduled merit increases for other than general managers of

Olsy, Olsy Japan, Olsy Brazil or the Controlled Subsidiaries or their direct reports, (dd) hired any additional employees (other than in the ordinary course of business consistent with past practice) or (ee) reversed any fund for headcount reductions other than the reversal reflected on the 12/31/97 Projected Balance Sheet (as defined in Section 6.12).

                (b) The 12/31/97 Net Financial Position (as defined in Section 6.14(d)) shall not be less than negative 65,000,000,000 Italian lira (meaning there shall not be less than 65,000,000,000 Italian lira in cash) after giving effect to the actions required to be taken pursuant to Sections 1.3(a) or (b). Since December 31, 1997, neither Olsy, Olsy Japan, Olsy Brazil nor any Controlled Subsidiary has paid, distributed or otherwise transferred any cash to Olivetti or any Olivetti Affiliate except in exchange for goods or services pursuant to existing contractual relationships and in compliance with the same or, while retaining title thereto, in connection with the centralized treasury functions of Olivetti, in each case in the ordinary course of business consistent with past practice.

          4.9 PROPERTIES AND ASSETS. The assets, properties, furniture, equipment, Contracts, Intellectual Property, rights, privileges, franchises, operations and business presently owned, leased or licensed by Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary include all assets, properties, Contracts, Intellectual Property, rights, privileges, franchises, operations and business used by Olsy, Olsy Japan, Olsy Brazil and each Controlled Subsidiary to conduct their respective businesses as going concerns as conducted on the date hereof.

          4.10 TITLE TO PERSONAL PROPERTIES AND ASSETS. Each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries has good, valid and marketable title to all of the personal (tangible or intangible) properties or assets which it purports to own, in each case, including, without limitation, all of the personal properties and assets reflected in the 9/30/97 Italian GAAP Balance Sheet and all of the personal properties and assets purchased by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary since the date of the 9/30/97 Italian GAAP Balance Sheet, except such items of personal property or assets (a) sold since the date of the 9/30/97

Italian GAAP Balance Sheet in the ordinary course of business and consistent with past practice or (b) the failure to have good, valid and marketable title to which will not cause Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to lose aggregate revenue with respect to any individual item of personal property or asset or all such items of personal property or assets respectively, of U.S. $1,500,000 or U.S. $5,000,000 (or an equivalent amount in another currency) or more or incur aggregate cost or expense with respect to any individual item of personal property or asset or all such items of personal property or assets respectively, of U.S. $250,000 or U.S. $2,000,000 (or an equivalent amount in another currency) or more (including, without limitation, cost or expense incurred in acquiring good, valid and marketable title to any such item of personal property or asset). All such personal properties and assets (other than those excepted in the except clause of the immediately preceding sentence) are free and clear of all Liens except, with respect to all such properties and assets: (i) Liens shown on the 9/30/97 Italian GAAP Balance Sheet as securing specified liabilities or obligations with respect to which no default exists; (ii) Liens that will be released or discharged at or prior to Closing; (iii) statutory Liens for current Taxes (as defined in Section 4.18(g)) not yet due and payable or being contested in good faith by appropriate proceedings; (iv) statutory Liens arising in the ordinary course of business by operation of law (including mechanic's, workmen's or warehousemen's Liens); and
(v) minor imperfections of title which do not impair the value of the personal property or asset to which they relate.

          4.11 REAL ESTATE. (a) Schedule 4.11(a) of the Olivetti Disclosure Schedule contains the complete and correct address and legal description of all of the real property in which either Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary holds a fee interest (the "Real Estate") and a complete and correct list of all Liens affecting the Real Estate (collectively the "Permitted Exceptions"). Either Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary has as of the date hereof, and will have as of the Closing Date, good, valid and marketable title to the Real Estate, free and clear of all Liens other than the Permitted Exceptions.

                (b) Except as set forth in Schedule 4.11(b) of the Olivetti Disclosure Schedule, no work has been performed on or materials supplied to the Real Estate within any applicable statutory period which could give rise to any individual valid mechanic's or materialmen's lien which would cause Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to incur aggregate (without duplication) cost or expense of U.S. $250,000 (or an equivalent amount in another currency) or more.

                (c) There is no pending or, to the Best Knowledge of Olivetti, threatened condemnation or eminent domain proceeding or proceeding to change or redefine the zoning classification with respect to the Real Estate.

                (d) To the Best Knowledge of Olivetti, the Real Estate is legally subdivided and consists of separate tax lots so that it is assessed separate and apart from any other property, and is an independent facility which does not rely upon any other facility to fulfill any zoning or other legal requirement, for structural support or the furnishing of utilities to the Real Estate.

                (e) To the Best Knowledge of Olivetti, all utility systems serving the Real Estate, public or private, are, in all material respects, in good operating condition, all installation charges therefor have been fully paid and all service charges therefor have been or will be paid by the respective owner up to and including the Closing Date.

                (f) To the Best Knowledge of Olivetti and except as set forth in
Schedule 4.11(f) of the Olivetti Disclosure Schedule, the Real Estate is not located in any special flood hazard area designated by any Governmental Authority having jurisdiction over the Real Estate.

                (g) To the Best Knowledge of Olivetti, the Real Estate complies with the requirements of all building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees (collectively the "Government Regulations").

Olivetti has obtained all material consents, permits, licenses and approvals required by such Government Regulations (the "Approvals"), and none of Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has received notice that such Approvals are not in full force and effect, or have not been properly and validly issued. If not solely in the name of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary on or prior to the Closing or as soon thereafter as practicable unless such approval is required to be obtained earlier under this Agreement, such Approvals will be assigned to Wang by Olivetti. There is no action pending or, to the Best Knowledge of Olivetti, threatened, by any Governmental Authority claiming that the Real Estate violates such Government Regulations. To the Best Knowledge of Olivetti, the conduct of the operation of the Business by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary in the Real Estate, including the right to ingress or egress from the premises, does not violate any Governmental Regulations, and does not depend upon the continuing consent of any Person.

                (h) There are no suits, petitions, notices or proceedings pending, given or, to the Best Knowledge of Olivetti, threatened by any Persons or Governmental Authority before any Governmental Authority or otherwise, which, if given, commenced or concluded, would have an adverse effect on the title of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to the Real Estate.

                (i) To the Best Knowledge of Olivetti, all of the buildings, fixtures and other improvements located on the Real Estate, including the mechanical and utility systems, are, in all material respects, in good operating condition and repair, free of material construction defects, and the operation thereof as presently conducted is not in material violation of any applicable building code, zoning ordinance or other law or regulation.

                (j) Schedule 4.11(j) of the Olivetti Disclosure Schedule contains a true, complete and correct list of the building amnesties ("condono edilizio") duly filed in compliance with the relevant Government Regulations. All the amounts due in connection thereof have been fully paid, no further obligations are pending towards the relevant Governmental Authority and no claims have been filed or are expected to be filed by such Governmental Authority.

                (k) Except as set forth in Schedule 4.11(k) of the Olivetti Disclosure Schedule, none of Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has assigned any interest in the Real Estate nor leased all or any portion of the Real Estate or granted any license, concession or option or entered into any management or other service contract with respect to any portion of the Real Estate to any Person other than Olsy or a Controlled Subsidiary.

          4.12 REAL ESTATE LEASES. (a) Schedule 4.12(a) of the Olivetti Disclosure Schedule sets forth (i) the addresses and the name of the record owner of all real property in which Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary holds a leasehold interest or rental contract interest (the "Leased Premises") and (ii) a complete and correct list of each of the leases or rental contracts for each of the Leased Premises, including all amendments, modifications and supplements thereto (whether embodied in a formal amendment, a letter or other written document) (the "Real Estate Leases"). Complete and correct copies of the Real Estate Leases, including all such amendments, modifications and supplements, have previously been delivered to Wang by Olivetti.

                (b) Except as set forth on Schedule 4.12(b) of the Olivetti Disclosure Schedule, each of the Leased Premises is occupied only by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary pursuant to a Real Estate Lease between Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and the record owner of the Leased Premises (other than Olivetti or an Olivetti Affiliate). Each Real Estate Lease between Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary on the one hand, and Olivetti or an Olivetti Affiliate, on the other hand, for leased premises occupied by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has a remaining term of not more than three years.

                (c) To the Best Knowledge of Olivetti, each of the Real Estate Leases is valid, is in full force and effect and is binding and enforceable against each of the parties thereto in accordance with its terms. None of the Real Estate Leases has been modified or amended, in any material respect, since the date of delivery of copies thereof to Wang by Olivetti. There has not occurred any event which would constitute a material breach of or default in the performance of any covenant, agreement or condition contained in any Real Estate Lease, nor, to the Best Knowledge of Olivetti, has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or default. To the Best Knowledge of Olivetti, none of Olivetti, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or an Olsy Japan Subsidiary has given or received any notice or claim of such breach or default, other than under a Real Estate Lease under which the gross annual rent is less than U.S. $60,000 (or an equivalent amount in another currency).

                (d) To the Best Knowledge of Olivetti, none of Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is obligated to pay any leasing or brokerage commission relating to any Real Estate Lease, and Wang will not have any enforceable obligation to pay any leasing or brokerage commission upon the renewal of any Real Estate Lease.

                (e) No material construction, alteration or other leasehold improvement work with respect to any of the Real Estate Leases remains to be paid for or to be performed by Olivetti, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary, other than any such payment or work having a cost of less than U.S. $250,000 (or an equivalent amount in another currency).

                (f) To the Best Knowledge of Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has obtained all permits, licenses and approvals required for the use and operation of the business of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiaries in each of the Leased Premises, and the conduct of the Business by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary in the Leased Premises, including the right to ingress or egress from the Leased Premises, does not violate any Government Regulations and does not depend on the continuing consent of any Person. At the Closing, no notices, permits, licenses, approvals, Taxes or fees, including, without limitation, transfer Taxes and recording fees, are required to be filed, secured or paid with respect to the Real Estate Leases in connection with the transactions contemplated by this Agreement or any of the Real Estate Agreements (as defined in Section 12.11).

                (g) To the Best Knowledge of Olivetti, all of the buildings, fixtures and other improvements located on or comprising a part of each of the Leased Premises (including, without limitation, the heat, ventilation, air-conditioning and sprinkler systems) are, in all material respects, in good operating condition and repair, and the operation thereof and the business thereon as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation; provided, however, that the above representation as to buildings (as opposed to Leased Premises) shall apply only with respect to buildings leased by Olsy in La Defense, France and Lorenteggio, Italy, and buildings in which Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is the sole occupant.

                (h) None of Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has received any notice that a lessor or sublessor under any of the Real Estate Leases has commenced any litigation with respect to any Real Estate Lease nor have Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary received notice that any such lessor or sublessor intends to cancel, terminate or refuse to renew any Real Estate Lease under which the gross annual rent is greater than U.S. $60,000 (or an equivalent amount in another currency), and to the Best Knowledge of Olivetti, no such notices have been received for any of the other Real Estate Leases.

                (i) Except as set forth in Schedule 4.12(i) of the Olivetti Disclosure Schedule, none of Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has assigned any interest under any Real Estate Lease or subleased all or any portion of such Leased Premises or granted any license or concession or entered into any management or other service contract with respect to any portion of such Leased Premises. Where Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has assigned any interest under any Real

Estate Lease or subleased all or any portion of such Leased Premises or granted any license or concession or entered into any management or other service contract with respect to any portion of such Leased Premises as set forth on
Schedule 4.12(i) of the Olivetti Disclosure Schedule, there has not, to the Best Knowledge of Olivetti, occurred any event which would constitute a material breach of or default in the performance of any covenant, agreement or condition contained in any such assignment, sublease, license, concession or contract, nor has there occurred, to the Best Knowledge of Olivetti, any event which with the passage of time or the giving of notice or both would constitute such a breach or default. None of Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has given or received any notice or claim of such breach or default.

                (j) To the Best Knowledge of Olivetti, except as set forth in
Schedule 4.12(j) of the Olivetti Disclosure Schedule, the Drop-Down did not, and neither the execution and delivery by Olivetti of this Agreement or any of the Related Agreements to which it is a party nor the consummation of the transactions contemplated hereby or thereby will, result in any breach, violation or default of any material provision of any Real Estate Lease, or require the consent of any lessor under, any such Real Estate Lease.

                (k) Schedule 4.12(k) of the Olivetti Disclosure Schedule contains a true, complete and correct list of the building amnesties ("condono edilizio") duly filed in compliance with the relevant Government Regulations. All the amounts due in connection thereof have been fully paid, no further obligations are pending towards the relevant Governmental Authority and no claims have been filed or are expected to be filed by such Governmental Authority.

          4.13 PERSONAL PROPERTY LEASES. Schedule 4.13 of the Olivetti Disclosure Schedule lists all personal property leases pursuant to which Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries paid an aggregate U.S. $350,000 (or an equivalent amount in another currency) or more in the fiscal year ended December 31, 1997. Except as set forth in Schedule 4.13 of the Olivetti Disclosure Schedule, (a) all such leases are in full force and effect and valid, binding and enforceable in accordance with their respective terms, (b) none of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary party thereto nor, to the Best Knowledge of Olivetti, any other party thereto, is in breach, violation or default under any such lease (other than breaches, violations or defaults which would not reasonably be expected to result in termination of any such lease or the acceleration of the payment of any amounts under any such lease) and (c) neither the execution and delivery by Olivetti of this Agreement or any of the Related Agreements to which it is a party nor the consummation of the transactions contemplated hereby or thereby will, result in any breach, violation or default of any term (other than a nonmaterial term) of, or require the consent of any lessor under, any such lease.

          4.14 CONTRACTS. (a) (i) Each Customer Contract (as defined in this
Section 4.14(a)) is in the name of or was (or pursuant to Section 1.1 will be) duly and validly assigned to Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary. (ii) Each Major Customer Contract (as defined in this Section 4.14(a)) is in full force and effect and is valid, binding and enforceable by and against all of the parties thereto in accordance with its terms. (iii) None of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary party to a Major Customer Contract nor, to the Best Knowledge of Olivetti, any other Person or Governmental Authority party to a Major Customer Contract, is in breach (other than a de minimis breach), violation or default under any such Major Customer Contract. (iv) Neither the execution and delivery by the Sellers of this Agreement or any of the Related Agreements to which any Seller is a party nor the consummation of the transactions contemplated hereby or thereby will, result in any breach, violation or default under, or require the consent of any Person or Governmental Authority under, any Major Customer Contract. (v) To the Best Knowledge of Olivetti, Schedule 4.14(a)(v) of the Olivetti Disclosure Schedule sets forth, by Major Customer (as defined in this Section 4.14(a)), each written complaint from a Major Customer received by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary since January 1, 1997. (vi) The term "Customer Contract" means any written agreement, contract, understanding or legally binding arrangement of any nature pursuant to which Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has agreed to provide, or is providing, any products, service or support. The term "Major Customer Contract" means (aa) any Customer
Contract pursuant to, or with respect to which, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, individually or in the aggregate, earned or received U.S. $1,000,000 (or an equivalent amount in another currency) or more during the fiscal year ended December 31, 1997 or (bb) any Customer Contract with a Major Customer pursuant to, or with respect to which, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, individually or in the aggregate, earned or received U.S. $650,000 (or an equivalent amount in another currency) or more during the fiscal year ended December 31, 1997. The term "Major Customer" means the customers set forth on Schedule 4.14(a) hereto.

                (b) Except as set forth in Schedule 4.14(b) of the Olivetti Disclosure Schedule, none of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a party to, nor is Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary or any of their respective properties or assets bound by, any of the following:

                             (i) any Contract relating to the employment of, or the performance of services by, any director, officer or employee for an amount in annual base compensation and bonus in excess of U.S. $150,000 (or an equivalent amount in another currency);

                             (ii) any Contract with any agent, contractor, subcontractor, consultant, advisor, salesperson, sales representative, distributor or dealer (other than any of the foregoing in their capacity as a supplier of products) pursuant to which Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries paid or are expected to pay an aggregate of U.S. $1,500,000 (or an equivalent amount in another currency) or more in any year which is not terminable on not more than 60 days notice (without penalty or premium);

                             (iii) any Contract pursuant to which Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries is in possession of inventory or other assets (including, without limitation, service and repair parts) with an aggregate value of U.S.

          $2,000,000 (or an equivalent amount in another currency) or more by way of consignment;

                             (iv) any Contract that contains any severance or termination pay liabilities or obligations of U.S. $600,000 (or an equivalent amount in another currency) or more;

                             (v) any Contract imposing any restriction on the right or ability of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary (aa) to compete with any other Person, (bb) to acquire any product or other assets or any services from any other Person, to sell any product or other asset or to perform any services for any other Person or to transact business or deal in any other manner with any other Person or (cc) to develop or distribute any technology or Intellectual Property, except any such restriction which will not cause Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to lose aggregate revenue of U.S. $1,500,000 (or an equivalent amount in another currency) or more or incur aggregate cost or expense of U.S. $250,000 (or an equivalent amount in another currency) or more (including, without limitation, cost or expense to relieve such restriction);

                             (vi) any Contract creating or involving (aa) any agency or franchise relationship pursuant to which Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries earned or received or is expected to earn or receive an aggregate of U.S. $5,000,000 (or an equivalent amount in another currency) or more in any year or (bb) any power of attorney in favor of any Person not a full time employee of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary;

                             (vii) any Contract relating to the acquisition, disposition, issuance or transfer (other than in the ordinary course of business consistent with past practice) of any securities, assets, properties, rights, privileges, franchises, operation or business (real, personal or mixed, tangible or intangible) with respect to which there remains any obligation to make any future payments of any kind of U.S. $2,000,000 (or an equivalent amount in another currency) or more, including, without limitation, payments with respect to indemnification given thereunder;

                             (viii) any Contract relating to the creation of any Lien of U.S. $5,000,000 (or an equivalent amount in another currency) or more on any asset or property of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary;

                             (ix) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangements of U.S. $1,000,000 (or an equivalent amount in another currency) or more;

                             (x) any Contract creating or relating to any partnership, joint venture or strategic alliance or any sharing of revenues, profits, losses, costs or liabilities pursuant to which Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries (aa) earned or received or is expected to earn or receive an aggregate of U.S. $1,500,000 (or an equivalent amount in another currency) or more, or
         (bb) incurred or paid or is expected to incur or pay an aggregate of U.S. $250,000 (or an equivalent amount in another currency) or more;

                             (xi) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services or support by or for, (aa) Olivetti or any Olivetti Affiliate pursuant to which Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries (x) earned or received or is expected to earn or receive an aggregate of U.S. $1,000,000 (or an equivalent amount in another currency) or more in any year, or (y) incurred or paid or is expected to incur or pay an aggregate of U.S. $1,000,000 (or an equivalent amount in another currency) or more in any year, or (bb) any officer or director of Olivetti or any such Affiliate or any Associate (as defined in Section 12.11) of any such director or officer;

                             (xii) any Contract relating to the return of inventory or other assets with a value of U.S. $2,000,000 (or an equivalent amount in another currency) or more in the possession of wholesalers, distributors, retailers or other customers;

                             (xiii) any Contract relating to software development pursuant to which Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries (aa) earned or received or is expected to earn or receive an aggregate of U.S. $1,500,000 (or an equivalent amount in another currency) or more in any year, or (bb) incurred or paid or is expected to incur or pay an aggregate of U.S. $1,500,000 (or an equivalent amount in another currency) or more in any year;

                             (xiv) any Contract for borrowed money in amount of U.S. $5,000,000 (or an equivalent amount in another currency) or more;

                             (xv) any Contract not otherwise disclosed on
         Schedule 4.14(b) of the Olivetti Disclosure Schedule pursuant to which Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries (aa) earned or received an aggregate of U.S. $5,000,000 (or an equivalent amount in another currency) or more in any year, or (bb) incurred or paid an aggregate of U.S. $5,000,000 (or an equivalent amount in another currency) or more in any year; and

                             (xvi) any Contract with any Person or Governmental Authority in any of the countries set forth in Schedule 4.14(b)(xvi) hereto.

                (c) Schedule 4.14(c) of the Olivetti Disclosure Schedule sets forth the standard warranties given by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary in connection with providing products, services or support.

                (d) Except as set forth on Schedule 4.14(d) of the Olivetti Disclosure Schedule, none of the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has given any uncapped warranty or representation specifically with respect to the Year 2000 or eurocompliance.

                (e) Except as set forth in Schedule 4.14(e) of the Olivetti Disclosure Schedule, to the Best Knowledge of Olivetti, no direct or indirect shareholder in, nor member of the Board of Directors (or other governing body) of, any Person, that has a direct or indirect interest in any partnership, joint venture, alliance or other venture set forth in Section 4.14(b) of the Olivetti Disclosure Schedule with respect to Section 4.14(b)(x) is an Official (as defined in Section 12.11) of any Governmental Authority in which such venture conducts operations related to any such Official or candidate.

                (f) Olivetti has, to the Best Knowledge of Olivetti, previously delivered to Wang true, complete and correct copies of all notices of breach, default or termination received by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary with respect to any Customer Contracts (i) pursuant to which, or with respect to which, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries earned or received an aggregate of U.S. $1,000,000 (or an equivalent amount in another currency) or more during the fiscal year ended December 31, 1997 and (ii) which provides for the payment of consequential damages or lost profits.

                (g) The Lexikon Agreement and Oliricerca Share Transfer and Shareholder Agreement will be in full force and effect in the forms attached hereto, and will not have been altered, modified, amended or terminated, and no provision thereof waived or breached by any party thereto, prior to the Closing Date.

                  4.15      INTELLECTUAL PROPERTY.

                (a) CERTAIN DEFINITIONS. As used herein:

                             (i) "Copyrights" shall mean all copyrights (except moral rights), rights in mask works and database rights, and all registrations and applications for registration of any of the foregoing;

                             (ii) "Intellectual Property" shall mean Copyrights, Patents, Know-How, Software and Trademarks, and all rights (except moral rights) vesting in the owner thereof pursuant to the applicable laws of any competent jurisdiction;

                            (iii) "Intellectual Property Agreements" shall mean the Olsy IP Agreements (as defined in Section 4.15(c)(i)) and the Olsy Licensing Agreements (as defined in Section 4.15(c)(iii));

                             (iv) "Know How" shall mean methods, devices, technology, trade secrets, industrial designs, know-how, technical manuals and documentation and other proprietary information, including, without limitation, proprietary processes and formulae;

                             (v) "Olsy Intellectual Property" shall mean such Intellectual Property as is required by Sections 4.15(b)(i) and 4.15(b)(ii) to be listed in Schedules 4.15(b)(i) and 4.15(b)(ii) of the Olivetti Disclosure Schedule;

                             (vi) "Patents" shall mean patents and patent applications, all continuations, continuations-in-part, divisions, reissues, reexaminations, extensions and foreign counterparts of such patents and patent applications, and all invention disclosures;

                             (vii) "Software" shall mean all (aa) computer software, including, without limitation, all source code, object code, interpreted code, Java byte code, firmware, middleware, programs, utilities, languages, subroutines or routines, (bb) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (cc) all content contained on any Internet or intranet site(s) and (dd) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing; and

                             (viii) "Trademark" shall mean (aa) registered trademarks and registered service marks, applications for registration for trademarks and service marks, renewal registrations and applications for renewal registrations, extensions and foreign counterparts of such registrations and applications for registration;
         (bb) material unregistered trademarks and service marks; (cc) corporate names, business names and trade names, whether registered or unregistered; and (dd) Internet domain names and associated addresses and URLs.

                             (b)  OWNED INTELLECTUAL PROPERTY.

                             (i) Schedule 4.15(b)(i) of the Olivetti Disclosure Schedule sets forth a correct and complete list of all (aa) Patents,
         (bb) Trademarks and (cc) registered Copyrights and material unregistered Copyrights (inclusive of but not limited to material Software), that are owned as of the date hereof by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary. Such list includes the name of the owner of each item of Intellectual Property and the state or country where such item is owned, and shall also indicate whether such item qualifies as a NonBusiness Item as defined in and for the purposes of Section 1.2.

                             (ii) Schedule 4.15(b)(ii) of the Olivetti
         Disclosure Schedule sets forth a correct and complete list of all (aa) Patents, (bb) Trademarks (other than the Olivetti Trademarks as defined in Section 6.26(a)(i)) and (cc) registered Copyrights and material unregistered Copyrights (inclusive of but not limited to material Software), that are owned as of the date hereof by Olivetti or any Olivetti Affiliate, provided that such item qualifies as a Business Item as defined in and for the purposes of Section 1.1. Such list includes the name of the owner of each such item of Intellectual Property and the state or country where such item is owned.

                             (iii) Schedule 4.15(b)(iii) of the Olivetti
         Disclosure Schedule sets forth a correct and complete list of all (aa) Patents, (bb) Trademarks and (cc) registered Copyrights and material unregistered Copyrights (inclusive of, but not limited to, material Software), that are owned as of the date hereof by Olivetti or any Olivetti Affiliate, provided that such item qualifies as a NonBusiness Item as defined in and for purposes of Section 1.2 and such item was used by Olsy, Olsy Japan, Olsy Brazil or a Subsidiary in their respective commercial activities during the two-year period ending on the date of the Closing (collectively, with all other Patents, Trademarks (other than the Olivetti Trademarks) and Copyrights (including Software) used in the Business which qualify as NonBusiness Items, the "Licensed Olivetti Intellectual Property"). Such list includes the name of the owner of each such item of Intellectual Property and the state or country where such item is owned.


                             (iv) Except as set forth in Schedule 4.15(b)(iv) of the Olivetti Disclosure Schedule: (aa) either Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary is, or will be upon Closing, the sole and exclusive owner of the Olsy Intellectual Property, free and clear of any Lien; (bb) either Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary has, or will have upon Closing, such rights to use, protect, prosecute, sell, transfer, license, dispose of or bring actions for the infringement of its rights in and to, and to exclude others from using the Olsy Intellectual Property as are established by the applicable laws of each relevant jurisdiction to the sole and exclusive owner of an item of Intellectual Property of such kind; (cc) the Olsy Intellectual Property which is registered or the subject of an application for registration (collectively, the "Olsy Registered Intellectual Property") has been duly maintained in all material respects in accordance with the legal and administrative requirements of the appropriate jurisdictions, and has not lapsed, expired, been cancelled or been abandoned; (dd) no registration or application for registration of any material item of Olsy Registered Intellectual Property is the subject of any pending opposition, interference, cancellation or other legal or governmental proceeding filed before any Governmental Authority in any competent jurisdiction before September 30, 1997, nor to the Best Knowledge of Olivetti, has any of the foregoing been filed after such date; (ee) there is no pending or threatened claim by any former or present employees, officers, directors or independent contractors of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary asserted with respect to any Olsy Intellectual Property (including, but not limited to such Olsy Intellectual Property which has been or will be acquired by Olsy, Olsy Japan, Olsy Brazil or a Subsidiary from Olivetti or any Olivetti Affiliate);

         (ff) to the Best Knowledge of Olivetti neither Olsy, Olsy
         Japan, Olsy Brazil, Olivetti nor any Controlled Subsidiary or Affiliate of Olivetti has provided, licensed, sublicensed or disclosed a material portion of any source code for any of the Software listed in Schedules 4.15(b)(i)-(iii) of the Olivetti Disclosure Schedule to any third party, except pursuant to a signed agreement requiring the licensee, for an indefinite period, to maintain the confidentiality of such source code and not to use the source code other than for purposes approved by Olsy or the applicable Affiliate; and (gg) all Trademarks included in the Olsy Intellectual Property are or will be at the Closing assigned (but not necessarily recorded) to Olsy. For purposes of this Section 4.15 the terms "registered" and "registration" shall include issued patents.

                             (c)  INTELLECTUAL PROPERTY AGREEMENTS.

                             (i) Schedule 4.15(c)(i) of the Olivetti Disclosure Schedule sets forth a correct and complete list of (aa) all material Contracts to which Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a Party and pursuant to which Olsy, Olsy Japan, Olsy Brazil or the relevant Controlled Subsidiary has obtained from any Person the right to use, copy, disclose, distribute, transmit, modify, maintain, create derivative works of or otherwise exploit any Intellectual Property or which relate to the development for, acquisition by, sale or transfer to Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary, of any Intellectual Property, and (bb) all material Contracts of such a kind to which Olivetti or any Olivetti Affiliate is a Party which qualify as Business Items as defined in
         Section 1.1. Schedule 4.15(c)(i) of the Olivetti Disclosure Schedule identifies the parties to such Contracts and the nature and subject matter thereof. The Contracts listed in Schedule 4.15(c)(i) of the Olivetti Disclosure Schedule are collectively referred to as "Olsy IP Agreements".

                             (ii) Except as set forth in Schedule 4.15(c)(ii) of the Olivetti Disclosure Schedule: (aa) each Olsy IP Agreement is, or will be at Closing, valid, binding and enforceable in accordance with its terms; (bb) to the Best Knowledge of Olivetti none of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary (or, as the case may be, Olivetti or any Affiliate of Olivetti), or any other Person or Governmental Authority party to an Olsy IP Agreement is in material breach, material violation or default under any Olsy IP Agreement; (cc) neither the execution and delivery of this Agreement or any of the Related Agreements, nor the transfer by Olivetti or any Affiliate of Olivetti of any Olsy IP Agreement pursuant to Section 1.1, nor the consummation of the transactions contemplated hereby or thereby, will result in any material breach, material violation, default under or termination of any Olsy IP Agreement and (dd) the transfer by Olivetti or any Affiliate of Olivetti of any Olsy IP Agreement pursuant to
         Section 1.1 will not require the consent of any Person or Governmental Authority.

                             (iii) Schedule 4.15(c)(iii) of the Olivetti
         Disclosure Schedule sets forth a correct and complete list of (aa) all material Contracts (other than Customer Contracts) to which Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a party pursuant to which Olsy, Olsy Japan, Olsy Brazil or the relevant Controlled Subsidiary has licensed, sublicensed, assigned (in part) or otherwise granted to any Person the right to use, copy, disclose, distribute, transmit, modify, maintain, create derivative works of or otherwise exploit any Intellectual Property, or which relate to the development of any Intellectual Property for any Person by Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary or which relate to the sale, transfer or other disposition of any Olsy Intellectual Property to any Person by Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary, (bb) all material Contracts to which Olivetti or any Olivetti Affiliate is a Party which qualify as Business Items as defined in and for the purposes of Section 1.1 and which relate in any way to the Olsy Intellectual Property, and (cc) all Customer Contracts that grant licenses, sublicenses or other rights in or to, or which sell, transfer, assign or otherwise dispose of, any Olsy Intellectual Property, other than solely by granting to end user customers non-exclusive licenses to use or reproduce object code versions of software for their internal business purposes. Schedule 4.15(c)(iii) of the Olivetti Disclosure Schedule identifies the parties to such agreements and the nature and subject matter thereof. The Contracts listed in Schedule 4.15(c)(iii) of the Olivetti Disclosure Schedule are collectively referred to as "Olsy Licensing Agreements".

                             (iv) Except as set forth in Schedule 4.15(c)(iv) of the Olivetti Disclosure Schedule: (aa) each Olsy Licensing Agreement is or will be at Closing valid, binding and enforceable in accordance with its terms; (bb) none of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary (or, as the case may be, Olivetti or any Affiliate of Olivetti), or any other Person or Governmental Authority party to an Olsy Licensing Agreement is in material breach, material violation or default under any Olsy Licensing Agreement; (cc) neither the execution and delivery of this Agreement or any of the Related Agreements, nor the transfer by Olivetti or any Affiliate of Olivetti of any Olsy Licensing Agreement pursuant to Section 1.1, nor the consummation of the transactions contemplated hereby or thereby, will result in any material breach, material violation or default under any such Olsy Licensing Agreement; and (dd) the transfer by Olivetti or any Affiliate of Olivetti of any Olsy IP Agreement pursuant to Section 1.1 will not require the consent of any Person or Governmental Authority.

                             (v) Except as set forth in Schedule 4.15(c)(v) of the Olivetti Disclosure Schedule, there are no milestone or other payments of more than U.S. $200,000 except payments which are royalties and license fees due and payable in the ordinary course of business by Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries to any Person by reason of the ownership, use, reproduction or distribution of any Olsy Intellectual Property.

                (d) INFRINGEMENT. Except as set forth in Schedule 4.15(d) of the Olivetti Disclosure Schedule:

                             (i) neither the manufacture, marketing, use or sale of any product, the rendering of any service under, or the licensing or sublicensing of, any Intellectual Property by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary in the manner such product is manufactured, marketed, used or sold, such service is rendered, or such Intellectual Property is licensed or sublicensed by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary as of the date hereof, nor the conduct by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary of the Business as heretofore conducted by each of them do or will: (aa) materially violate any Contract with any Person or Governmental Authority; or (bb) to the Best Knowledge of Olivetti, infringe upon, violate, misappropriate, misuse or otherwise conflict with any Patents or Trademarks of any Person or Governmental Authority; or (cc) infringe upon, violate, misappropriate, misuse or otherwise conflict with any Intellectual Property other than Patents and Trademarks of any Person or Governmental Authority;

                             (ii) there is no pending material claim or litigation, or to the Best Knowledge of Olivetti, any threatened claim or litigation or grounds therefor, by any Person or Governmental Authority (aa) alleging the infringement, violation, misappropriation, misuse or conflict with the Intellectual Property of any Person or Governmental Authority, or (bb) challenging or questioning the ownership, validity or enforceability of any Olsy Intellectual Property;

                             (iii) there is no pending litigation brought by Olivetti or any Affiliate of Olivetti (including Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries) against any Person or Governmental Authority claiming the infringement, violation, misappropriation or misuse by any such Person or Governmental Authority of Olsy Intellectual Property; and

                             (iv) to the Best Knowledge of Olivetti, there are no grounds for any claim or litigation which could be brought by Olivetti or any Affiliate of Olivetti (including Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries) against any Person or Governmental Authority based on the material infringement, violation, misappropriation or misuse of any Olsy Intellectual Property.

                             (e)  MISCELLANEOUS.

                             (i) YEAR 2000. Olivetti represents and warrants that Olivetti and its Affiliates (including Olsy, Olsy Japan, Olsy Brazil and its Controlled Subsidiaries) have not received any written claims, demands or complaints alleging a breach of any Contract on the grounds that the Software listed in Schedules 4.15(b)(i)-(iii) of the Olivetti Disclosure Schedule has not or will not operate prior to, during, and after the calendar year 2000 AD, without error relating to date data, specifically including but not limited to any error relating to calculations, sorting, interpretation, processing or acceptance date data which represents or references different centuries or more than one century or any specific date.

                             (ii) VIRUSES. To the best knowledge of the Managing Director of Olivetti, any of the finance, treasury, legal, administration, human resources, industrial relations, real estate, intellectual property, tax or corporate development staff function directors of Olivetti or Marco De Benedetti (acquired (x) in the performance of their respective duties in the ordinary course of business or (y) in the course of consulting with the general manager and controller of Olsy with respect to the subject matter of these representations or warranties, which consulting Olivetti hereby represents and warrants to Wang was conducted), the Software listed in Schedules 4.15(b)(i)-(iii) of the Olivetti Disclosure Schedule will not at the time of the Closing contain any codes, commands or instructions, including material viruses, time bombs, worms, and Trojan horses (collectively, "Viruses"), that may, or may be used to, access, alter, delete, damage or disable such Software or any other software, data, information or machines. Schedule 4.15(e)(ii) of the Olivetti Disclosure Schedule contains a description of the procedures adopted by Olsy to protect the Software developed or distributed by Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries from Viruses. To the best knowledge of the Managing Director of Olivetti, any of the finance, treasury, legal, administration, human resources, industrial relations, real estate, intellectual property, tax or corporate development staff function directors of Olivetti or Marco De Benedetti (acquired (x) in the performance of their respective duties in the ordinary course of business or (y) in the course of consulting with the general manager and controller of Olsy with respect to the subject matter of these representations or warranties, which consulting Olivetti hereby represents and warrants to Wang was conducted), there have been no material failures to follow the procedures described in Schedule 4.15(e)(ii) of the Olivetti Disclosure Schedule.

                  4.16 BANK ACCOUNTS. As of the Closing, no funds or other assets of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary will be in any account of any nature of any bank, trust company, savings or loan association or other financial institution maintained by Olivetti or any Olivetti Affiliate. Olivetti shall cause each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to deliver to Wang, not later than five Business Days prior to the Closing, a schedule setting forth the names and addresses of all banks, trust companies, savings and loan associations and other financial institutions and post offices at which Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries maintains any account (including, without limitation, any safe deposit account), the account numbers thereof and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

                  4.17 INSURANCE. Schedule 4.17 of the Olivetti Disclosure Schedule (a) lists all policies of fire, liability (including products liability), property, workers' compensation, officers' and directors' liability and other forms of insurance covering any of the assets or properties of, or relating to, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary owned or held by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and (b) identifies all risks of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary which have been designated as being self-insured. Except as set forth in Schedule 4.17 of the Olivetti Disclosure Schedule, each policy listed is valid, binding and enforceable in accordance with its respective terms and is in full force and effect, all premiums due with respect to each policy listed have been paid or deferred with the agreement of the insurers or are the subject of a legitimate dispute, and there are no notices of cancellation or termination with respect to any policy listed. The coverage provided by the policies listed is consistent with the past practice of the Business and the business of Olsy, Olsy Japan, Olsy Brazil or each Controlled Subsidiary and is normal and customary for businesses similarly situated in the jurisdictions in which they are located or are conducting business. To the Best Knowledge of Olivetti, neither Olivetti (with respect to the Business), Olsy, Olsy Japan, Olsy Brazil nor any Controlled Subsidiary has been refused any insurance with respect to its respective assets, properties or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

             4.18 TAXES. (a) Except as set forth in Schedule 4.18(a) of the Olivetti Disclosure Schedule, all Tax Returns (as defined in this Section 4.18) by or on behalf of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary or any affiliated, combined or unitary group of which Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary is or was a member, have been duly and timely filed with the appropriate taxing authorities and were, in all respects, true, complete and correct, except for any errors or omissions on such Tax Returns which would not have a Material Adverse Effect.

                (b) Except as set forth in Schedule 4.18(b) of the Olivetti Disclosure Schedule, Olsy, Olsy Japan, Olsy Brazil and each Controlled Subsidiary has paid or will have had paid to the appropriate taxing authority on its behalf, within the time and in the manner prescribed by law, all Taxes for which it is liable, except for Taxes the failure of which to pay would not have a Material Adverse Effect.

                (c) Except as set forth in Schedule 4.18(c) of the Olivetti Disclosure Schedule (which shall set forth the nature of the proceeding, the type of return, the deficiencies claimed, asserted, proposed or assessed and the amount thereof, and the taxable year in question), no Tax audits, investigations or written claims or other administrative proceedings or court proceedings are presently pending against Olivetti or any

Olivetti Affiliate or against Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary with regard to any Taxes or Tax Returns of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and no written notification has been received by Olivetti, any Olivetti Affiliate, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary that such an audit or other proceeding is pending or threatened with regard to any such Taxes or Tax Return.

                (d) Except as set forth in Schedule 4.18(d) of the Olivetti Disclosure Schedule, no jurisdiction where Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has not filed a Tax Return has made a written claim that Olsy, Olsy Japan, Olsy Brazil or such Controlled Subsidiary is required to file a Tax Return in such jurisdiction.

                (e) Except as set forth in Schedule 4.18(e) of the Olivetti Disclosure Schedule, no Controlled Subsidiary that has been organized, created or otherwise formed pursuant to the laws of the United States or any state or territory thereof (each a "U.S. Controlled Subsidiary") or any entity (regardless of its organizational form) Controlled (as defined in Section 12.11) by a U.S. Controlled Subsidiary has elected under Treasury Regulation ' 301.7701-3 to be classified for U.S. federal income tax purposes (i) as a partnership or disregarded as a separate entity where such entity would otherwise be classified as a corporation, or (ii) as a corporation where such entity would otherwise be classified as a partnership or disregarded as a separate entity.

                (f) Olivetti and/or its Affiliates (including Olsy, Olsy Japan, Olsy Brazil and any Controlled Subsidiary) has previously delivered or made available to Wang complete and accurate copies of each of (i) all audit reports, letter rulings and technical advice memoranda relating to United States federal, state, local or foreign Taxes due with respect to the income or business of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, (ii) any closing agreement, settlement agreement or similar agreement or arrangement entered into by or on behalf of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary with any taxing authority, and (iii) any Tax sharing agreement, Tax indemnification agreement or similar contract or arrange-ment entered into by or on behalf of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary.

                (g) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, severance, stamp, occupation, real and personal property, social security, estimated, recording, gift, value assessed, windfall profits or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed by any taxing authority. For the avoidance of any doubt, any and all interest, penalties, additions to tax or other additional amounts included within the definition of "Taxes" shall be treated as attributable to the same taxable period as the Taxes to which such interest, penalties, additions to tax or other additional amounts relate. For purposes of this Agreement, "Tax Return" shall mean any return, declaration, report, estimate, information or other document (including any documents or statements attached thereto) required to be filed with any taxing authority with respect to Taxes.

             4.19 EMPLOYEES; EMPLOYEE RELATIONS. (a) Schedule 4.19(a)(i) of the Olivetti Disclosure Schedule contains a true and complete list of all the employees of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary in Italy as of January 31, 1998 with an indication of their employment classification for purposes of applicable collective bargaining agreements. Schedule 4.19(a)(ii) of the Olivetti Disclosure Schedule contains a true and complete list of all other employees of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary as of January 31, 1998 by country with an indication of their employment classification for purposes of applicable collective bargaining agreements, if any. As of December 31, 1997, Olsy and the Controlled Subsidiaries employed 3,817 employees in Italy. No present or former employees of Olivetti or any of its Affiliates other than those listed in Schedules 4.19(a)(i) or (ii) of the Olivetti Disclosure Schedule have a right vis-a-vis Olsy,

Olsy Japan, Olsy Brazil or any Controlled Subsidiary which will entitle them to be hired as an employee of the latter nor has any of the employees listed in Schedules 4.19(a)(i) or (ii) a right to obtain an employment classification other than as listed in Schedules 4.19(a)(i) or (ii) of the Olivetti Disclosure Schedule under any collective bargaining agreement or applicable law. Except as set forth on Schedule 4.19(a)(iii) of the Olivetti Disclosure Schedule, none of the employees listed on Schedules 4.19(a)(i) or (ii) of the Olivetti Disclosure
Schedule is employed or paid by, or receives or is entitled to receive benefits from, more than one of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary. None of the employees listed on Schedules 4.19(a)(i) or (ii) of the Olivetti Disclosure Schedule has been authorized or instructed not to report to work or otherwise designated "no-shows". None of the employees listed on Schedules 4.19(a)(i) or (ii) of the Olivetti Disclosure Schedule are performing services for Olivetti or any Olivetti Affiliate on a regular basis. The approximately 80 contractors/fixed term employees in Holland previously discussed by Olivetti and Wang may be terminated at the expiration of their respective contract terms without cost or expense to Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary. All costs of the employees listed on Schedule 4.19(a)(i) or (ii) of the Olivetti Disclosure Schedule for the period ended September 30, 1997 are reflected on the 9/30/97 Italian GAAP Financial Statements.

                (b) Schedule 4.14(b)(i) of the Olivetti Disclosure Schedule lists all employees of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary with annual base compensation and bonus in excess of U.S. $150,000 (or an equivalent amount in another currency) for the calendar year ended December 31, 1997.

                (c) Schedule 4.19(c) of the Olivetti Disclosure Schedule lists all collective bargaining agreements or other written agreements (including shop level agreements), work rules or practices, agreed to with any labor organization, employee association or works council, applicable to employees of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary.

                (d) Except as set forth in Schedule 4.19(d) of the Olivetti Disclosure Schedule, to the Best

Knowledge of Olivetti, there are no controversies involving an amount greater than U.S. $35,000 (or an equivalent amount in another currency) pending (or to the Best Knowledge of Olivetti, threatened) between Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and any employees, former employees, employees' collective bargaining representatives, job applicants or any association or group of such persons, relating to employment in or with Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary. Except as set forth in
Schedule 4.19(d) of the Olivetti Disclosure Schedule, there are no written personnel policies, rules or procedures applicable to employees of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary. True and correct copies of all such policies, rules or procedures scheduled in Schedule 4.19(d) of the Olivetti Disclosure Schedule have been provided to Wang. Each of Olivetti, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries has complied in all material respects with all federal, state, local or foreign laws applicable to present or former employees (or any Person found to be a present or former employee), employees' collective bargaining representatives, job applicants or any association or group of such persons, of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, including without limitation any provisions thereof relating to terms and conditions of employment, wages, hours, the payment of social security and similar taxes and occupational safety and health.

                (e) Except as set forth in Schedule 4.19(e) of the Olivetti Disclosure Schedule, neither Olivetti, Olsy, Olsy Japan, Olsy Brazil nor any Controlled Subsidiary (i) is a party to, otherwise involved in (or to the Best Knowledge of Olivetti, threatened by) any labor dispute, strike, stoppage, slowdown or lockout, any union organizing activity in the United States, or any administrative, governmental, judicial or appellate proceeding or investigation, directly or indirectly, arising out of the wages, hours or other terms or conditions of employment of any person who was or is now employed by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, (ii) is currently negotiating, or is subject to any order, judgment, decree or injunction of any court, regulatory authority, arbitrator or other tribunal requiring it to negotiate any collective bargaining agreement with regard to persons employed by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsid-iary or (iii) has experienced any strike, stoppage, slowdown or lockout during the preceding three years.

                (f) Each of Olivetti, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries has complied with any applicable foreign, state or local law with regard to plant closings, mass layoffs, collective dismissals or redundancies, as such terms are defined for purposes of such laws, applicable to present or former employees of the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary. Except as set forth in Schedule 4.19(f) of the Olivetti Disclosure Schedule, none of the present or former employees of the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary has suffered an employment loss, dismissal, redundancy, or termination as those terms are defined for purposes of such laws in the six-month period ending on the Closing Date.

                (g) Olivetti North America complied with the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") with regard to plant closings or mass layoffs, as such terms are defined in the WARN Act. Except as set forth in Schedule 4.19(g) of the Olivetti Disclosure Schedule, none of the present or former employees of Olivetti North America has suffered an employment loss as that term is defined in the WARN Act in the six-month period ending on the Closing Date.

                (h) Olivetti has taken or will take in a timely fashion all necessary actions required by law or by agreement to inform, consult, notify or obtain the consent, as applicable, of the works council or other employee representation bodies of all entities which shall be acquired directly or indirectly by Wang pursuant to this Agreement.

             4.20 EMPLOYEE BENEFIT PLANS; ERISA. (a) For purposes of this Agreement, "Plan" shall mean each thrift, savings, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, vacation or sick leave, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, employee welfare, profit-sharing, pension, or retirement plan, program, agreement or arrangement, statutory, contractual or otherwise, and each other fringe or employee benefit plan, program, agreement or arrangement, statutory, contractual or otherwise, sponsored, maintained or contributed to or required to be contributed to by Olivetti or by any Controlled Subsidiary, for the benefit of any employee or former employee of the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, other than any such plan, program, agreement or arrangement sponsored or maintained by a state, local, federal or foreign government or governmental subdivision or entity of any kind. Schedule 4.20(a) of the Olivetti Disclosure Schedule sets forth a true and complete list of all Plans.

                (b) With respect to each Plan other than any Plan maintained for the benefit of any employees of any United States Subsidiary (the "Olsy Plans"), Olivetti has delivered or made available to Wang all correct and complete copies of material documentation available to Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary with respect to such Olsy Plan, including, without limitation, Plan texts and all amendments thereto, funding agreements, actuarial reports, funding and financial information returns and statements, all professional opinions (whether or not internally prepared) with respect to each Olsy Plan, all material internal memoranda concerning the Olsy Plan, copies of material correspondence with all regulatory authorities with respect to each Olsy Plan and plan summaries, booklets and personnel manuals.

                (c) Each Olsy Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; neither Olsy, Olsy Japan, Olsy Brazil, nor any Controlled Subsidiary has incurred, nor reasonably expects to incur, any obligation in connection with the termination of or withdrawal from any Olsy Plan that has not been satisfied in full. Except as set forth in Schedule 4.20(c) of the Olivetti Disclosure Schedule, no Olsy Plan that provides pension or retirement benefits is intended to enjoy any special tax status under applicable law, nor have any advance tax rulings been sought or received in respect of any such Olsy Plan. No fact or circumstances exist that would reasonably be expected to materially adversely affect such special tax status of any such Olsy Plan. Except as set forth in Schedule

4.20(c) of the Olivetti Disclosure Schedule, Olsy, Olsy Japan, Olsy Brazil or each Controlled Subsidiary may unilaterally amend, modify, vary or terminate, in whole or in part, each Olsy Plan, merge any such Olsy Plan with another arrangement, plan or fund and, to the extent permitted under applicable law, take contribution holidays under or withdraw surplus, on an ongoing and termination basis, from each such Olsy Plan, subject only to approvals required by applicable law. No Olsy Plan is liable, or would reasonably be expected to be liable, to an order that it be wound-up in whole or in part. Except as set forth in Schedule 4.20(c) of the Olivetti Disclosure Schedule, no amounts are required to be transferred out of, or in respect of, any Olsy Plans. As of the Closing Date, all employee and other data necessary to administer each Olsy Plan will be provided by Olivetti to Wang and will be true, correct and complete as of the Closing Date. No insurance policy or any other contract or agreement affecting any Olsy Plan requires or permits a retroactive increase in premiums or payments due thereunder in respect of events or circumstances occurring prior to the Closing Date. The level of insurance reserves under or in respect of each insured Olsy Plan is reasonable and sufficient to provide for all incurred but unreported claims.

                (d) With respect to (i) each Plan that is not an Olsy Plan, in the case of clause (aa) below and (ii) each Plan that is an "employee benefit plan" (as that term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to ERISA (hereinafter referred to collectively as the "ERISA Plans"), in the case of clauses (bb) through (gg) below, Olivetti has heretofore delivered to Wang correct and complete copies of each of the following documents:

                (aa) a copy thereof (including all amendments thereto);

                (bb) a copy of the annual report, if required under ERISA, with respect thereto for the last two years;

                (cc) a copy of the actuarial report, if any, with respect thereto for the last two years;

                (dd) a copy of the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87 or No. 106, if any;

                (ee) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect thereto;

                (ff) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

                (gg) the most recent determination letter, if any, received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under section 401 of the Code.

                (e) Except as set forth in Schedule 4.20(e) of the Olivetti Disclosure Schedule, (i) no material liability under Title IV of ERISA has been incurred by Olivetti or any ERISA Affiliate that has not been satisfied in full except for any such liability the payment of which is not yet due and (ii) no condition exists that presents a material risk to Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

                (f) Neither Olivetti nor any ERISA Affiliate, nor any ERISA Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary could reasonably be expected to be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material Tax imposed pursuant to section 4975 or 4976 of the Code.

                (g) No ERISA Plan, or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Closing Date; and all contributions (other than contributions that are not material in amount) required to be made with respect to each ERISA Plan (whether pursuant to the terms thereof or otherwise) on or prior to the Closing Date have been timely made.

                (h) Except as set forth in Schedule 4.20(h) of the Olivetti Disclosure Schedule, no ERISA Plan is a "multiemployer pension plan," as such term is defined in section 3(37) of ERISA, nor is any ERISA Plan a multiple employer plan described in section 4063(a) of ERISA.

                (i) Except as set forth in Schedule 4.20(i) of the Olivetti Disclosure Schedule, each Plan (other than any Olsy Plan) has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                (j) Each ERISA Plan which is intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its "qualified" status.

                (k) Except as set forth in Schedule 4.20(k) of the Olivetti Disclosure Schedule, no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, (iii) benefits the full cost of which are borne by the current or former employee (or his beneficiary) or (iv) benefits the payment of which would not result in material cost to Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary).

                (l) Except as set forth in Schedule 4.20(l) of the Olivetti Disclosure Schedule, the Drop-Down did not, and the consummation of the transac-tions contemplated by this Agreement or any of the Related Agreements will not by themselves (i) entitle any current or former employee or officer of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                (m) Except as set forth in Schedule 4.20(m) of the Olivetti Disclosure Schedule, there are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan or otherwise involving any such Plan (other than routine claims for benefits) that is reasonably expected to result in a material cost or liability to Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary.

             4.21 COMPLIANCE WITH LAW; POLITICAL PAYMENTS. (a) Except (i) as set forth in Schedule 4.21(a) of the Olivetti Disclosure Schedule or disclosed to Wang in the review referred to in Section 4.21(c) and (ii) any noncompliance which would cause Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to lose aggregate (without duplication) revenue of U.S. $1,500,000 (or an equivalent amount in another currency) or more or incur aggregate (without duplication) cost or expense of U.S. $250,000 (or an equivalent amount in another currency) or more, the operations of the Business and the business of each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries have been since January 1, 1995, and are being, conducted in compliance, in all material respects, with all (applicable from time to time) laws, rules, regulations and other requirements of all national Governmental Authorities and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, including, without limitation, all such laws, rules, regulations and other requirements relating to antitrust, consumer protection, currency exchange, employment (including equal opportunity), health, occupational safety, pension, securities, anti-boycott compliance, export control, foreign asset control, foreign corrupt practices, trading-with-the-enemy matters or doing business with or providing services to a Governmental Authority. Except as set forth in Schedule 4.21(a) of the Olivetti Disclosure Schedule, neither Olivetti, Olsy, Olsy Japan, Olsy Brazil nor any Controlled Subsidiary has received any notification, demand, subpoena or inquiry relating to any present or past failure by the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to comply, in any material respect, with such laws, rules, regulations or other requirements nor, to the Best Knowledge of Olivetti, has the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary been the subject of any inquiry or investigation by any Governmental Authority regarding any such present or past failure.

                (b) Except as set forth in Schedule 4.21(b) of the Olivetti Disclosure Schedule or disclosed to Wang in the review referred to in Section 4.21(c): (i) no offer, payment, gift, promise to pay or give, or authorization of the payment or giving of any money or anything of value has been made by or on behalf of the Business, Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries, either directly or through any intermediary, to any Official of any Governmental Authority, or to any political party or Official thereof, or to any candidate for governmental or political office, for the purpose of affecting or influencing any act or decision of such person or inducing such person to use his influence to affect or influence any act or decision of any Governmental Authority in order to assist the Business, Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries in obtaining or retaining business for or with, or directing business to, any person and (ii) neither Olivetti, Olsy, Olsy Japan, Olsy Brazil nor any of the Controlled Subsidiaries has received any written communication, whether from a Governmental Authority, competitor, employee or otherwise, alleging that Olivetti, Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries has engaged in any action that would be inconsistent with the representations and warranties set forth in this Section 4.21(b). Olivetti has delivered or otherwise made available for inspection to Wang, true, complete and correct copies of any and all reports, studies, analyses, or other writings regarding any audits, inquiries, investigations, reviews or other evaluations that have been conducted by or on behalf of Olivetti, Olsy, Olsy Japan, Olsy Brazil, any of the Controlled Subsidiaries, or any of the Boards of Directors thereof with respect to the possible occurrence of


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

any action that would be inconsistent with the representations and warranties set forth in this Section 4.21(b).

                (c) Olivetti has reviewed with Wang the material facts relating to any pending inquiries or investigations by any Governmental Authority concerning the Business or the business of Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary.

             4.22 ENVIRONMENTAL MATTERS. (a) Except as set forth in Schedule 4.22(a) of the Olivetti Disclosure Schedule:

                             (i) The operations of Olsy, Olsy Japan, Olsy Brazil and each of the Controlled Subsidiaries, including the use and operations of all Real Estate and the Leased Premises, are in compliance with all applicable Environmental Laws (as defined in Section 4.22(c)) (which compliance includes, but is not limited to, the possession by Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries of all permits, licenses and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof) except where any Individual Environmental Noncompliance (as defined in Section 4.22(c)) will not cause Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiaries to lose aggregate (without duplication) revenue of U.S. $1,500,000 (or an equivalent amount in another currency) or more or incur aggregate (without duplication) costs or expense of U.S. $250,000 (or an equivalent amount in another currency) or more. Neither Olivetti, Olsy, Olsy Japan, Olsy Brazil nor any of the Controlled Subsidiaries has received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, alleging that the Business, Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries is not in such compliance, and to the Best Knowledge of Olivetti, there are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future.

                             (ii) There is no Environmental Claim (as defined in
         Section 4.22(c)) pending (or to the Best Knowledge of Olivetti threatened) against Olsy,

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

         Olsy Japan, Olsy Brazil, any of the Controlled Subsidiaries or, to the Best Knowledge of Olivetti, against any person or entity whose liability for any Environmental Claim Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                             (iii) To the Best Knowledge of Olivetti, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release (as defined in Section 4.22(c)) or presence of any Hazardous Material (as defined in Section 4.22(c)), of which could form the basis of any Environmental Claim against Olsy, Olsy Japan, Olsy Brazil, any of the Controlled Subsidiaries or, to the Best Knowledge of Olivetti, against any person or entity whose liability for any Environmental Claim Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries has or may have retained or assumed either contractually or by operation of law except where any individual such action, activity, circumstance, condition, event, incident or Individual Environmental Noncompliance will not cause Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to lose aggregate (without duplication) revenue of U.S. $1,500,000 (or an equivalent amount in another currency) or more or incur aggregate (without duplication) costs or expense of U.S. $250,000 (or an equivalent amount in another currency) or more.

                             (iv) No transfer, reissuance or renewal of any permit, license or other governmental authorization and no notice to any Governmental Authority under any Environmental Law will be required to permit Wang to conduct the business of Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries, and the business of Olsy, Olsy Japan, Olsy Brazil and each of the Controlled Subsidiaries will be in compliance with all applicable Environmental Laws immediately following the Closing except where any Individual Environmental Noncompliance will not cause Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to lose aggregate (without duplication) revenue of U.S. $1,500,000 (or an equivalent amount in another currency) or more or incur aggre-


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

         gate (without duplication) costs or expense of U.S. $250,000 (or an equivalent amount in another currency) or more.

                             (v) (i) Neither Olsy, Olsy Japan, Olsy Brazil nor any of the Controlled Subsidiaries has, and to the Best Knowledge of Olivetti, no other Person has, Released, placed, stored, buried or disposed of any Hazardous Material in, on, beneath, from or adjacent to any real property now owned, leased, operated or used by Olsy, Olsy Japan, Olsy Brazil, any of the Controlled Subsidiaries or any of their respective predecessors in interest, except for inventories of such items to be used in the ordinary course of business of Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries (which inventories were and are stored, tested, handled and disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release of any such item) and (ii) no Person, including Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries will be required to Cleanup (as defined in Section 4.22(c)) any site or facility owned, leased, operated or used by Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries pursuant to any Environmental Law, as a result of any act or omission of Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries or any use or Release or threatened Release of any Hazardous Material at or from real property owned, operated, leased or used by Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries prior to the Closing, except where any individual circumstance or state of fact referred to in this clause (v) will not cause Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to lose aggregate (without duplication) revenue of U.S. $1,500,000 (or an equivalent amount in another currency) or more or incur aggregate (without duplication) costs or expense of U.S. $250,000 (or an equivalent amount in another currency) or more.

                (b) Schedule 4.22(b) of the Olivetti Disclosure Schedule sets forth all permits, licenses and other governmental authorizations currently held by Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries pursuant to applicable Environmental Laws.


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

Olivetti has delivered or otherwise made available for inspection to Wang true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Olivetti, Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any Real Estate and Leased Premises currently or formerly owned, operated or leased by Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries, or regarding compliance with applicable Environmental Laws by the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary.

                (c) For purposes of this Section 4.22:

                             (i) "Cleanup" means all actions required to (aa) clean up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment, (bb) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (cc) perform pre-remedial studies and investigations and post-remedial monitoring and care;

                             (ii) "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (aa) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by Olsy, Olsy Japan, Olsy Brazil or any of the Controlled Subsidiaries or (bb) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law;

                             (iii) "Environmental Laws" means all national, federal, state, and local laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials;

                             (iv) "Hazardous Materials" means all materials, substances and wastes defined in an Environmental Law as "hazardous substances," "hazardous waste," "dangerous materials," and "solid waste" or words of similar import as in effect as of the Closing Date, and in addition, shall include, without limitation, petroleum and petroleum products, chemicals, pollutants, contaminants, wastes, toxic substances, asbestos in any form that is friable, and transformers and other equipment that contain dielectric fluid containing polychlorinated biphenyls;

                             (v) "Individual Environmental Noncompliance" means
         (aa) all claims of noncompliance with Environmental Law set forth in a notice of violation of a certain date prepared by a governmental entity or in a civil or criminal complaint alleging noncompliance with Environmental Laws, or (bb) any specific violation of Environmental Law, including but not limited to exceedances of permit requirements, from the first date of a violation until the violation is corrected or the facility involved otherwise comes into compliance with law; and

                             (vi) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

             4.23 LITIGATION. (a) Except as set forth in Schedule 4.23(a) of the Olivetti Disclosure Schedule, there is no action, suit, charge, proceeding, arbitration, inquiry, grievance or investigation pending (or, to the Best Knowledge of Olivetti, threatened) by or before any court or governmental or other regulatory or administrative agency or commission involving Olivetti (with respect to the Business), Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary involving, individually, an amount in excess of U.S. $500,000, or in the aggregate, an amount in excess of U.S. $2,000,000. Olivetti shall reimburse Wang for all costs (including, without limitation, all judgments, awards, assessments or expenses (including, without limitation, reasonable out-of-pocket expenses of investigation and reasonable attorneys' and consultants' fees) associated with any action, suit, charge, proceeding, arbitration, inquiry, grievance or investigation pending as of the Closing (or, to the Best Knowledge of Olivetti, threatened as of the Closing) by or before any court or governmental or other regulatory or administrative agency or commission involving Olivetti (with respect to the Business), Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary in excess of the amounts specifically reserved therefor on the Closing Balance Sheet plus U.S. $2,000,000.

                (b) Except as set forth in Schedule 4.23(b) of the Olivetti Disclosure Schedule, there is no action, suit, charge, proceeding, arbitration, inquiry, grievance or investigation, pending (or, to the Best Knowledge of Olivetti, threatened) against Olivetti (with respect to the Business), Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary by or before any court or governmental or other regulatory or administrative agency or commission which questions or challenges the validity of this Agreement or any of the Related Agreements or any action taken or to be taken by the Sellers, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary pursuant to this Agreement, or any of the Related Agreements or in connection with the transactions contemplated hereby or thereby, and neither Olivetti, Olsy, Olsy Japan, Olsy Brazil nor any Controlled Subsidiary knows or has reason to know of any valid basis for any such action, suit, inquiry, grievance, proceeding, arbitration or investigation.

             4.24 PRODUCTS LIABILITY. Except as set forth in Schedule 4.24 of the Olivetti Disclosure Schedule, there is no action, suit, inquiry, proceeding, arbitration, grievance or investigation pending (or, to the Best Knowledge of Olivetti, threatened) by or before any court or governmental or other regulatory or administrative

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

agency or commission against or involving Olivetti (with respect to the Business), Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary relating to any product alleged to have been manufactured or sold by Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and alleged to have been defective or improperly designed or manufactured or any service alleged to have been provided by Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and alleged to have been defective or improperly performed, in each case, involving an amount in excess of U.S. $500,000. To the Best Knowledge of Olivetti, Olivetti has previously delivered to Wang true, complete and correct copies of any and all reports, studies, analyses or other writings regarding any audits, inquiries, investigations, reviews or other evaluations that have been conducted by or on behalf of Olivetti, Olsy, Olsy Japan, Olsy Brazil, the Controlled Subsidiaries or any of the Boards of Directors thereof with respect to whether any product may have been defective or improperly designed or manufactured or any service that may have been defective or improperly performed.

             4.25 SECURITIES ACT. Olivetti represents that the Wang Shares being delivered to Olivetti (or its designee) pursuant to Section 2.1(b)(ii) of this Agreement are being received for its own account, not as nominee or agent for any other person, firm or corporation and not for distribution or resale to others in contravention of the Securities Act (as defined in Section 12.11). Olivetti agrees that it will not sell or otherwise transfer the Wang Shares unless they are registered under the Securities Act or unless an exemption from such registration is available. Olivetti consents to the placement of a legend on any certificate or other document evidencing the Wang Shares stating that such Wang Shares have not been registered under the Securities Act or under any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof set forth in the Stockholder Agreement attached as Exhibit 10 hereto until such time as such restrictions are no longer applicable.

             4.26 BROKERS AND FINDERS. Except for Lehman Brothers, which are serving as financial advisors to Olivetti and whose fees will be paid by Olivetti, neither Olivetti nor any Affiliate of Olivetti is obliged to pay,


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

or has retained any broker or finder or other person who is entitled to, any broker's or finder's fee based upon any agreement or undertaking made by Olivetti or any Affiliate of Olivetti in connection with this Agreement or any Related Agreements to which any of them is a party or the transactions contemplated hereby or thereby.


             4.27 DISCLOSURE. No representations or warranties by Olivetti in this Agreement or any Related Agreement to which Olivetti is a party and no statement contained in the financial statements referred to in Sections 4.6(a) or (b), the Olivetti Disclosure Schedule or Schedules 1, 1.8(a)(iv), 1.10, 4.2(e), 6.16(b), 6.16(c), 6.20, 6.21, 10.2(a)(viii) or 10.6(d) hereto contain
(or, with respect to any of the foregoing which are completed, amended or supplemented after the date hereof, will contain) any untrue statement of material fact or omit (or, with respect to any of the foregoing which are completed, amended or supplemented after the date hereof, will omit) to state any material fact necessary, in light of the circumstances under which it was made, in order to make such representation, warranty or statement not misleading.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF WANG
                     --------------------------------------

              Wang represents and warrants to Olivetti as follows:


             5.1 ORGANIZATION, STANDING AND QUALIFICATION. Each of the Buyers
(a) is a corporation duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business, the ownership, leasing or operation of its properties or assets or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not, in the aggregate, have or result in a material adverse effect on or change in the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of Wang, taken as a whole. The copies of the certificate of incorporation and by-laws of Wang heretofore delivered to Olivetti by Wang are complete and correct copies of such instruments, as currently in effect. The copies of the minutes of the meetings of the Board of Directors of Wang held during the period beginning on January 1, 1995 and ending on December 31, 1997 heretofore made available to Olivetti by Wang are, except for the portions thereof redacted relating to the transactions contemplated hereby, other business combinations, acquisitions or similar transactions or strategic investments by or in Wang, true and complete copies of such minutes (other than the exhibits thereto).

             5.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Wang consists of (a) 5,000,000 shares of preferred stock, $.01 par value per share (the "Wang Preferred Stock"), of which 90,000 shares have been designated as 4-1/2% Series A Cumulative Convertible Preferred Stock and are issued and outstanding, 143,750 shares have been designated as 6-1/2% Series B Cumulative Convertible Preferred Shares and are issued and outstanding and (b) 100,000,000 shares of common stock, $.01 par value per share (the "Wang Common Stock"), of which 38,503,186 shares are issued and outstanding (2,591,331 of which remain in a disputed claims reserve established pursuant to (i) the reorganization plan of Wang pursuant to Chapter 11 of the United States Bankruptcy Code that was approved by the United States Bankruptcy Court for the District of Massachusetts (the "Bankruptcy Court") on September 20, 1993, (ii) the disclosure statement used to solicit consents to such reorganization plan and (iii) the signed confirmation order with respect to such reorganization plan (the documents referred to in clauses (i), (ii) and (iii) being referred to hereinafter collectively as the "Reorganization Plan") of which 2,585,331 are expected to be distributed within 90 days of the date hereof). All issued and outstanding shares of Wang Preferred Stock and Wang Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there is no outstanding subscription, option, warrant, call, right, agreement, commitment, understanding or arrangement relating to the issuance, sale, delivery, transfer or redemption of Wang Preferred Stock or Wang

Common Stock (including any right of conversion or exchange under any outstanding security or other instrument) other than, in the case of Wang Common Stock, in each case as of January 31, 1998, up to 12,500,000 shares which may be issued upon the conversion of intercompany convertible instruments issued or issuable to subsidiaries of Wang pursuant to the Reorganization Plan, up to 7,500,000 shares which may be issued upon exercise of common stock purchase warrants issued or issuable to former stockholders of Wang pursuant to the Reorganization Plan, up to 9,324,807 shares which may be issued upon the conversion of the Wang Preferred Stock, up to 303,030 shares which may be issued upon exercise of a common stock purchase warrant issued to Microsoft Corporation, up to 11,530,021 shares which may be issued to employees of Wang pursuant to Wang's 1993 Stock Incentive Plan, 1994 Employees' Stock Incentive Plan, Employees' Stock Purchase Plan and 1995 Employees' Stock Purchase Plan and 320,000 shares issuable upon the exercise of stock options granted to the directors of Wang pursuant to Wang's 1993 and 1995 Directors' Stock Option Plans. The issuance of the Wang Shares has been duly authorized and, upon delivery to Olivetti of certificates therefor against payment in accordance with the terms hereof, the Wang Shares will have been validly issued, fully paid, nonassessable and free of preemptive rights.

             5.3 AUTHORITY. Each of the Buyers has full corporate power and authority to execute and deliver this Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Buyers of this Agreement and each of the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of each of the Buyers. Each of the Buyers has duly and validly executed and delivered this Agreement and, at or prior to the Closing, shall duly and validly execute and deliver each of the Related Agreements to which it is a party and, assuming the due authorization, execution and delivery thereof by Olivetti, this Agreement constitutes and each of the Related Agreements to which it is a party, when executed and delivered, shall constitute a legal, valid and binding obligation of each of the Buyers, enforceable against each of the Buyers in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

             5.4 CONSENTS; NO VIOLATION. (a) Except as set forth in Schedule 5.4(a) of the Disclosure Schedule delivered by Wang to Olivetti dated as of the date of this Agreement (the "Wang Disclosure Schedule"), there is no requirement applicable to any of the Buyers to give any notice to, to make any filing with, or to obtain any consent or approval of, any Person in connection with the execution and delivery of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

                (b) Except as set forth in Schedule 5.4(b) of the Wang Disclosure Schedule, there is no requirement applicable to any of the Buyers to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority in connection with the execution and delivery of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

                (c) Except as set forth in Schedule 5.4(c) of the Wang Disclosure Schedule, neither the execution and delivery of this Agreement or any of the Related Agreements to which any of the Buyers is a party nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of any of the Buyers, (ii) result in a breach of or default under (or give rise to any right of termination, cancellation or acceleration under) any of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which any of the Buyers is a party or by which their respective properties or assets may be bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite consents have been or, on or prior to the Closing, shall have been obtained or (iii) violate any order, judgment, writ, injunction, decree, statute, rule or regulation applica-


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

ble to any of the Buyers or any of their respective assets or properties.

             5.5 REPORTS. Since June 30, 1996, Wang has filed all required forms, reports and documents with the SEC (as defined in Section 12.11) required to be filed by it pursuant to the Securities Act or the Exchange Act (as defined in Section 12.11), all of which complied at the time of filing in all material respects with all then applicable requirements of the Securities Act or the Exchange Act. Schedule 5.5 of the Wang Disclosure Schedule lists all such forms, reports or documents, complete and correct copies of which have previously been furnished to Olivetti. None of such forms, reports or documents, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             5.6 FINANCIAL STATEMENTS. The balance sheets and financial statements included in the reports and other documents referred to in Section
5.5 fairly present the financial position of Wang as of the dates therein indicated and the results of Wang's operations for the periods then ended and have been prepared in conformity with U.S. GAAP applied on a consistent basis.

             5.7 POLITICAL PAYMENTS. No offer, payment, gift, promise to pay or give, or authorization of the payment or giving of any money or anything of value has been made by or on behalf of Wang, either directly or through any intermediary, to any Official of any Governmental Authority, or to any political party or Official thereof, or to any candidate for governmental or political office, for the purpose of affecting or influencing any act or decision of such person or inducing such person to use his influence to affect or influence any act or decision of any Governmental Authority in order to assist Wang in obtaining or retaining business for or with, or directing business to, any person. Wang has not received any communication (written or oral), whether from a Governmental Authority, competitor, employee or otherwise, alleging that Wang has engaged in any action that would be inconsistent with the representations and warranties set forth in this Section 5.7. Wang has delivered or otherwise made available for inspection to Olivetti, true, complete and correct copies of any and all reports, studies, analyses, or other writings regarding any audits, inquiries, investigations, reviews or other evaluations that have been conducted by or on behalf of Wang or its Board of Directors with respect to the possible occurrence of any action that would be inconsistent with the representations and warranties set forth in this Section 5.7.

             5.8 LITIGATION. (a) Except as set forth in Schedule 5.8(a) of the Wang Disclosure Schedule, there is no action, suit, proceeding or arbitration, or (to the best knowledge of Wang) no inquiry, grievance or investigation, pending (or, to the best knowledge of Wang after due inquiry, threatened) by or before any court or governmental or other regulatory or administrative agency or commission involving Wang involving an amount in excess of U.S. $500,000 or which, in the aggregate, would have or result in a material adverse effect on or change in the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of Wang and its subsidiaries taken as a whole.

                (b) Except as set forth in Schedule 5.8(b) of the Wang Disclosure Schedule, there is no action, suit, proceeding or arbitration, or (to the best knowledge of Wang) no inquiry, grievance or investigation, pending (or, to the best knowledge of Wang after due inquiry, threatened) by or before any court or governmental or other regulatory or administrative agency or commission which questions or challenges the validity of this Agreement or any of the Related Agreements to which Wang is a party or any action taken or to be taken by Wang pursuant to this Agreement or any of the Related Agreements to which Wang is a party or in connection with the transactions contemplated hereby or thereby and Wang does not know or have reason to know of any valid basis for any such action, suit, inquiry, grievance, proceeding, arbitration or investigation.

             5.9 BROKERS AND FINDERS. Except for Greenhill & Co., LLC, which is serving as financial advisor to, and whose fees will be paid by, Wang, Wang is not obliged to pay, and has not retained any broker or finder or other person who is entitled to, any broker's or


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finder's fee based upon any agreement or undertaking made by Wang in connection with this Agreement or any Related Agreements to which it is a party or the transactions contemplated hereby or thereby.

             5.10 LETTER CONCERNING FINANCING. Wang has previously delivered to Olivetti a true, complete and correct copy of a letter from Bankers Trust Company to Wang, dated February 20, 1998, concerning the financing for the transactions contemplated by this Agreement and related financing, and, as of the date hereof, such letter has not been withdrawn or modified in writing.

             5.11 NET OPERATING LOSS. Based solely on the cumulative owner shifts of which Wang is aware as of the date of this Agreement, Wang has not been subject to an "ownership change" (as defined in Section 382(g) of the Code) which would limit the use of its United States net operating loss ("NOL") under
Section 382 of the Code. Based solely on the cumulative owner shifts of which Wang is aware as of the date of this Agreement, the issuance of the Wang Shares pursuant to Section 2.1(b)(ii) herein will not result in an "ownership change" under Section 382(g) of the Code.

             5.12 ABSENCE OF ADVERSE CHANGE. Since December 31, 1997 (and excluding any effects of the transactions contemplated hereby), Wang and its subsidiaries, taken as a whole, have not suffered any material adverse change in their business, assets, properties, liabilities, results of operations or condition (financial or otherwise).

             5.13 DISCLOSURE. No representations or warranties by Wang in this Agreement or in any Related Agreement to which Wang is a party and no statement contained in the financial statements referred to in Section 5.6 or the Wang Disclosure Schedule contain (or, with respect to any of the foregoing which are completed, amended or supplemented after the date hereof, will contain) any untrue statement of material fact or omit (or, with respect to any of the foregoing which are completed, amended or supplemented after the date hereof, will omit) to state any material fact necessary, in light of the circumstances under which it was made, in order to make such representation, warranty or statement not misleading.


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                                   ARTICLE VI

                        CERTAIN COVENANTS, AGREEMENTS AND
                        ---------------------------------
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES
                  ---------------------------------------------

             6.1 CONDUCT OF BUSINESS PENDING THE CLOSING. (a) Except as otherwise expressly provided in this Agreement or in any Related Agreement, or as expressly required to consummate the transactions contemplated hereby or thereby, during the period from the date of this Agreement through the Closing Date, Olivetti shall cause each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to conduct its business in the same manner as such businesses have been conducted prior to the date hereof.

                (b) Except as otherwise expressly provided in this Agreement or in any Related Agreement, or as expressly required to consummate the transactions contemplated hereby or thereby, during the period from the date of this Agreement through the Closing Date, without the prior written consent of Wang to be provided in accordance with Section 6.1(g), Olivetti shall not, shall not cause and shall not permit:

                             (i) Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to amend their respective certificates or articles of incorporation, memoranda or articles of association or by-laws (or other organizational documents), except as required to capitalize Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary in accordance with the laws of their jurisdiction of incorporation;

                             (ii) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to (aa) issue, sell, deliver, transfer or redeem any of its capital stock or other ownership interest or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any of its capital stock or other ownership interest, (bb) organize any new subsidiary or
         (cc) take any action that would change the organizational structure of Olsy, Olsy Japan, Olsy Brazil and the


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

         Controlled Subsidiaries from that set forth on Schedule 4.2(a) of the Olivetti Disclosure Schedule;

                             (iii) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                             (iv) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to sell, transfer, convey, assign, deliver or otherwise dispose of any assets, properties, Contracts, Intellectual Property, rights, privileges, franchises, operations or business (real, personal or mixed, tangible or intangible) to Olivetti or any Olivetti Affiliate, except in exchange for goods or services pursuant to existing contractual relationships and in compliance with the same;

                             (v) Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary (aa) except in exchange for goods or services pursuant to existing contractual relationships and in compliance with the same, to purchase or otherwise acquire any assets, properties, rights, privileges, franchises, operations or business (real, personal or mixed, tangible or intangible) from, (bb) to loan or advance any amount to or (cc) to amend or enter into any new agreement or other arrangement with, Olivetti or any Olivetti Affiliate;

                             (vi) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to declare, pay or set aside for payment any dividend or other distribution (whether in cash, stock or property or any combination thereof);

                             (vii) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary, except in the ordinary course of business and consistent with past practice, to sell, transfer, convey, assign, deliver or otherwise dispose of any assets, properties, rights, privileges, franchises, operations or business (real, personal or mixed, tangible or intangible);

                             (viii) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to (aa) purchase or other-


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

         wse acquire any capital stock, assets, properties, rights, privileges, franchises, operations or business (real, personal or mixed, tangible or intangible) of, or any other ownership interest in, any Person, except such of the foregoing as are utilized in the ordinary course of their respective business consistent with past practice, (bb) enter into any partnership, joint venture, strategic alliance or sharing of revenues, profits, losses, costs or liabilities with any Person which would be required to be disclosed pursuant to Section 4.14(b)(x) or
         (cc) enter into any agreement or other arrangement relating to the development of Software requiring 1,000 or more man hours;

                             (ix) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to (aa) borrow any funds other than in the ordinary course of business consistent with past practice or (bb) incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any liability or obligation (whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured), except liabilities and obligations incurred in the ordinary course of business and consistent with past practice;

                             (x) Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, except in the ordinary course of business and consistent with past practice, to pay, discharge or satisfy any liability or obligation (whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured);

                             (xi) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to permit or allow any of their respective assets, properties, rights, privileges, franchises, operations or business (real, personal or mixed, tangible or intangible) to be subjected to any Lien other than (aa) Liens that will be released or discharged at or prior to Closing, (bb) Liens for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings or (cc) statutory Liens arising in the


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

         ordinary course of business by operation of law (including mechanic's, workmen's or warehousemen's Liens);

                             (xii) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to write down or write up the value of any assets or write off as uncollectible any trade accounts receivable;

                             (xiii) Olivetti (with respect to Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary), Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to make any change in accounting methods, principles or practices;

                             (xiv) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to make any individual expenditure or commitment for inventory (including consumable spares) in excess of U.S. $500,000 or make aggregate expenditures and commitments for inventory or spares in excess of U.S. $5,000,000;

                             (xv) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to make any individual expenditure or commitment for additions to property, plant or equipment (including repairable spares) in excess of U.S. $500,000 or make aggregate expenditures and commitments for additions to property, plant or equipment in excess of U.S. $5,000,000;

                             (xvi) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary (aa) to dispose of any rights to the use of any Intellectual Property or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge, except in accordance with existing contractual commitments disclosed in the Olivetti Disclosure Schedule or in the ordinary course of business consistent with past practice or (bb) to permit to lapse any rights to use any Intellectual Property;

                             (xvii) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to sell, transfer, convey, assign, deliver or otherwise dispose of any assets, properties, rights, privileges, franchises, operations or business (real, personal or mixed, tangible or intangible) to, or to purchase or otherwise acquire any of the foregoing from, to pay, loan or advance any amount to, or to enter into any agreement or other arrangement with, any officer or director of Olivetti, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary, any Olsy Japan Subsidiary or any Affiliate of Olivetti or any Associate of any such officer or director;

                             (xviii) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to change any of the banking or safe deposit arrangements;

                             (xix) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to grant or extend any power of attorney to any Person (other than full time employees of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary or attorneys engaged by Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary) or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person other than (aa) Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary or (bb) a supplier of products, services or support to customers of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary in the ordinary course of business consistent with past practice;

                             (xx) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such cancellation, termination or lapse, replacement policies providing coverage equal to or greater than coverage under those policies cancelled, terminated or lapsed are in full force and effect other than in the ordinary course of business consistent with past practice;

                             (xxi) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to increase in any manner the compensation of any of its directors, officers or employees (including any such increase under any Plan), except such increases required to comply with applicable law, any Plan or any applicable collective bargaining agreement;

                             (xxii) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to hire any employees of Olivetti or any Olivetti Affiliate or Olivetti or any Olivetti Affiliate to hire any employees of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary;

                             (xxiii) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary, except in the ordinary course of business consistent with past practice, to hire any additional employees or terminate the employment of any existing employees;

                             (xxiv) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to (aa) amend, terminate or create any Plan or
         (bb) enter into any collective bargaining agreement;

                             (xxv) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary, except in the ordinary course of business and consistent with past practice, to (aa) make any bid or proposal for, or enter into any agreement, contract or commitment to, provide products, service or support to customers or (bb) accept any bid or proposal from, or enter into any agreement, contract or commitment with, any supplier;

                             (xxvi) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to settle any litigation set forth in Schedule 4.23(a) of the Olivetti Disclosure Schedule without Wang's prior written consent, which shall not be unreasonably withheld;

                             (xxvii) Olsy, Olsy Japan, Olsy Brazil or any
         Controlled Subsidiary to give any warranty or representation specifically with respect to Year 2000 or eurocompliance; or

                             (xxviii) Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to agree to do any of the foregoing.

                (c) Except as otherwise expressly provided in this Agreement or in any Related Agreement, or as expressly required to consummate the transactions


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contemplated hereby or thereby, during the period from the date of this Agreement through the Closing Date, Olivetti shall and shall cause each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to use its commercially reasonable best efforts to preserve its corporate existence and business relationships intact, to keep available to Wang its officers and key employees and to preserve for Wang its relationships with employees, licensors, suppliers, distributors, customers and others having business relations with it, provided that Wang acknowledges that the transactions contemplated by this Agreement and the Related Agreements may impact relationships with the foregoing.

                (d) During the period from the date of this Agreement through the Closing Date, neither Olivetti, Olsy, Olsy Japan nor any Controlled Subsidiary shall do any act or omit to do any act which act or omission would cause a breach of any of the representations and warranties or covenants or agreements made by Olivetti in this Agreement.

                (e) During the period from the date of this Agreement through the Closing Date, Olivetti shall and shall cause each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to continue to generate internal reports on the businesses of each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries in the ordinary course of business consistent with past practice and to provide copies thereof to Wang promptly after the generation thereof. Not later than February 28, 1998, Olivetti shall prepare and deliver (or cause to be prepared and delivered) to Wang an unaudited combined profit and loss statement for Olsy and the Subsidiaries and Olsy Japan and a report on the combined net financial position of Olsy and the Subsidiaries, Olsy Japan and Olsy Brazil for the twelve month period ended December 31, 1997, in each case, reflecting the best estimate of the senior management of Olivetti, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries as of the date thereof.

                (f) During the period from the date of this Agreement through the Closing Date, (i) Olivetti shall and shall cause each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to strictly adhere to Italian GAAP and OLGA as selected and applied in the preparation of the 9/30/97 Italian GAAP Financial State-


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ents and (ii) except as otherwise provided in this Agreement or any Related Agreement, Olivetti shall not, and shall cause each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries not to, make any change in any policy or practice relating to non-cash balance sheet accruals or adjustments.

                (g) Not later than two Business Days after the date hereof, each of Olivetti and Wang shall designate two representatives to address matters arising under Section 6.1(b) (respectively, the "Olivetti Interim Operating Representatives" and the "Wang Interim Operating Representatives") and agree to protocols for the communications contemplated by this Section 6.1(g). In the event that Olivetti desires to cause Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to take any action which requires the consent of Wang pursuant to Section 6.1(b), an Olivetti Interim Operating Representative shall deliver a notice containing a description of the proposed action and the rationale therefor to the Wang Interim Operating Representatives at the address set forth in and in accordance with the provisions of Section 12.3. Within five Business Days following the receipt of such notice, a Wang Interim Operating Representative shall deliver a notice to an Olivetti Interim Operating Representative containing either Wang's consent to such proposed action or rationale for not consenting to such proposed action. If a Wang Interim Operating Representative does not deliver such notice within such period, Wang shall be deemed to have consented to such action.

                (h) Notwithstanding anything in this Section 6.1 to the contrary, Olivetti shall, per Wang's consent prior to the date hereof, cause (i) Olivetti Belgium SA/NV to sell the 24% interest held in the capital of Infotechnique S.A. for approximately Luxembourg Fl 70,000,000 (with the proceeds of such sale remaining with Olsy) and (ii) Olsy to subscribe for its pro-rata share of the capital increase resolved upon by the shareholders of Oliricerca to cover 1997 losses.

             6.2 NONSOLICITATION. Neither Olivetti, any Affiliates of Olivetti nor any directors, officers or employees of Olivetti or any such Affiliate shall, and Olivetti shall use its best efforts to cause its and any such Affiliate's investment bankers not to, directly or indirectly, (a) (i) initiate contact with, solicit or

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encourage any inquiries or proposals by, (ii) enter into any discussions or negotiations with, (iii) disclose, directly or indirectly, any information not customarily disclosed concerning the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to or (iv) afford any access to Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary or any properties, books and records relating to the Business or any of the foregoing to any Person in connection with any possible proposal regarding a sale or transfer of all or any portion of or any merger involving (or any similar transaction involving) the assets, stock or business of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary or (b) enter into any agreement with any Person with respect to any such transaction. Olivetti shall notify Wang immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made or any such information is requested, with respect to any such proposal, or if any such proposal is received or indicated to be forthcoming. If Olivetti, any of its Affiliates, any of the directors, officers or employees of Olivetti or any of its Affiliates or any of its or any such Affiliate's investment bankers takes any action prohibited by this Section 6.2, then Olivetti shall reimburse Wang for one-half of the documented, external fees, costs and expenses incurred by Wang in connection with the transactions contemplated by this Agreement including, without limitation, fees, costs and expenses of investment bankers, accountants, attorneys and other advisors and potential financial sources and their advisors and travel expenses of Wang personnel (but excluding the time of such personnel) (collectively "Wang Transaction Expenses"), by wire transfer of immediately available funds to an account designated by Wang. Such reimbursement will be made not later than ten Business Days after the date on which such action was taken. In addition to the right to reimbursement provided for in this Section 6.2, Wang shall have all other legal and equitable remedies as may be available to it, with respect to any action taken by Olivetti, any of its Affiliates, any of the directors, officers or employees of Olivetti or any of its Affiliates or any agent or representative of Olivetti or any of its Affiliates prohibited by this Section 6.2 (including, without limitation, the right to initiate arbitration pursuant to Section 12.12 with respect thereto).


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             6.3 FULL ACCESS. (a) From the date of this Agreement to the Closing
Date, Olivetti shall and shall cause each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to (i) afford to Wang and its authorized representatives reasonable access (including the time thereof) to all books, records, plants, offices, warehouses and other facilities and properties of the Business, Olsy, Olsy Japan, Olsy Brazil and each Controlled Subsidiary and their respective officers and managers, (ii) permit Wang and its authorized representatives to make such inspections thereof as Wang may reasonably request (including the time thereof) and (iii) cause their officers and managers (and, where appropriate their financial, legal, accounting or other advisory firms) to furnish Wang with such financial and operating data and other information (which is not duplicative of the reports delivered by Olivetti to Wang pursuant to
Section 6.1(e)) with respect to the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary as Wang may from time to time reasonably request.

                (b) From the date of this Agreement to the Closing Date, Wang shall (i) afford to senior officers of the Olivetti group reasonable access (including the time thereof) to its senior officers responsible for finance, legal, human resources and business development and cause such finance, legal, human resources and business development officers to furnish such senior officers of the Olivetti group with such financial and operating data and other information (which is not duplicative of the reports delivered by Wang to Olivetti pursuant to Section 6.10) with respect to, and to respond to questions concerning, Wang as they may from time to time reasonably request or ask and
(ii) afford to Olivetti's legal counsel referred to in Section 12.3 reasonable access (including the time thereof) to the so-called data room established in connection with the transactions contemplated by this Agreement.

                (c) No investigation by, or furnishing of information to, Wang shall affect the right of Wang to rely on the representations, warranties, covenants and agreements of Olivetti set forth herein (including, without limitation, Article IV), and no investigation by, or furnishing of information to, Olivetti shall affect the right of Olivetti to rely on the representations,


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warranties, covenants and agreements of Wang set forth herein (including, without limitation, Article V).

             6.4 SUPPLEMENTS TO DISCLOSURE SCHEDULES. (a) From time to time prior to the Closing, Olivetti shall promptly (i) supplement or amend the Olivetti Disclosure Schedule with respect to (aa) any matter which is required to be set forth or described in the Olivetti Disclosure Schedule as of the date hereof of which Olivetti becomes aware after the date hereof or (bb) any matter hereafter arising which, if existing or occurring on the date hereof, would have been required to be set forth or described in the Olivetti Disclosure Schedule and (ii) deliver a copy of such supplement or amendment to Wang. No supplement or amendment of the Olivetti Disclosure Schedule made pursuant to this Section 6.4(a) shall be deemed to cure any breach of any representation or warranty made by Olivetti unless Wang specifically agrees thereto in writing.

                (b) From time to time prior to the Closing, Wang shall promptly
(i) supplement or amend the Wang Disclosure Schedule with respect to (aa) any matter which is required to be set forth or described in the Wang Disclosure Schedule as of the date hereof of which Wang becomes aware after the date hereof or (bb) any matter hereafter arising which, if existing or occurring on the date hereof, would have been required to be set forth or described in the Wang Disclosure Schedule and (ii) deliver a copy of such supplement or amendment to Olivetti. No supplement or amendment of the Wang Disclosure Schedule made pursuant to this Section 6.4(b) shall be deemed to cure any breach of any representation or warranty made by Wang unless Olivetti specifically agrees thereto in writing.

             6.5 NON-GOVERNMENTAL CONSENTS. (a) Each of Wang and Olivetti shall use its respective commercially reasonable best efforts to give or make or cause to be given or made in a timely manner all notices to and filings with, and to obtain or cause to be obtained, prior to Closing, all authorizations, consents or approvals of, all Persons or Governmental Authority (in its capacity as a customer of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary) required to be given, made or obtained by it (or any of its Affiliates) in connection with the execution and delivery of this Agreement or any

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

of the Related Agreements or the consummation of the transactions contemplated hereby or thereby. In obtaining any authorization, consent or approval of any Person or Governmental Authority (in its capacity as a customer of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary) required to be given, made or obtained by Olivetti (or any of its Affiliates) in connection with the execution and delivery of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby, Olivetti (i) shall submit to such Person or Governmental Authority the standard form attached as Exhibit 11 hereto and shall not agree to any material modification thereof without Wang's prior consent, which shall not be unreasonably withheld, and (ii) shall not agree to any modification of any commercial or economic term of any Contract between Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and such Person or Governmental Authority or the assumption by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary of any liability or obligation, without Wang's prior written consent.


                (b) Notwithstanding anything herein to the contrary, if (i) the approval of the Board of Directors of Olsy Japan and (ii) the consent of Toshiba Corporation under the Shareholders Agreement dated May 13, 1985 required in connection with the consummation of the transactions contemplated hereby (collectively, the "Olsy Japan Consents") are not all obtained prior to Closing,
(aa) the delivery of the certificate or certificates representing the Olsy Japan Shares provided for in Section 3.2(a) shall be delayed until the earlier of (x) the date all of the Olsy Japan Consents are obtained or (y) the date six months after the Closing Date (the earlier of (x) and (y) being referred to herein as the "Olsy Japan Delayed Date"), (bb) 71,200,000,000 Italian lira of the Cash Portion of the Purchase Price shall be placed in escrow until the Olsy Japan Delayed Date and (cc) Section 6.1 shall continue to apply to Olsy Japan until the Olsy Japan Delayed Date. If all of the Olsy Japan Consents are not obtained by the date six months after the Closing Date, (i) Olivetti shall retain the certificate or certificates representing the Olsy Japan Shares and (ii) the 71,200,000,000 Italian lira in escrow shall be returned to Wang (together with all interest thereon).

                (c) Notwithstanding anything herein to the contrary, if the consents of Bull S.A. under the Shareholders Agreement dated October 10, 1989 between Olivetti and Bull S.A., Master Agreement dated December 20, 1985 between Olivetti and Bull S.A. and Shareholders Agreement dated December 20, 1985 between Olivetti and Bull S.A. required in connection with the consummation of the transactions contemplated hereby (collectively the "Bull Consents") are not obtained prior to Closing, (i) Olivetti shall cause Olsy or a Controlled Subsidiary to transfer all the outstanding shares of SIAB S.A. to Olivetti or an Olivetti Affiliate for an amount in cash equal to the net book value thereof at the time of such transfer, (ii) Olivetti and Wang shall continue to use their respective commercially reasonable best efforts to obtain the Bull Consents, and
(iii) Wang and Olivetti shall enter into an arrangement (such as a pledge or usufruct of such shares) providing Wang with control (including, without limitation, the economic benefit thereof) over SIAB S.A. as nearly as practicable equal to what Wang would have had if SIAB S.A. remained a Controlled Subsidiary until the Bull Consents are obtained. When the Bull Consents are obtained, Olivetti shall transfer all the outstanding shares of SIAB S.A. to Olsy for an amount in cash equal to the amount referred to in clause (i) of the preceding sentence.

                (d) Notwithstanding anything herein to the contrary, if the consents of the minority shareholders under the Shareholders Agreement for Regulus S.p.A. dated July 28, 1994 as amended by Amendment dated March 11, 1996 by and among Olteco - Fin S.p.A. (predecessor to Olsy S.p.A.) Mr. Dalla Valle, Mr. S. Ghedini, Mr. P. Natali, and Mrs. M. Pasquini required in connection with the consummation of the transactions contemplated hereby (collectively the "Regulus Consents") are not obtained prior to Closing, (i) Olivetti shall cause Olsy or a Controlled Subsidiary to transfer all the outstanding shares of Regulus S.p.A. to Olivetti or an Olivetti Affiliate for an amount in cash equal to the net book value thereof at the time of such transfer, (ii) Olivetti and Wang shall continue to use their respective commercially reasonable best efforts to obtain the Regulus Consents and (iii) Wang and Olivetti shall enter into an arrangement (such as a pledge or usufruct of such shares) providing Wang with ownership and operational control (including, without limitation, the economic benefit


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

thereof) over Regulus S.p.A. as nearly as practicable equal to what Wang would have had if Regulus S.p.A. remained a Controlled Subsidiary until the Regulus Consents are obtained. When the Regulus Consents are obtained, Olivetti shall transfer all the outstanding shares of Regulus S.p.A. to Olsy for an amount in cash equal to the amount referred to in clause (i) of the preceding sentence.

                (e) If the Master Distribution Agreement, dated December 14, 1993, by and between Olsy and Hitachi Data Systems Europe Holdings BV is not renewed and as a result of such nonrenewal Olsy (or a Controlled Subsidiary) terminates all or any portion of the employees of the division known as Olivetti Informatica Centrale, Olivetti shall reimburse Wang for one-half of all amounts associated with the termination of up to 150 of such employees (including without limitation, all termination and incentives payments and reasonable advisory costs with the exception of any TFR severance payment and of any payment on account of unused holidays, thirteenth or fourteenth monthly salaries and reimbursement of expenses).

                (f) If the Engagement for Purchasing Services dated 1996 between Olivetti France and France Telecom or the Agreement #968004795 dated May 17, 1996 between Olivetti France and La Poste are terminated as a result of the failure to obtain the consents thereunder required in connection with the transactions contemplated hereby, Olivetti shall indemnify Wang against and hold it harmless from the consequences (including, without limitation, lost profits) of such termination.

             6.6 GOVERNMENTAL CONSENTS. (a) Each of Wang and Olivetti shall use its respective commercially reasonable best efforts to make or cause to be made in a timely manner all filings with, and to obtain or cause to be obtained, prior to Closing, any permit, authorization, consent or approval of, any Governmental Authority (in their capacity as such) required to be made or obtained by it in connection with this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby not specifically provided for in Section 6.6(b).


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

                (b) As soon as practicable after the date hereof, Olivetti and Wang will prepare and file (i) any notification or special report with respect to this Agreement and the transactions contemplated hereby required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or any other statute, rule or regulation administered by the Antitrust Division of the United States Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") with the DOJ or the FTC, (ii) pre-closing notifications with the Italian Competition Authority, German Federal Cartel Office, Dutch Competition Authority and Australian Foreign Investment Review Board and (iii) all other foreign pre-closing competition filings or notifications, the failure of which to make would have or result in a material adverse effect on either party. Olivetti and Wang shall promptly comply with any request by any such Governmental Authority for additional documents or information and shall use their best efforts to obtain early termination of the waiting period under any of the foregoing.


             6.7 BEST EFFORTS. Subject to the terms and conditions of this Agreement, Wang and Olivetti shall use their respective commercially reasonable best efforts to take, or cause to be taken, and to do or cause to be done, all action and all things necessary (including, without limitation, under applicable laws and regulations) to consummate and make effective the transactions contemplated by this Agreement or the Related Agreements as soon as practicable after the date hereof.

             6.8 EXPENSES. (a) Except as otherwise provided in Sections 6.2, 6.8(c) or 11.2(c)(i), whether or not the transactions contemplated hereby are consummated, (i) all costs and expenses incurred through the Closing Date by Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary in connection with this Agreement or any Related Agreement and the transactions contemplated hereby or thereby shall be paid by Olivetti and (ii) all costs and expenses incurred through the Closing Date by Wang in connection with this Agreement or any Related Agreement and the transactions contemplated hereby or thereby shall be paid by Wang.

                (b) All costs and expenses required to be borne by Olivetti pursuant to Article I and those


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

costs and expenses incurred by Olivetti, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary in connection with the preparation, delivery and audit of the financial statements referred to in Sections 4.6 or 6.12(c) shall be paid by Olivetti.

                (c) Olivetti shall pay all expenses associated with actions required to be taken with regard to any credit facility, loan agreement or similar agreement pursuant to Section 1.4(a) which were not completed prior to the Closing and which Wang causes to be taken after the Closing (provided that if Olivetti and Wang mutually agreed in writing pursuant to the proviso to
Section 1.4(a) to defer any such action with respect to a particular credit facility, loan agreement or similar arrangement until after the Closing, Wang shall defer such action as so mutually agreed).

             6.9 RECORDS; ACCESS. (a) Not later than two Business Days after the date hereof, each of Olivetti and Wang shall designate an appropriate number of representatives (respectively, the "Olivetti Records Representatives" and the "Wang Records Representatives") to: (i) identify all original agreements, documents, books, records and files relating to the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary (or any Subsidiary or Olsy Japan Subsidiary, if any) or any asset, property, Contract, Intellectual Property, right, privilege, franchise, operation, business, liability or obligation of any of the foregoing which are in the possession of Olivetti or an Olivetti Affiliate (the "Olsy Records") and (ii) prepare copies of any of the Olsy Records which also relate to Olivetti or an Olivetti Affiliate which Olivetti elects to retain. Olivetti and Wang, respectively, shall cause the Olivetti Records Representatives and the Wang Records Representatives to work in a cooperative fashion. As soon as practicable after the Closing (but not later than 90 days thereafter), Olivetti shall deliver the Olsy Records to Olsy. On the Closing Date, Olivetti shall deliver or cause to be delivered to Olsy or a Major Subsidiary the contents of the so-called data rooms established in connection with the transactions contemplated by this Agreement as existing as of the date hereof; Olivetti may copy the contents of such data rooms prior to the delivery thereof.


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


                (b) After the Closing and upon reasonable notice, Olivetti shall give, or cause to be given, to Wang and its designated representatives access to any agreements, documents, books, records or files containing information concerning Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary (or any Subsidiary or Olsy Japan Subsidiary, if any) or the Drop-Down not delivered pursuant to Section 6.9(a) relating to periods prior to the Closing, and Olivetti shall permit such persons to examine and copy such books, records or files to the extent requested by Wang, at Wang's expense, in connection with tax and financial reporting matters, tax audits or any pending or threatened litigation or other proceeding in which Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is involved. After the Closing, Olivetti shall direct the employees of Olivetti and Olivetti Affiliates, upon reasonable notice from Wang or Olsy, to be reasonably available to Wang or Olsy for the purpose of assisting Wang or Olsy in connection with any matter referred to in the preceding sentence (provided that if such assistance requires any such personnel to be absent from their place of employment, Wang or Olsy shall reimburse such personnel's employer for the cost of such absence and any travel costs incurred by such employee in providing such assistance).

                (c) After the Closing and upon reasonable notice, Wang shall give, or cause to be given, to Olivetti and its designated representatives access to any agreements, documents, books, records and files of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary (or any Subsidiary or Olsy Japan Subsidiary, if any) relating to periods prior to the Closing, and Wang shall permit such persons to examine and copy such books, records and files to the extent requested by Olivetti, at Olivetti's expense, in connection with tax and financial reporting matters, tax audits or any pending or threatened litigation or other proceeding in which Olivetti is involved and which involves or arises out of the ownership or operation of the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary by Olivetti. After the Closing, Wang shall direct the employees of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries, upon reasonable notice from Olivetti, to be reasonably available to Olivetti for the purpose of assisting Olivetti in connection with any matter referred to in the preceding sentence (provided that if such assistance requires any


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such personnel to be absent from their place of employment, Olivetti shall reimburse such personnel's employer for the cost of such absence and any travel costs incurred by such employee in providing such assistance).

                (d) Olivetti and Wang acknowledge that in certain circumstances it may be necessary for them and their designated representatives to have access to, and to present to third parties, the originals of the agreements, documents, books, records and files referred to in Sections 6.9(a) or (b) and each shall give, or cause to be given, to the other and its designated representatives access to such originals and, with the written assurance of the other to return such originals, shall permit the other to present such originals to third parties.

                (e) Olivetti shall retain, and after the Closing Wang shall cause each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to retain, any agreements, documents, books, records or files relating to the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary (or any Subsidiary or Olsy Japan Subsidiary, if any) for not less than six years, and Olivetti shall notify Wang, and Wang shall cause each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to notify Olivetti, not less than 30 days prior to the destruction of any documents, books, records or files.

             6.10 DELIVERY OF REPORTS BY WANG. Between the date hereof and the Closing Date, Wang shall deliver to Olivetti promptly after the filing thereof, copies of all forms, reports and documents filed by Wang with the SEC or distributed by Wang to its stockholders, all of which shall comply at the time of filing in all material respects with all then applicable requirements of the Securities Act and the Exchange Act. Prior to the date hereof, Wang has provided Olivetti's previously designated representative with four true, complete and correct copies of the most recent report delivered to Wang's lenders pursuant to
Section 7.1 of that certain Credit Agreement among Wang, Bankers Trust, as agent and the other persons named therein on Schedule I, dated August 29, 1996; between the date hereof and the Closing, Wang shall provide Olivetti's previously designated representative with four true, complete and correct copies of all other reports delivered to Wang's lenders pursuant to


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such section. Olivetti shall not permit such representative to distribute such reports or the Financing Plan referred to in Section 9.8, or disclose the contents thereof, to any Person other than the three Olivetti officers previously identified. Olivetti shall not permit any reproduction of all or any portion of any such report.


             6.11 FINANCING. (a) From the date of this Agreement to the Closing Date, Olivetti shall and shall cause each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to (i) afford to financing sources identified by Wang and their officers and authorized representatives reasonable access (including the time thereof) to all books, records, plants, offices, warehouses and other facilities and properties of each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries and their respective officers and managers, (ii) permit such financing sources and their officers and authorized representatives to make such inspections thereof as they may reasonably (including the time thereof) request, (iii) cause their officers and managers (and, where appropriate, their financial, legal, accounting or other advisory firms) to furnish such financing sources with such financial and operating data and other information with respect to the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary as such financing sources may from time to time reasonably request and (iv) cause the officers and managers of each of Olivetti, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries to otherwise assist Wang in arranging financing from such financing sources, including, without limitation, by attending meetings with such financing sources; provided, however, that Wang shall cooperate with Olivetti to minimize any disruption of its business resulting from the foregoing and to endeavor to satisfy any such financing source's request for access to books or records from those contained in the so-called data rooms established in connection with the transactions contemplated by this Agreement. The terms and conditions of arrangements for financing satisfying the condition in Section 9.8 shall permit, as of the Closing, the consummation of the transactions contemplated by this Agreement and the Related Agreements, including without limitation, the payment of the Ancillary Consideration.


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




                (b) Wang shall use its commercially reasonable best efforts to satisfy the condition in Section 9.8.

             6.12 CERTAIN INFORMATION AND FINANCIAL STATEMENTS. (a) Olivetti has previously delivered to Wang a true, complete and correct copy of a reclassified, projected consolidated balance sheet of Olsy, Olsy Japan and certain of the Subsidiaries projected as of December 31, 1997 (the "12/31/97 Projected Balance Sheet"). The 12/31/97 Projected Balance Sheet is attached as
Schedule 6.12(a) hereto. Olivetti hereby represents and warrants to Wang that
(i) the projected consolidated financial position of Olsy, Olsy Japan and such Subsidiaries presented in the column of the 12/31/97 Projected Balance Sheet entitled "Projected MRP 31/12/1997" reflected the best estimate of the senior management of Olivetti, Olsy, Olsy Japan and such Subsidiaries (which was based on and was consistent with the management reporting package available at that time), as of the date of the preparation of the 12/31/97 Projected Balance Sheet, of the projected consolidated financial position of Olsy, Olsy Japan and such Subsidiaries as of December 31, 1997 and (ii) the pro forma adjustments to the 12/31/97 Projected Balance Sheet reflected on Schedule 6.12(a) fairly reflect the adjustments required to be made to reflect the transactions contemplated by this Agreement and the actions which Olivetti is required to have taken or to cause to be taken pursuant to Section 1.8(a).

                (b) Olivetti acknowledges that during the course of the negotiation of the transactions contemplated by this Agreement, Olivetti or its advisors have heretofore supplied Wang with a certain book of written documents, the table of contents of which is set forth on Schedule 6.12(b) hereto (the "Information Documents"). Olivetti hereby represents and warrants to Wang that such Information Documents were prepared from time to time: (i) as to the historical data contained therein, on the basis of the information available at Olsy in Ivrea (Italy) or obtained from the controllers of the Controlled Subsidiaries which information was consistent with the books, records and systems of Olsy, Olsy Japan or the Controlled Subsidiaries, as the case may be, and (ii) as to the projected data contained therein, on the basis of then current best estimates of senior management


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of Olivetti, Olsy, Olsy Japan and the Controlled Subsidiaries of the projected performance reflected therein.

                (c) Not later than April 15, 1998, Olivetti shall prepare and deliver (or cause to be prepared and delivered) to Wang true, complete and correct copies of (i) a consolidated balance sheet of Olsy and the Subsidiaries, a balance sheet of Olsy Japan, a balance sheet of Olsy Brazil and a combined balance sheet of Olsy and the Subsidiaries, Olsy Japan and Olsy Brazil, in each case as of December 31, 1997 (such combined balance sheet being referred to herein as the "12/31/97 Balance Sheet"), a consolidated statement of income of Olsy and the Subsidiaries, a statement of income of Olsy Japan, and a combined statement of income of Olsy and the Subsidiaries and Olsy Japan (the "12/31/97 Income Statement"), in each case for the twelve month period then ended and a consolidated statement of cash flows of Olsy and the Subsidiaries, a statement of cash flows of Olsy Japan and a combined statement of cash flows of Olsy and the Subsidiaries and Olsy Japan, in each case for the twelve month period then ended, all (other than statements of cash flows) audited by Coopers & Lybrand, independent certified public accountants, whose audit report thereon shall be included therein and accompanied by footnotes (collectively, the "12/31/97 Financial Statements") and (ii) a version of the 12/31/97 Balance Sheet reclassified consistent with the 12/31/97 Projected Balance Sheet (the "Reclassified 12/31/97 Balance Sheet"). The 12/31/97 Financial Statements (i) shall give a true and fair view of the consolidated financial position of Olsy and the Subsidiaries, the financial position of Olsy Japan, the financial position of Olsy Brazil and the combined financial position of Olsy and the Subsidiaries, Olsy Japan and Olsy Brazil, in each case as of December 31, 1997, and the consolidated results of operations and cash flows of Olsy and the Subsidiaries, the results of operations and cash flows of Olsy Japan and the combined results of operations and cash flows of Olsy and the Subsidiaries and Olsy Japan, in each case, for the period then ended, and (ii) shall be prepared in accordance with Italian GAAP and OLGA as selected and applied in the preparation of the 9/30/97 Italian GAAP Financial Statements.

                (d) Not later than 105 days after the Closing Date, Wang shall prepare and deliver (or cause to be prepared and delivered) to Olivetti true, complete and correct copies of (i) a consolidated balance sheet of Olsy and the Subsidiaries, a balance sheet of Olsy Japan, a balance sheet of Olsy Brazil and a combined balance sheet of Olsy and the Subsidiaries and Olsy Japan (such combined balance sheet being referred to herein as the "Closing Balance Sheet"), in each case as of (aa) the Closing Date or (bb) if the Closing Date is not a month end, as of the month end immediately preceding the Closing Date (such date being referred to herein as the "Closing Financial Statements Date"), consolidated statements of income of Olsy and the Subsidiaries, a statement of income of Olsy Japan, a statement of income of Olsy Brazil and a combined statement of income of Olsy and the Subsidiaries, Olsy Japan and Olsy Brazil, in each case for the period beginning on January 1, 1998 and ending on the Closing Financial Statements Date (the "Closing Financial Statements Period"), and a consolidated statement of cash flows of Olsy and the Subsidiaries, a statement of cash flows of Olsy Japan, a statement of cash flows of Olsy Brazil and a combined statement of cash flows of Olsy and the Subsidiaries, Olsy Japan and Olsy Brazil, in each case for the Closing Financial Statements Period, all (other than statements of cash flows) audited by Ernst & Young LLP ("Ernst & Young"), independent certified public accountants, whose audit report thereon shall be included therein, and accompanied by footnotes (collectively, the "Closing Financial Statements") and
(ii) a version of the Closing Balance Sheet reclassified consistent with the 12/31/97 Projected Balance Sheet (the "Reclassified Closing Balance Sheet"). The Closing Financial Statements (i) shall give a true and fair view of the consolidated financial position of Olsy and the Subsidiaries, the financial position of Olsy Japan, the financial position of Olsy Brazil and the combined financial position of Olsy and the Subsidiaries and Olsy Japan, in each case as of the Closing Financial Statements Date and the consolidated results of operations and cash flows of Olsy and the Subsidiaries, the results of operations and cash flows of Olsy Japan, the results of operations and cashflows of Olsy Brazil and the combined results of operations and cash flows of Olsy and the Subsidiaries, Olsy Japan and Olsy Brazil, in each case, for the Closing Financial Statements Period and (ii) shall be prepared in accordance with Italian GAAP and OLGA as selected and applied in the preparation of the 9/30/97 Italian GAAP Financial Statements, except (aa) if


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

such application was improper under Italian GAAP or OLGA or (bb) to the extent that such application was inconsistent. In connection with the preparation of the Closing Financial Statements, (i) if any of the actions required to be taken pursuant to Section 1.8(a) shall not have been taken prior to the Closing Financial Statements Date, Wang shall cause such actions to be taken effective as of the date such actions should have been taken pursuant to Section 1.8(a) and (ii) Wang shall cause all repair costs capitalized by Olsy North America, Inc. not previously reversed and expensed to be reversed and expensed.

                (e) After the date hereof and through the Closing Date, upon reasonable notice, Olivetti shall give, or cause to be given, to Wang and its representatives access to the books, records, files and personnel of the Business, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries for purposes of monitoring the preparation or audit of the 12/31/97 Financial Statements. After the date hereof, upon reasonable notice, Olivetti shall give, or cause to be given, to Wang and its representatives access to the books, records and files of Olivetti (and if still in the possession of Olivetti, of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries) relating to any of the financial statements delivered by Olivetti to Wang pursuant to this Agreement and any work papers, audits or reports thereon and all analyses, reports, memoranda and documents relating thereto for purposes of performing its obligations or enforcing its rights under Sections 6.13, 6.14, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21 or 6.22 or with respect to the Earn-Outs.

                (f) After the Closing and through the date the Closing Financial Statements are delivered pursuant to Section 6.12(d), upon reasonable notice, Wang shall give, or cause to be given, to Olivetti and its representatives access to the books, records, files and personnel of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries for purposes of preparing or auditing the 12/31/97 Financial Statements and monitoring the preparation or audit of the Closing Financial Statements. After the Closing, upon reasonable notice, Wang shall give, or cause to be given, to Olivetti and its representatives access to the books, records and files of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries


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

relating to any of the financial statements delivered by Wang to Olivetti pursuant to this Agreement and any work papers, audits or reports thereon and all analyses, reports, memoranda and documents relating thereto for purposes of performing its obligations or enforcing its rights under Sections 6.13, 6.14, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21 or 6.22 or with respect to the
Earn-Outs.

             6.13 1997 EBITDA PURCHASE PRICE ADJUSTMENT. (a) Not later than 60 days after the date Olivetti delivers (or causes to be delivered) the 12/31/97 Financial Statements (the "12/31/97 Objection Period"), Wang shall notify Olivetti of any and all objections, if any, to the 12/31/97 Financial Statements (the "12/31/97 Objections"). If Wang fails to notify Olivetti of any 12/31/97 Objections within the 12/31/97 Objection Period, Wang shall be deemed to have accepted the 12/31/97 Financial Statements. If Wang notifies Olivetti of any 12/31/97 Objections within the 12/31/97 Objection Period, Olivetti and Wang shall attempt to resolve such 12/31/97 Objections not later than 30 days after the date Wang notifies Olivetti of such 12/31/97 Objections. If Olivetti and Wang are unable to resolve all such 12/31/97 Objections within such period, either party may submit the unresolved 12/31/97 Objections to arbitration in London, England before three arbitrators, then active certified public accountants, in accordance with the Rules of Arbitration of the International Chamber of Commerce (the "Rules") then in effect as modified herein, as the sole means of resolving such 12/31/97 Objections. Each party shall bear its own costs in any such proceeding, and the expenses of the arbitration tribunal shall be borne by Wang and Olivetti in equal portions. The decision of the arbitrators shall be final and binding upon Wang and Olivetti and may be enforced in any court of competent jurisdiction. To the fullest extent permitted by law, each party to this Agreement irrevocably submits to the jurisdiction of such forum with respect to unresolved 12/31/97 Objections and waives any objection it may have to either the jurisdiction or venue of such forum with respect to unresolved 12/31/97 Objections. If any 12/31/97 Objections are to be submitted to arbitration pursuant to this Section 6.13(a), then each party shall nominate an active certified public accountant knowledgeable in Italian GAAP to serve as its party-appointed arbitrator within ten days of submission or its receipt of notice thereof. The two arbitrators so nomi-


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

ated shall mutually nominate a third then active certified public accountant knowledgeable in Italian GAAP within ten days of the nomination of the second arbitrator to serve as the chair of the arbitral tribunal. If any party fails to timely nominate an arbitrator or if the two party-nominated arbitrators fail to timely agree on a third arbitrator, then any party may request that an active certified public accountant be appointed by the International Chamber of Commerce Court of Arbitration within 15 days of such request in accordance with the Rules. The hearing (if any) shall be held, if possible, within 30 days of the confirmation of the appointment of the third arbitrator, and the tribunal shall render its award within 30 days of the conclusion of the hearing or, if there is no hearing, within 30 days after the parties' final submissions to the arbitrators. The parties expressly agree that leave to appeal under Section 45 or 69 of the English Arbitration Act 1996 may not be sought with respect to any question of law arising in the course of the arbitration or with respect to any award made.

                (b) If the amount of 1997 EBITDA (as defined in Section 6.13(d)) is less than 120,000,000,000 Italian lira, then, not later than (i) if Wang fails to notify Olivetti of any 12/31/97 Objections within the 12/31/97 Objection Period, five days after expiration of the 12/31/97 Objection Period or
(ii) if Wang notifies Olivetti of any 12/31/97 Objections within such 12/31/97 Objection Period, five days after the date all such 12/31/97 Objections are resolved (by mutual agreement or arbitration) in accordance with Section 6.13(a) (the later of clause (i) or (ii) being referred to as the "1997 EBITDA Determination Date"), Olivetti shall pay Wang an amount (the "1997 EBITDA Determined Cash Payment Amount") in cash, in immediately available funds, equal to 60,000,000,000 Italian lira minus 4 times the difference between 120,000,000,000 Italian lira and the amount of 1997 EBITDA. If the amount of 1997 EBITDA is equal to or greater than 105,000,000,000 Italian lira, Olivetti shall not be obligated to make any payment to Wang pursuant to this Section 6.13(b).

                (c) If the amount of 1997 EBITDA is greater than 88,750,000,000 Italian lira, then, effective as of the EBITDA Determination Date, the number of rights shall be adjusted to a number of Rights (the "1997 EBITDA Determined Number of Rights") equal to (i) if the amount

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of 1997 EBITDA is 105,000,000,000 Italian lira or more, 5,000,000 or (ii) if the amount of 1997 EBITDA is less than 105,000,000,000 Italian lira but more than 88,750,000,000 Italian lira, then a number determined by multiplying 5,000,000 by a fraction, the numerator of which equals 65,000,000,000 minus 4 times the difference between 105,000,000,000 Italian lira and the amount of 1997 EBITDA and the denominator of which is 65,000,000,000. If the amount of 1997 EBITDA is equal to or less than 88,750,000,000 Italian lira, the Rights shall become wholly void and of no force or effect.

                (d) The term "1997 EBITDA" means the sum of (i) the aggregate amount of earnings of Olsy and the Subsidiaries and Olsy Japan, before interest (including securitization and factoring related charges), taxes, depreciation and amortization and excluding any extraordinary items set forth on Schedule 6.13(d), derived from the 12/31/97 Income Statement (as adjusted to reflect the resolution of any 12/31/97 Objections, if any, by mutual agreement or arbitration in accordance with Section 6.13(a)) and (ii) 25,000,000,000 Italian lira of the share capital increase made pursuant to Sections 1.8(a)(v) and 1.8(b). For purposes of determining 1997 EBITDA, repair costs capitalized by Olsy North America, Inc. during the nine month period ended September 30, 1997 shall be reversed and expensed and repair costs of Olsy North America, Inc. for the three month period ended December 31, 1997 shall be expensed. By way of example and solely for illustration purposes, Schedule 6.13(d) hereto illustrates how 1997 EBITDA is derived from the 9/30/97 Italian GAAP Income Statement in accordance with this definition.

             6.14 CLOSING BALANCE SHEET PURCHASE PRICE ADJUSTMENT. (a) Not later than 60 days after the date Wang delivers (or causes to be delivered) the Closing Financial Statements (plus a number of days equal to the number of days, if any, in the month of August falling in such period the "Closing Objection Period"), Olivetti shall notify Wang of any and all objections, if any, to the Closing Financial Statements (the "Closing Objections"). If Olivetti fails to notify Wang of any Closing Objections within the Closing Objection Period, Olivetti shall be deemed to have accepted the Closing Financial Statements. If Olivetti notifies Wang of any Closing Objections within the Closing Objection Period, Wang and

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Olivetti shall attempt to resolve such Closing Objections not later than 30 days after the date Olivetti notifies Wang of such Closing Objections. If Wang and Olivetti are unable to resolve all such Closing Objections within such period, either party may submit the unresolved Closing Objections to arbitration in London, England before three arbitrators, then active certified public accountants, in accordance with the Rules then in effect as modified herein, as the sole means of resolving such Closing Objections. Each party shall bear its own costs in any such proceeding, and the expenses of the arbitration tribunal shall be borne by Wang and Olivetti in equal portions. The decision of the arbitrators shall be final and binding upon Wang and Olivetti and may be enforced in any court of competent jurisdiction. To the fullest extent permitted by law, each party to this Agreement irrevocably submits to the jurisdiction of such forum with respect to unresolved Closing Objections and waives any objection it may have to either the jurisdiction or venue of such forum with respect to unresolved Closing Objections. If any Closing Objections are to be submitted to arbitration pursuant to this Section 6.14(a), then each party shall nominate an active certified public accountant knowledgeable in Italian GAAP to serve as its party-appointed arbitrator within ten days of submission or its receipt of notice thereof. The two arbitrators so nominated shall mutually nominate a third then active certified public accountant knowledgeable in Italian GAAP within ten days of the nomination of the second arbitrator to serve as the chair of the tribunal. If any party fails to timely nominate an arbitrator or if the two party-nominated arbitrators fail to timely nominate on a third arbitrator, then any party may request that an active certified public accountant be appointed by the International Chamber of Commerce Court of Arbitration within 15 days of such request in accordance with the Rules. The hearing (if any) shall be held, if possible, within 30 days of the confirmation of the appointment of the third arbitrator, and the tribunal shall render its award within 30 days of the conclusion of the hearing or, if there is no hearing, within 30 days after the parties' final submissions to the arbitrators. The parties expressly agree that leave to appeal under Section 45 or 69 of the English Arbitration Act 1996 may not be sought with respect to any question of law arising in the course of the arbitration or with respect to any award made.


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                (b) Not later than (i) if Olivetti fails to notify Wang of any
Closing Objections within the applicable Closing Objection Period, five days after expiration of such Closing Objection Period or (ii) if Olivetti notifies Wang of any Closing Objections within such Closing Objection Period, five days after the date all such Closing Objections are resolved (by mutual agreement or arbitration) in accordance with Section 6.14(a) (the later of clauses (i) or
(ii) being referred to as the "Closing Balance Sheet Determination Date"), either: (aa) Olivetti shall pay Wang the amount by which the Target Tangible Equity Value (as defined in Section 6.14(d)) exceeds the sum of (x) the Closing Tangible Equity Value (as defined in Section 6.14(d)) and (y) the Closing Tangible Equity Value Adjustment Amount (as defined in Section 6.14(d)); or (bb) Wang shall pay Olivetti the amount by which the sum of (x) the Closing Tangible Equity Value and (y) the Closing Tangible Equity Value Adjustment Amount exceeds the Target Tangible Equity Value. Any payment pursuant to this Section 6.14(b) by Olivetti shall be made in cash first by the escrow agent under the Cash Escrow Agreement to Wang by wire transfer of immediately available funds in escrow in accordance with the Cash Escrow Agreement and, if the amount of such payment exceeds funds in escrow available therefor, by Olivetti to Wang by wire transfer of immediately available funds. Any payment pursuant to this Section 6.14(b) by Wang shall be made in cash by Wang to Olivetti by wire transfer of immediately available funds.

                (c) Not later than the Closing Balance Sheet Determination Date, Olivetti shall pay Wang (i) the amount, if any, by which the 12/31/97 Net Financial Position was greater than negative 65,000,000,000 Italian lira (meaning there was less than 65,000,000,000 Italian lira in cash) after giving effect to the actions required to be taken pursuant to Sections 1.3(a) or (b) and (ii) an amount equal to the amount of Cash Leakage (as defined in Section 6.14(d)), if any. Any payment pursuant to this Section 6.14(c) by Olivetti shall be made in cash, to the extent any funds remain in escrow under the Cash Escrow Agreement after any payment therefrom pursuant to Section 6.14(b), first by the escrow agent under the Cash Escrow Agreement to Wang by wire transfer of immediately available funds in escrow in accordance with the Cash Escrow Agreement and, if the amount of such payment


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exceeds funds in escrow available therefor, by Olivetti to Wang by wire transfer of immediately available funds.

                (d) The following terms shall have the following meanings:

             CASH LEAKAGE. The term "Cash Leakage" means the use of cash (decrease in cash) due to dividends and equity distributions, or payments and loans out of the ordinary course of business as prohibited and not otherwise waived pursuant to Section 6.1 for the Closing Financial Statements Period (as if such Section 6.1 applied throughout the Closing Financial Statements Period); provided that any such use of cash is not captured in the Closing Tangible Equity Value and provided that any loan or purchased asset made other than in the ordinary course of business and not approved in writing by Wang shall be transferred to Olivetti free of charge other than any related expense of transfer.

             CLOSING TANGIBLE EQUITY VALUE. The term "Closing Tangible Equity Value" means the result obtained by subtracting the amount of "Intangible Assets" shown on the Reclassified Closing Balance Sheet (as adjusted to reflect the resolution of any Closing Objections, if any, by mutual agreement or arbitration in accordance with Section 6.14(a)) from the amount of "Total Shareholders' Equity" shown on the Reclassified Closing Balance Sheet (as adjusted to reflect the resolution of any Closing Objections, if any, by mutual agreement or arbitration in accordance with Section 6.14(a)).

             CLOSING TANGIBLE EQUITY VALUE ADJUSTMENT AMOUNT. The term "Closing Tangible Equity Value Adjustment Amount" means the amount of the "Loss" (expressed as a positive number) derived from the Closing Financial Statements and the books and records relating thereto (as adjusted to reflect the resolution of any Closing Objections, if any, by mutual agreement or arbitration in accordance with Section 6.14(a)), less the sum of the following (each of which shall be expressed as a positive number and similarly derived): (i) the amortization of intangible assets and the amortization of goodwill for the Closing Financial Statements Period; (ii) any non-recurring loss, expense or provision or non ordinary course of business expense for the Closing Financial Statements Period, including any audit adjustment result-


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ing from the Closing Financial Statements audit that effects shareholders'
equity through the income statement, provided that such non-recurring loss, expense or provision or non ordinary course of business expense do not result from any of the actions in accordance with Section 1.8 or Section 6.1(h) or that have not been agreed in writing by Olivetti and Wang; and (iii) the amount, if any, by which the 1998 Operating Loss (as defined in this Section 6.14(d)) exceeds 65,000,000,000 Italian lira. By way of example and solely for illustration purposes, Schedule 6.14(d) hereto sets forth some computations (using hypothetical numbers) of the Closing Tangible Equity Value Adjustment Amount in accordance with this definition and based on the assumption that the "Tangible Equity Value" as of 12/31/97 is equal to the Target Tangible Equity Value.

             12/31/97 NET FINANCIAL POSITION. The term "12/31/97 Net Financial Position" means the amount, positive or negative, of "Total Net Debt" shown on the Reclassified 12/31/97 Balance Sheet (as adjusted to reflect the resolution of any EBITDA Objections, if any, by mutual agreement or arbitration in accordance with Section 6.13(a)) and, if negative, means there is net cash and, if positive, means there is net debt.

             1998 OPERATING LOSS. The term "1998 Operating Loss" means the amount of Income/(Loss) for the Closing Financial Statements Period derived from the Closing Financial Statements and the books and records relating thereto (as adjusted to reflect the resolution of any Closing Objections, if any, by mutual agreement or arbitration in accordance with Section 6.14(a)) before the following (each of which shall be similarly derived): (i) taxes for the Closing Financial Statements Period; (ii) minority interest for the Closing Financial Statements Period; (iii) accounting adjustments relating to decisions made by Wang after the Closing; (iv) any closing costs associated with the transactions provided for in Sections 1.9 and 1.10; (v) goodwill amortization for the Closing Financial Statements Period; (vi) non-recurring income, gain, loss, expense or provision for the Closing Financial Statements Period, including any audit adjustment resulting from the Closing Financial Statements audit that effects shareholders' equity through the income statement; and (vii) net financial charges for the Closing Financial Statements Period.


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             TARGET TANGIBLE EQUITY VALUE. The term "Target Tangible Equity
Value" means 361,700,000,000 Italian lira.

                (e) For purposes of the adjustments to the Purchase Price set forth in this Section 6.14, no effect shall be given to (i) any amount which effected the adjustment to the Purchase Price set forth in Section 6.13 if the Purchase Price was adjusted pursuant thereto or (ii) any amount covered by the more specific provisions of Sections 6.18, 6.19, 6.20 or 6.21.

             6.15 OLSY GERMANY ASBESTOS CLEAN-UP. After the Closing and while Wang has authority to do so, Wang shall not permit Olsy Germany to change the current scope of work of, or the current contractor administering, the clean-up referred to in Section 10.2(a)(vi) without Olivetti's consent, which consent shall not be unreasonably withheld. If the clean-up referred to in Section 1.8(a)(vii) is completed in accordance with all Environmental Laws for less than the restructuring fund therefor referred to in Section 1.8(a)(vii), Wang shall cause Olsy Germany to refund the difference to Olivetti if Wang then has authority to do so.

             6.16 GUARANTEES. (a) After the Closing, Wang shall use its commercially reasonable best efforts to replace financial guarantees of Olivetti with respect to the business of Olsy, Olsy Japan, Olsy Brazil or any Subsidiary, including, without limitation, financial guarantees with respect to VAT, customs, import/export, rent deposits or insurance, to be replaced with a financial guarantee of Wang or Affiliate of Wang. Wang shall indemnify Olivetti for any amounts paid by Olivetti after the Closing (other than with respect to events which occurred prior to the Closing and of which Olsy, Olsy Japan, Olsy Brazil or any Subsidiary had notice) under any such financial guarantees prior to the replacement thereof pursuant to this Section 6.16(a).

                (b) Olivetti hereby represents and warrants to Wang that (i)
Schedule 6.16(b) hereto sets forth all bid, performance, advance payment or residual bonds (the "Customer Bonds") issued by Olivetti with respect to (aa) any Customer Contract which as of the date hereof, has not been fully performed by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and under


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which any product, service or support provided after the date hereof can be invoiced in accordance with such Customer Contract, (bb) any Customer Contract with respect to which, as of the date hereof, there is any trade receivable on the books and records of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, (cc) any Customer Contract which, as of the date hereof, has not been fully performed by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary with a customer to whom Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is providing invoiceable products, services or support,
(dd) any Customer Contract which is being performed in substantial part by a subcontractor of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary or
(ee) Customer Contracts or tender mutually agreed by Olivetti and Wang prior to the date hereof and (ii) Schedule 6.16(b) does not set forth any Customer Bond issued with respect to any Customer Contract or tender with respect to which any action, suit or proceeding is pending (or to the Best Knowledge of the Olivetti Group, threatened). In reliance on the foregoing representation and warranty, after the Closing, Wang shall indemnify Olivetti if and to the extent any of the Customer Bonds set forth on Schedule 6.16(b) are called after the Closing as a result of any breach (other than a breach which occurred prior to the Closing and of which Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary had notice) by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary of the Customer Contract with respect to which Olivetti issued any such Customer Bond (provided that the sole and exclusive remedy for Wang for any breach of the foregoing representation and warranty with respect to any particular Customer Bond or Customer Contract shall be that Wang shall be relieved of the foregoing indemnification obligation with respect to such Customer Bond or Customer Contract). Olivetti hereby waives all rights of subrogation or similar rights, whether arising under law or contract (including, without limitation, any counter guarantee given by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to Olivetti), with respect to all Customer Bonds issued by Olivetti with respect to the Business, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary not listed on Schedule 6.16(b) hereto.

                (c) Olivetti hereby represents and warrants to Wang that (i)
Schedule 6.16(c) hereto sets forth all corporate guarantees issued by Olivetti to

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suppliers of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and
with respect to each such corporate guarantee, the supplier to which it was issued and the amount outstanding thereunder as of December 31, 1997 and (ii) that Schedule 6.16(c) does not set forth any such corporate guarantee with respect to which any action, suit or proceeding is pending (or to the Best Knowledge of Olivetti, threatened). In reliance on the foregoing representation and warranty, after the Closing, Wang shall (i) use its commercially reasonable best efforts to assist Olivetti in obtaining the return of such corporate guarantees and (ii) indemnify Olivetti for any amounts paid by Olivetti after the Closing other than with respect to events which occurred prior to the Closing and of which Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary had notice) under any such corporate guarantees prior to the return thereof pursuant to this Section 6.16(c) (provided that the sole and exclusive remedy for Wang for any breach of the foregoing representation and warranty with respect to any particular corporate guarantee shall be that Wang shall be relieved of the foregoing indemnification obligation with respect to such corporate guarantee).

             6.17 CERTAIN EMPLOYEE BENEFIT MATTERS. (a) Olivetti prior to the Closing, and Wang on and after the Closing, shall use their respective best efforts, and shall cause Olsy U.K. Ltd. ("Olsy U.K.") to use its respective best efforts, take all actions necessary or appropriate to (i) cause the trustees of the Olsy U.K. Employees Pension Scheme (the "UK Scheme") to declare a full pension contribution holiday such that, for the period ending on April 1, 2002 (the "Holiday Close Date"), Olsy U.K. will not be required to make any contributions to the UK Scheme and (ii) amend the UK Scheme such that no individual first hired after the Closing Date shall become eligible to participate therein. Olivetti shall promptly reimburse Wang for any contributions required (whether pursuant to applicable law or as may be required by the trustees of the UK Scheme) to be made by Wang or Olsy U.K. to the UK Scheme on or before the Holiday Close Date. Without limiting any other provision of this Section 6.17(a), (i) Wang shall not take any actions during the period ending on the Holiday Close Date which would indicate to the trustees of the U.K. Pension Scheme that (aa) Wang intends to alter the U.K. Pension Scheme in any manner other than as required


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by applicable law, or (bb) the U.K. Pension Scheme should be funded at more than
105% of the Minimum Funding Requirement (as defined in applicable law), (ii) if Wang elects to terminate or wind up the U.K. Pension Scheme, Olivetti shall have no further liability with respect to such scheme, and (iii) if Wang elects to increase benefits under the U.K. Pension Scheme in any manner, the cost of such increased benefits shall be borne solely by Wang.


                (b) Prior to the Closing, Olivetti shall assume all liabilities and obligations of Olsy or any Controlled Subsidiary in Italy arising under or pursuant to or otherwise relating to the FASIDO, FSIO-SI and FSIO-SC plans of Olsy or any Controlled Subsidiary in Italy (the "Welfare Plans") and shall take all such actions necessary or appropriate to ensure that neither Wang, Olsy nor any Controlled Subsidiary has any liability therefore following the Closing. Without limiting the generality of the foregoing, for so long as Olivetti provides benefits to its Italian employees under the Welfare Plans or other similar plans, Olivetti shall provide benefits to employees and former employees of Olsy or any Controlled Subsidiary in Italy and their respective dependents and beneficiaries (other than any individual (and his or her dependents and beneficiaries) who first becomes employed by Olsy or any Controlled Subsidiary in Italy after the Closing Date) under the Welfare Plans or such other similar Plans, as applicable, which benefits shall not be materially less favorable to the participants therein as those in effect with respect to other participants therein at any relevant time. Wang shall, or shall cause Olsy or any Controlled Subsidiary in Italy to, reimburse Olivetti for the normal contributions incurred by Olivetti in providing such benefits to employees of Olsy or any Controlled Subsidiary in Italy and their dependents and beneficiaries but shall have no obligation to pay any amounts in respect of the benefits provided by Olivetti, the Welfare Plans or such other similar plans to (i) any individual who, at the time such benefits are provided, is a former employee or retiree of Olsy or any Controlled Subsidiary in Italy or (ii) their respective dependents and beneficiaries. The amount required to be reimbursed by Wang pursuant to the preceding sentence shall be determined on the same basis as is applied with respect to other participating employers for the applicable year.


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                (c) As soon as practicable after the date hereof, Olivetti shall provide to Wang a complete and accurate list of all active and inactive participants and beneficiaries in the pension plans of any Controlled Subsidiary in Germany, the United Kingdom or Spain and all information required in order for Wang to effectively administer each such plan including, but not limited to, with respect to each such participant and beneficiary, the (i) date of birth,
(ii) date of hire, (iii) gender, (iv) pensionable earnings, (v) marital status,
(vi) frozen benefit amount (in the case of the frozen pension plans of Controlled Subsidiaries in Germany, the United Kingdom or Spain only) and (vii) date of termination and/or retirement and benefit amounts (in the case of inactive participants and beneficiaries only).

                (d) Olivetti shall pay to Wang an amount equal to any amounts required to be contributed by Wang, Olsy or any Controlled Subsidiary in Spain to or in respect of the retirement or death benefits of former employees of Controlled Subsidiaries in Spain accrued as of the date hereof. Such payment or payments shall be made no later than the third Business Day preceding the day any such amounts are required to be paid by Wang, Olsy or any Controlled Subsidiary in Spain.

             6.18 DETERMINATION OF FUNDING STATUS OF OCJ PENSION PLAN. (a) Olivetti shall promptly reimburse Wang for all amounts paid by Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary during the period commencing on the Closing Date and ending on December 31, 2000 in respect of benefits accrued under the Olivetti Corporation of Japan Employee Benefit Fund (the "OCJ Pension Plan") as of the Closing Date as described in clause (A)(iii) of the definition of Part I Assets in Section 6.18(b) below.

                (b) For purposes of this Agreement, the following terms shall have the following meanings:

             OCJ ASSET REQUIREMENT. The term "OCJ Asset Requirement" means the present value of all benefits, whether or not vested, accrued under the OCJ Pension Plan for each OCJ Designated Employee as of December 31, 2000, determined under U.S. Benefit Accounting Standards. For purposes of the foregoing, (a) all service of the OCJ Designated Employees through the Closing Date, projected


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future increases in remuneration, and cost of living adjustments to pensions shall be taken into account, (b) the actuarial method to be used will be the Projected Unit Credit Method as prescribed in U.S. Benefit Accounting Standards, and (c) the actuarial assumptions to be used shall be the assumptions specified in Schedule 6.18(b). If an actuarial assumption is required but is not specified in Schedule 6.18(b), an assumption proposed by Wang (on a basis which is in accordance with U.S. Benefit Accounting Standards) and consented to by Olivetti, which consent shall not be unreasonably withheld, shall be used.

             OCJ BENEFIT DEFICIT. The term "OCJ Benefit Deficit" means the excess, if any, of (a) the OCJ Asset Requirement over (b) the fair market value, determined as of December 31, 2000, of the Part I Assets held under the OCJ Pension Plan to the extent such Part I Assets are transferred to or remain with Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary (or a trust or other funding arrangement to which Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a party) as of such date.

             OCJ BENEFIT SURPLUS. The term "OCJ Benefit Surplus" means the excess, if any, of (a) the fair market value, determined as of December 31, 2000, of the Part I Assets held under the OCJ Pension Plan to the extent such assets are transferred to or remain with Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary (or a trust or other funding arrangement to which Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a party) as of such date over (b) the OCJ Asset Requirement; provided however, that the amount taken into account under clause (a) of this definition shall not exceed the OCJ Asset Requirement, except to the extent that Wang could, consistent with applicable law, either withdraw such excess from the OCJ Pension Plan or utilize such excess to reduce the contributions it would otherwise be required to make thereto, in either case, during the five-year period immediately following December 31, 2000.

             OCJ DESIGNATED EMPLOYEE. The term "OCJ Designated Employee" means an employee of Olivetti, any Affiliate of Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary who will continue as or become an



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employee of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary as of the
Closing and who participates in the OCJ Pension Plan. The term shall also include any other person for whom liabilities under the OCJ Pension Plan are assumed by Wang, Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary (or retained by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary) as of the Closing.

             OLIVETTI ACTUARY. The term "Olivetti Actuary" shall mean an actuarial consulting firm selected by Olivetti to perform the functions described in Section 6.18(c).

             OLIVETTI TAX ADJUSTMENT. The term "Olivetti Tax Adjustment" means the number one (1) minus the highest marginal rate of tax (expressed as a decimal number) actually applicable to the income of Olivetti in its fiscal year in which the payment, if any, required to be made to Olivetti under Section 6.18(d) below is required to be made.

             PART I ASSETS. The term "Part I Assets" means the excess, if any, of (A) the sum of (i) the assets held under the OCJ Pension Plan as of the Closing Date, (ii) a pro rata portion, determined on a monthly basis (based upon the ratio of the value of the Part I Assets to the value of all assets held under the OCJ Pension Plan) of the income, gains and losses of the OCJ Pension Plan after the Closing Date and prior to January 1, 2001 and (iii) the amount, if any, by which the amount of the contributions made to the OCJ Pension Plan after the Closing Date and prior to January 1, 2001 in respect of individuals who were participants in the OCJ Pension Plan as of the Closing Date exceeds the normal cost funding contributions during such period in respect of individuals who were participants in the OCJ Pension Plan as of the Closing Date (excluding any such amounts attributable to any enhancement of the benefit formula under the OCJ Pension Plan adopted after the Closing Date) over (B) all amounts paid or distributed from the OCJ Pension Plan after the Closing Date and prior to January 1, 2001 in respect of benefits accrued thereunder as of the Closing Date.

             U.S. BENEFIT ACCOUNTING STANDARDS. The term "U.S. Benefit Accounting Standards" means the U.S. GAAP


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relating to Employee Benefit Plans under FAS 87 and 88, and other relevant principles and, in particular, shall refer to the methodology used to determine the projected benefit obligation (as that term is defined in FAS 87).

             WANG ACTUARY. The term "Wang Actuary" shall mean an actuarial consulting firm selected by Wang to perform the functions described in Section 6.18(c).

             WANG TAX ADJUSTMENT. The term "Wang Tax Adjustment" means the number one (1) minus the highest marginal rate of tax (expressed as a decimal number) actually applicable to the income of Olsy Japan in its fiscal year in which the payment, if any, required to be made to Wang under Section 6.18(d) below is required to be made.

                (c) As soon as practicable following December 31, 2000, but in no event more than 90 days following the later of (i) December 31, 2000 and (ii) the date Olivetti or the Olivetti Actuary delivers to the Wang Actuary all information requested by the Wang Actuary pursuant to the last sentence of this
Section 6.18(c), Wang shall cause the Wang Actuary to compute the OCJ Benefit Deficit or OCJ Benefit Surplus, as the case may be, and to deliver its calculations together with reasonable supporting information with respect thereto, to the Olivetti Actuary. If the Olivetti Actuary objects to the manner in which the actuarial assumptions specified in Schedule 6.18(b) are applied in such calculations, it shall notify the Wang Actuary of its objections, and shall supply to the Wang Actuary reasonable detail supporting its objections, no later than 15 days following its receipt of the calculations of the Wang Actuary. If the Olivetti Actuary fails to so object during such 15 day period, the calculations of the Wang Actuary shall be final and binding upon the parties. If the Olivetti Actuary shall notify the Wang Actuary of its objections during such 15 day period, the Wang Actuary and the Olivetti Actuary shall consult with one another and attempt to agree upon the correct application of the actuarial assumptions. If, at the end of the 15 day period commencing on the date the Olivetti Actuary notifies the Wang Actuary of its objections to the calculations, the Wang Actuary and the Olivetti Actuary shall fail to so agree, the appropriate application of such actuarial assumptions shall be determined by arbitration


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by an actuary mutually agreeable to the Wang Actuary and the Olivetti Actuary, which determination shall be final and binding upon the parties and may be enforced in any court having jurisdiction. If the Wang Actuary and the Olivetti Actuary fail to agree on an actuary arbitrator within 20 days after the expiration of the 15 day period in the preceding sentence, then either Wang or Olivetti may request that the International Chamber of Commerce Court of Arbitration appoint such actuary arbitrator within 30 days of such request. Wang shall be responsible for all fees and expenses of the Wang Actuary, Olivetti shall be responsible for all fees and expenses of the Olivetti Actuary, and Wang and Olivetti shall each be responsible for 50% of the fees and expenses incurred by any actuary appointed in accordance with the preceding sentences. Olivetti shall, or shall cause the Olivetti Actuary to, provide to the Wang Actuary, as soon as reasonably practicable following any such request, such information with respect to the OCJ Pension Plan and the OCJ Designated Employees as the Wang Actuary shall reasonably request in order to perform the calculations required of it pursuant to this Section 6.18(c). The arbitrator shall render an award if possible within 90 days of his or her appointment.

                (d) As soon as practicable following the final determination of the OCJ Benefit Deficit and the OCJ Benefit Surplus, but in no event more than 10 days following such determination, Olivetti shall pay to Wang an amount equal to eighty percent (80%) of the OCJ Benefit Deficit multiplied by the Wang Tax Adjustment or Wang shall pay to Olivetti an amount equal to eighty percent (80%) of the OCJ Benefit Surplus multiplied by the Olivetti Tax Adjustment.

             6.19 SPARES. In preparing (or causing to be prepared) the Closing Financial Statements, Wang shall (a) conduct (or cause to be conducted) a physical inventory of all of the fixed assets of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary and (b) prepare (or cause to be prepared) a report with respect to the spares ("Repairable Spares") of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary which are accounted for in accordance with OLGA as fixed assets (the "Repairable Spares Report") reflecting (i) by part number, the number of Repaired Repairable Spares, (ii) by part number, the number of Repairable Spares which would have to be ac-


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quired or repaired by Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary
to reach target stocking levels for such part number set by Olsy as of December 31, 1997 (the "12/31/97 TSLs") and (iii) by part number, the aggregate cost of acquiring or repairing, whichever is less, a number of Repairable Spares to reach the 12/31/97 TSLs for such part number and the total of such costs for all part numbers (the "Total Repairable Spares Cost"). If Olivetti objects to the Repairable Spares Report, Olivetti shall notify Wang of such objections within not later than 60 days after receipt thereof and Wang and Olivetti shall attempt to resolve such objections, or failing that submit such objections to arbitration, in conjunction with any Closing Objections in accordance with
Section 6.14(a). Not later than five days after Wang delivers the Spares Report to Olivetti (or if Olivetti notifies Wang of any objections to the Repairable Spares Report, five days after the resolution thereof by mutual agreement or arbitration), Olivetti shall pay Wang an amount in cash equal to the lesser of
(a) the Total Repairable Spares Cost or (b) 20% of the net book value of the Repairable Spares on the 12/31/97 Balance Sheet (excluding any residual capitalized repair costs). Olivetti shall have the right to participate in the physical inventory referred to in this Section 6.19.

             6.20 TRADE RECEIVABLES. As promptly as practicable after the end of each month following the Closing, Wang shall cause Olsy to deliver to Olivetti an ageing report for the trade receivables of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries as of the Closing Financial Statements Date (other than trade receivables owed from Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary), classified according to the categories set forth on Schedule 6.20 hereto (each a "Trade Receivables Ageing Report"). Within ten Business Days of receipt of a Trade Receivables Ageing Report, Olivetti shall purchase any trade receivable of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary reflected on such report which has not been collected, from the date of billing, within the period specified for trade receivables of such category on Schedule
6.20 hereto, plus 45 days, for an amount in cash, in immediately available funds, equal to the amount of such trade receivable (less the amount of any reserve specifically matched in the books and records of Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary to such trade


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receivable as of the Closing Date, if any); provided, however, that Olivetti shall not be obligated to purchase any trade receivables pursuant to this
Section 6.20 until an amount in trade receivable equal to the aggregate general reserve therefor reflected in the books and records of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries as of the Closing Financial Statements Date shall not have been collected, from the date of billing, within the applicable periods specified on Schedule 6.20 hereto, plus 45 days. If Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary subsequently receives any payment with respect to any trade receivable sold to Olivetti pursuant to this
Section 6.20, such payment shall be promptly (and in any event, within ten Business Days of receipt) paid over to Olivetti. At the request of Olivetti, Wang shall cause Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary to continue its collection efforts, in its ordinary course of business and consistent with its past practice, with respect to any trade receivable purchased from it pursuant to this Section 6.20; with respect to any such trade receivable collected, Olsy, Olsy Japan, Olsy Brazil or the Controlled Subsidiary, as the case may be, shall retain 5% of the amount collected and promptly (and in any event, within ten Business Days of receipt) pay the balance of the amount collected over to Olivetti.

             6.21 WORK IN PROGRESS. (a) Attached as Schedule 6.21 hereto is a report on the Customer Contracts with respect to which unbilled trade receivables for work in progress are reflected in the books and records of Olsy as of December 31, 1997 (the "Unbilled Trade Receivables") which sets forth (i) each such Customer Contract and (ii) with respect to each such Customer Contract the date by which the Unbilled Trade Receivables relating thereto will be paid. As promptly as practicable after the end of each month following the Closing, Wang shall cause Olsy to deliver to Olivetti an ageing report for the Unbilled Trade Receivables (each, a "WIP Ageing Report"). Within ten Business Days of receipt of a WIP Ageing Report, Olivetti shall purchase any Unbilled Trade Receivable on such report which has not been paid by the date specified therefor on Schedule 6.21 hereto for an amount in cash, in immediately available funds, equal to the amount of such Unbilled Trade Receivable. If Olsy subsequently receives any payment with respect to any Unbilled Trade Receivable sold to Olivetti


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pursuant to this Section 6.21, such payment shall be promptly (and in any event, within ten Business Days of receipt) paid over to Olivetti. At the request of Olivetti, Wang shall cause Olsy to continue its collection efforts, in its ordinary course of business and consistent with its past practice, with respect to any Unbilled Trade Receivables purchased from it pursuant to this
Section 6.21; with respect to any such trade receivable collected, Olsy shall retain 5% of the amount collected and promptly (an in any event, within ten Business Days of receipt) pay the balance of the amount collected over to Olivetti. After the Closing, Wang shall cause Olsy to use its commercially reasonable best efforts to continue to perform the Customer Contracts set forth on Schedule 6.21 relating to the work in progress in substantially the same manner as such Customer Contract was being performed prior to the Closing.

                (b) As promptly as practicable at the end of the year ending December 31, 1999, Wang shall deliver (or cause to be delivered) to Olivetti a report with respect to the work in progress receivables and inventories of "Poste Italiane" set forth on Schedule 6.21 hereto showing the amount thereof which remained unpaid as of December 31, 1999, and within ten Business Days of receipt of such report Olivetti shall pay Wang an amount in cash, in immediately available funds, equal to the amount of such work in progress receivables and inventories which remained unpaid as of December 31, 1999. If Olsy subsequently receives any payment with respect to any such work in progress receivables and inventories, such payment shall be promptly (and in any event, within ten Business Days of receipt) paid over to Olivetti.

             6.22 STATUTORY RECAPITALIZATION. As soon as practicable after the Closing, Wang shall recapitalize (or shall cause to be recapitalized) any Controlled Subsidiary which was not, as of the Closing Date, capitalized in accordance with local law, and Olivetti shall reimburse Wang for all Taxes and costs associated with such recapitalization (up to the amount required by local law) within ten days of the receipt of a notice from Wang specifying the amount of such Taxes and costs.

             6.23 COOPERS & LYBRAND CONSENT. (a) Simultaneously with the execution and delivery of this Agree-


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ment, Coopers and Lybrand delivered to Wang a duly executed letter in which
Coopers & Lybrand (i) acknowledged that it understood that Wang intends to file the U.S. GAAP Financial Statements in statements and reports required to be filed by Wang from time to time with the SEC pursuant to the Securities Act and the Exchange Act ("SEC Filings") and (ii) subject to its usual procedures and professional standards and after being given reasonable opportunity to review such SEC Filings and documents incorporated by reference therein, has agreed that it shall consent to the inclusion of any of its audit reports on the U.S. GAAP Financial Statements in any SEC Filing. Olivetti shall use its commercially reasonable best efforts to cause Coopers & Lybrand to consent to the inclusion of any of its audit reports on the U.S. GAAP Financial Statements in any SEC Filing.

                (b) If Coopers & Lybrand fails, for any reason whatsoever, to consent to the inclusion of any such audit report in any SEC filing, Olivetti
(i) shall provide Wang and its representatives access to its books, records, files and personnel commensurate with what it provided to Coopers & Lybrand in connection with its audit of the 12/31/96 Italian GAAP Financial Statements, the 9/30/97 Italian GAAP Financial Statements or the U.S. GAAP Financial Statements so that Wang may expeditiously cause any or all or such financial statements to be reaudited and (ii) shall use its commercially reasonable best efforts to cause Coopers & Lybrand to cooperate with the auditors engaged by Wang to conduct such audit. Olivetti acknowledges that if Coopers & Lybrand fails to consent to the inclusion of any such audit report in any SEC filing and Wang is denied in any manner whatsoever the access provided for in this Section 6.23(b), Wang will suffer irreparable injury and damage. Therefore, Olivetti agrees that if Wang is denied the access provided for in this Section 6.23(b) in any manner whatsoever Wang will be entitled to, in addition to all other remedies available to it, injunctive relief and specific performance to prevent a breach of and to secure the enforcement of this Section 6.23(b) hereof.

                (c) Wang acknowledges that the U.S. GAAP Financial Statements are not being delivered for purposes of the adjustments to the Purchase Price pursuant to Sections 6.13 or 6.14.


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             6.24 COOPERATION IN ITALY. (a) (i) For a period of two years following the Closing, Olivetti will cause Olivetti executives to use their commercially reasonable best efforts to provide Wang executives with personal introductions to significant customers of Olsy and customer prospects with whom Olivetti or its officers maintain relationships.

                             (ii) For a period of two years following the Closing, Olivetti will cause Olivetti executives to provide Wang, upon Wang's request, with advice and the benefit of Olivetti's past experience relating to the handling of industrial relations and government relations issues and relations with banks and other financial institutions in Italy.

                             (iii) For a period of two years following the Closing, and provided that Wang or Olsy has advised Olivetti of its position regarding the matters concerned and Wang or Olsy's position is not unreasonable, or adverse to Olivetti, Olivetti will afford Wang or Olsy reasonable access to Olivetti's personnel who deal with industrial, labor and governmental relations issues with respect to industrial relations matters for consultation on such issues and will cause its executives (aa) to assist in arranging meetings relating to industrial relations matters with industrial, labor and governmental officials and (bb) at Wang or Olsy's request, with reasonable notice and at reasonable times, attend such meetings and assist Wang or Olsy in negotiating with such officials.

                             (iv) For a period of two years following the Closing, and provided that Wang or Olsy has advised Olivetti of its position regarding the matters concerned and Wang or Olsy's position is not unreasonable or adverse to Olivetti, Olivetti will afford Wang and Olsy reasonable access to Olivetti's personnel who deal with governmental officials and officers of banks and financial institutions for consultations on such issues and will cause its executive (aa) to assist Wang or Olsy in arranging meetings with governmental officials and officers of banks and financial institutions and (bb) at Wang or Olsy's request, with reasonable notice and at rea-


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         sonable times, attend such meetings and assist Wang and Olsy in negotiations with such officials.

                (b) Each party agrees to comply with all applicable laws, regulations, court orders and ethical rules in the performance of the obligations described herein. Olivetti and Wang expressly agree and understand that nothing contained in this Section 6.24 shall be construed as any inducement or invitation to violate any law, regulation, court order or ethical rule.

             6.25 COOPERATION WITH RESPECT TO CERTAIN BUSINESS ITEMS AND NONBUSINESS ITEMS. (a) Wang acknowledges that there may be Business Items which are being used in providing products, services or support to customers of the Business and other customers of Olivetti or an Olivetti Affiliate or pursuant to or under which products, services or support are being provided to customers of the Business and other customers of Olivetti or an Olivetti Affiliate, and for a period of two years following the Closing, shall cause Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to cooperate with Olivetti or such Olivetti Affiliate to permit Olivetti or such Olivetti Affiliate to continue to use such Business Items to provide products, services or support to their respective customers or to continue to provide products, services or support pursuant to or under such Business Items to their respective customers in substantially the same manner as used or provided prior to the Closing as is practicable.

                (b) Olivetti acknowledges that there may be NonBusiness Items which are being used in providing products, services or support to customers of the Business or pursuant to or under which products, services or support are being provided to customers of the Business, and for a period of two years following the Closing, Olivetti shall (or shall cause an Olivetti Affiliate to) cooperate with Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to permit Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary to continue to use such NonBusiness Items to provide products, services or support to their respective customers or to continue to provide products, services or support pursuant to or under such NonBusiness Items to their respective customers in substantially the same manner as used or provided prior to the Closing as is practicable.


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             6.26 CERTAIN INTELLECTUAL PROPERTY COVENANTS. (a) OLIVETTI
TRADEMARKS. Wang acknowledges, accepts and respectively undertakes, as follows:

                             (i) Olivetti is and shall remain the sole and exclusive owner of any and all rights to the exclusive use of any and all Trademarks (as defined in Section 4.15(a)(viii) consisting of or including the words "Olivetti" and/or any other word including as a prefix the combination of letters "OLI", howsoever written, pronounced or spelled and in whatever form of written, verbal or visual communication, which constitute a family of Trademarks (collectively, the "Olivetti Trademarks"), in any form and for any purpose.

                             (ii) Olsy, Olsy Brazil, Olsy Japan and certain Subsidiaries have used heretofore and will continue to use hereafter until Closing the Olivetti Trademarks in the carrying out of the Business on the strength of license rights and privileges which have been granted or as has been otherwise consented by Olivetti to Olsy, Olsy Brazil, Olsy Japan and the relevant Subsidiaries solely in consideration of their belonging to the group of companies controlled by Olivetti, and only so long as such group relationship continues to exist, and any and all such license rights and privileges or consents granted by Olivetti to Olsy, Olsy Brazil, Olsy Japan and the Subsidiaries shall and shall to all effects be deemed to be automatically terminated or revoked forthwith upon Closing and of no further effect.

                             (iii) Any Olivetti Trademark which is registered or applied for registration by Olsy, Olsy Brazil, Olsy Japan or any Subsidiary anywhere in the world: (aa) if registered or applied for registration at any time before Closing, shall qualify as a Non Business Item for the purposes of Section 1.2 hereof and (bb) if registered or applied for registration after Closing by Wang or any Affiliate of Wang in violation of the Transitional Authorization and Trademark License Agreement substantially in the form of Exhibit 12 hereto (the "Transitional Authorization and Trademark License Agreement"), shall be deemed for all purposes to be the sole and exclusive property of Olivetti, and the registration or appli-


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         cation for registration thereof shall be promptly transferred by Wang or the relevant Affiliate of Wang (at Wang's expense and without any consideration from Olivetti) to Olivetti or any Affiliate of Olivetti, as Olivetti may direct, without prejudice of any other right or remedy available to Olivetti against Wang, Olsy, Olsy Brazil, Olsy Japan or any Subsidiary under the Transitional Authorization and Trademark License Agreement or the applicable laws of any country of competent jurisdiction.

                             (iv) All rights or consents granted to Olsy, Olsy Brazil, Olsy Japan and all Subsidiaries in the Olivetti Trademarks are terminated upon the Closing and all future rights to use the Olivetti Trademarks shall be governed by the Transitional Authorization and Trademark License Agreement.

                (b) LICENSED OLIVETTI INTELLECTUAL PROPERTY.

                             (i) Olivetti hereby grants to Wang, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries, to the extent it is entitled to do so, a perpetual, worldwide, non-exclusive license to use, copy, modify, enhance, maintain, distribute and create derivative works of the Licensed Olivetti Intellectual Property (except Olivetti Trademarks the use of which shall be governed by the Transitional Authorization and Trademark License Agreement) in a manner and for purposes consistent with, and to an extent not exceeding, the manner, purposes and extent in and for which such Licensed Olivetti Intellectual Property was in use by Olsy, Olsy Japan, Olsy Brazil and the relevant Controlled Subsidiaries during the two-year period ending on the date of Closing and in connection with any direct and immediate evolution thereof imposed by technological evolution or by the market.

                             (ii) If subsequent to Closing Wang wishes (whether directly or through Olsy, Olsy Brazil, Olsy Japan or any Subsidiary) to use, copy, modify, enhance, maintain, distribute and create derivative works of the Licensed Olivetti Intellectual Property in a manner, for purposes and/or to an extent exceeding that specified in Paragraph (i)


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         above, then, in such event, Wang shall notify Olivetti thereof, in writing, and the terms and conditions of any such new license to use, copy, modify, enhance, maintain, distribute and/or create derivative works of such Licensed Olivetti Intellectual Property shall be negotiated and agreed upon by Olivetti and Wang on an arms-length basis.

                             (iii) After Closing Wang shall and shall cause Olsy, Olsy Brazil, Olsy Japan and any relevant Subsidiary to extend to Olivetti or the relevant Affiliate of Olivetti all reasonable co-operation in respect of the foregoing. After Closing Olivetti shall extend to Wang and the Controlled Subsidiaries all reasonable co-operation in respect of the foregoing. To the extent Wang or a Controlled Subsidiary reasonably requires a copy of any Licensed Olivetti Intellectual Property to continue the use of such Licensed Olivetti Intellectual Property, Olivetti shall deliver such copy to Wang or the Controlled Subsidiary.

                (c) REGISTRATION OF OWNERSHIP.

                             (i) Olivetti agrees that promptly upon execution of this Agreement it shall or shall cause any relevant Affiliate of Olivetti to file the necessary documents to record Olsy, Olsy Japan, Olsy Brazil or a Controlled Subsidiary, as applicable, as the registered owner of such Patents as constitute an Olsy Intellectual Property (as identified in Schedule 4.15(b)(i)(aa) or Schedule 4.15(b)(ii)(aa) of Olivetti Disclosure Schedule) and are not so recorded as at the date hereof. Olivetti and Wang shall each pay one-half of all costs and expenses for such filings.

                             (ii) Olivetti further agrees that promptly upon request by Wang it shall or shall cause any relevant Affiliate of Olivetti to file the necessary documents to record Olsy, Olsy Brazil, Olsy Japan or a Controlled Subsidiary, as applicable, as the registered owner of such registered Trademarks as constitute an Olsy Intellectual Property (as identified in Schedule 4.15(b)(i)(bb) or Schedule 4.15(b)(ii)(bb) of Olivetti Disclosure Schedule) and are not so recorded as at the date


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         hereof; provided however that Wang agrees that it shall not require without reason the filing of such documents in respect of such Trademarks as consist of or contain the word Olsy and such other Trademarks which are not in use by Olsy, Olsy Brazil, Olsy Japan or the Controlled Subsidiaries. Olivetti shall pay all costs and expenses for such filings.

             6.27 SUBLEASES. Prior to the Closing Date, Olivetti shall have caused the terms of those sublease agreements listed on Schedule 6.27 to be amended in the manner set forth on Schedule 6.27.


                                   ARTICLE VII

                                   TAX MATTERS
                                   -----------

             7.1 PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAXES. (a) Olivetti shall prepare or cause to be prepared (at its own cost and expense and in a manner consistent with past practice) all Tax Returns of Olsy, Olsy Japan, Olsy Brazil and/or each Controlled Subsidiary (including the Tax Returns of any affiliated, combined, consolidated, unitary or aggregate Tax Return of which Olsy, Olsy Japan, Olsy Brazil and/or any Controlled Subsidiary is a member before the Closing Date) required to be filed on or before the Closing Date. Olivetti shall, on a timely basis, file the Tax Return and pay the amount due with the Tax Return to the appropriate taxing authority. At or prior to the Closing Date, Olivetti shall deliver a copy of such Tax Return (or that portion of such Tax Return as it relates to Olsy, Olsy Japan, Olsy Brazil and/or any Controlled Subsidiary) to Wang.

                (b) Wang shall cause Olsy, Olsy Japan, Olsy Brazil and each Controlled Subsidiary (or the common parent of any affiliated, combined, consolidated, unitary or aggregate group of which Olsy, Olsy Japan, Olsy Brazil and/or any Controlled Subsidiary is a member after the Closing Date) to prepare and file, on a timely basis, all Tax Returns (other than those provided for in Section 7.1(a)) of Olsy, Olsy Japan, Olsy Brazil and/or each Controlled Subsidiary. With respect to any Tax Return for any taxable period beginning before the Closing Date and ending after the Closing Date (such period, a "Strad-

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

dle Period"), not less than 30 Business Days prior to the date on which any such Tax Return is due to be filed (taking into account any applicable extensions), Wang shall deliver a draft of each such Tax Return (or that portion of such Tax Return as it relates to Olsy, Olsy Japan, Olsy Brazil and/or each Controlled Subsidiary) to Olivetti. Wang shall timely pay or cause the appropriate company to timely pay the amount shown to be due with such Tax Return to the appropriate taxing authority.

                (c) Any disputes with respect to such Tax Returns shall be resolved by arbitration by an independent accounting firm, or such other independent expert as may be mutually agreed upon by Olivetti and Wang (the "Tax Arbitrator"), whose determination shall be binding upon the parties and may be enforced in any court having jurisdiction. The fees and expenses of the Tax Arbitrator shall be borne equally by Olivetti and Wang. If Olivetti and Wang fail to agree on a Tax Arbitrator within 20 days of receipt of notice of a dispute with respect to Tax Returns, then at the request of either party, the International Chamber of Commerce Court of Arbitration shall appoint an independent accounting firm or independent expert to serve as the Tax Arbitrator within 30 days of such request. The Tax Arbitrator shall, if possible, render an award within 90 days of his or her appointment.

             7.2 TAX INDEMNIFICATION. (a) Subject to Section 10.2(b)(ii) and to the extent not accrued on the Closing Balance Sheet, Olivetti shall indemnify, defend and hold harmless Wang and its Affiliates (including, after the Closing Date, Olsy, Olsy Japan, Olsy Brazil and any Controlled Subsidiary) and their respective officers, directors, employees and agents (collectively, the "Wang Tax Indemnified Parties") from and against any and all Taxes, claims or damages imposed on, sustained, incurred or suffered by any Wang Tax Indemnified Party, directly or indirectly, by reason of or resulting from any and all Taxes imposed upon Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary (other than claims or damages solely arising as a result of any Taxes imposed due to any failure by Wang or its Affiliates, including, after the Closing Date, Olsy, Olsy Japan, Olsy Brazil or the Controlled Subsidiaries, to fully comply with any applicable law or regulation relating to Taxes) with respect or pursuant to (i) any Pre-Closing Period, (ii) any


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


Straddle Period, but only with respect to the portion of such Straddle Period ending on the Closing Date and in the manner provided in Section 7.2(c) (such portion, a "Pre-Closing Straddle Period"), and (iii) Treasury Regulations
section 1.1502-6 (or any comparable provision under state, local or foreign law or regulation imposing several liability upon members of a consolidated, combined, affiliated or unitary group) for any Pre-Closing Period or Pre-Closing Straddle Period. Notwithstanding anything to the contrary herein, the amount that Olivetti shall be obligated to indemnify Wang under this Section 7.2(a) with respect to Pre-Closing Straddle Periods shall not exceed the amount by which the sum of the 1998 Operating Loss and the aggregate amount of Taxes, claims or damages with respect to such Pre-Closing Straddle Periods exceeds 65,000,000,000 Italian lira. For purposes of this Article VII, Taxes with respect to a Pre-Closing Straddle Period shall be considered accrued on the Closing Balance Sheet only to the extent such accrual is specifically designated on the Closing Balance Sheet as attributable to a Pre-Closing Straddle Period.

                (b) Subject to Section 10.3(b)(ii), Wang shall indemnify, defend and hold harmless Olivetti and its Affiliates and their respective officers, directors, employees and agents (collectively, the "Olivetti Tax Indemnified Parties") from and against any and all Taxes, claims or damages imposed on, sustained, incurred or suffered by any Olivetti Tax Indemnified Party, directly or indirectly, by reason of or resulting from any and all Taxes imposed upon Olsy, Olsy Japan, Olsy Brazil, or any Controlled Subsidiary (other than claims or damages solely arising as a result of any Taxes imposed due to a failure by Olivetti or its Affiliates, including, prior to the Closing Date, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries, to fully comply with any applicable law or regulation relating to Taxes) with respect or pursuant to (i) any taxable period beginning after the Closing Date (such period, a "Post-Closing Period") and (ii) any Straddle Period, but only with respect to the portion of such Straddle Period beginning the day after the Closing Date and in the manner provided in Section 7.2(c) (such portion, a "Post-Closing Straddle Period").

                (c) For purposes of calculating the Taxes imposed which relate to a Straddle Period and must


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

be allocated between a Pre-Closing Straddle Period and a Post-Closing Straddle Period, the Taxes attributable to the Pre-Closing Straddle Period shall be computed as if such taxable period ended on and included the Closing Date and the Taxes attributable to the Post-Closing Straddle Period shall be computed as if such taxable period began on the day immediately following the Closing Date.

             7.3 ENTITY CLASSIFICATION ELECTION. With respect to the acquisition of the Olsy Shares, the Olsy Japan Shares, the Olsy Brazil Shares and the capital stock of any Controlled Subsidiary pursuant to this Agreement, at the sole option and discretion of Wang and with the assumption of and payment by Wang of all costs, expenses or damages payable by Olivetti as a result of or attributable thereto, Olivetti, prior to the Closing Date, shall make an election under Treasury Regulations section 301.7701-3(c) to have Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary classified as a partnership or disregarded as a separate entity for United States federal income tax purposes.

             7.4 TAX CLAIMS. (a) Except as otherwise provided in this Section 7.4, if a notice of deficiency, proposed adjustment, adjustment, audit, examination or other administrative or court proceeding, suit, dispute or other claim (a "Tax Claim") is delivered, sent, commenced or initiated to or against Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary by any taxing authority and, as of the date such Tax Claim is so delivered, sent, commenced or initiated, such entity has any Tax credits or net operating losses ("Tax Benefits"), Wang shall be solely responsible for controlling the defense of such Tax Claim. Notwithstanding anything to the contrary herein and to the extent that a Tax Claim relates to a Pre-Closing Period or a Pre-Closing Straddle Period for which Olivetti is responsible pursuant to Section 7.2(a), (i) Olivetti and its Affiliates agree to cooperate with Wang in pursuing such contest, (ii) Wang shall consult with Olivetti and shall not enter into any settlement with respect to any such Tax Claim without Olivetti's prior written consent, which shall not be unreasonably withheld, (iii) Wang shall keep Olivetti informed of all material developments and events relating to such Tax Claim, (iv) at its own cost and expense, Olivetti shall have the right to participate in (but not


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control) the defense of such Tax Claim and (iv) Wang shall be responsible for all costs and expenses incurred in connection with such Tax Claim, excluding costs and expenses incurred by Olivetti in connection with its participation in the defense of such Tax Claim pursuant to (iv) above.

                (b) Any disputes with respect to Olivetti's consent to settle a Tax Claim described in Section 7.4(a) shall be resolved by arbitration by the Tax Arbitrator, whose determination shall be binding upon the parties and may be enforced in any court having jurisdiction. The fees and expenses of the Tax Arbitrator shall be borne equally by Olivetti and Wang. If Olivetti and Wang fail to agree on a Tax Arbitrator with respect to such dispute within 20 days of receipt by Wang of notice of a settlement offer with respect to such Tax Claim, then at the request of either party, the International Chamber of Commerce Court of Arbitration shall appoint an independent accounting firm or independent expert to serve as the Tax Arbitrator within 30 days of such request. The Tax Arbitrator shall, if possible, render a decision within 90 days of his or her appointment.

                (c) If a Tax Claim involving Taxes for any Pre-Closing Period for which Olivetti is responsible pursuant to Section 7.2(a) is delivered, sent, commenced or initiated to or against Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary by any taxing authority and, as of the date such Tax Claim is so delivered, sent, commenced or initiated, such entity does not have any Tax Benefits, Olivetti shall be solely responsible for controlling the defense of such Tax Claim. Notwithstanding anything to the contrary herein, (i) Wang and its Affiliates (including, after the Closing Date, Olsy, Olsy Japan, Olsy Brazil and each Controlled Subsidiary) agree to cooperate with Olivetti in pursuing such contest, (ii) Olivetti shall consult with Wang and shall not enter into any settlement with respect to any such Tax Claim without Wang's prior written consent, which shall not be unreasonably withheld, (iii) Olivetti shall keep Wang informed of all material developments and events relating to such Tax Claim, (iv) at its own cost and expense, Wang shall have the right to participate in (but not control) the defense of such Tax Claim and (v) Olivetti shall be responsible for all costs and expenses incurred in con-


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nection with such Tax Claim, excluding costs and expenses incurred by Wang in connection with its participation in the defense of such Tax Claim pursuant to
(iv) above.

                (d) If Wang has withheld its consent with respect to a bona fide settlement offer by any taxing authority for any Tax Claim described in Section 7.4(c), Olivetti may, at its election and in lieu of continuing to control the defense of such Tax Claim, pay to Wang the amount that would be necessary to settle such Tax Claim, as determined by the bona fide settlement offer. Upon such payment to Wang, (i) Olivetti shall be released from any further liability with respect to further adjustments related to such Tax Claim, (ii) Wang shall assume and control the defense of such Tax Claim and (iii) regardless of the final outcome of such Tax Claim, Wang shall be entitled to retain the full amount of Olivetti's payment to Wang pursuant to the preceding sentence and Olivetti shall have no right to any reimbursement or refund of any kind with respect to such payment.

                (e) If Olivetti or any of its Affiliates (including, before the Closing Date, Olsy, Olsy Japan, Olsy Brazil and any Controlled Subsidiary) receives notice of a Tax Claim by any taxing authority with respect to a Pre-Closing Period or Pre-Closing Straddle Period, Olivetti or such Affiliate shall notify Wang of such notice and the nature of such Tax Claim within five days of receipt of such notice by Olivetti or such Affiliate. If Wang or any of its Affiliates (including, after the Closing Date, Olsy, Olsy Japan, Olsy Brazil and any Controlled Subsidiary) receives notice of a Tax Claim by any taxing authority with respect to a Pre-Closing Period or Pre-Closing Straddle Period, Wang or such Affiliate shall notify Olivetti of such notice and the nature of such Tax Claim within five days of receipt of such notice by Wang or such Affiliate.

             7.5 REFUNDS. To the extent not accrued on the Closing Balance Sheet, any refund of Taxes (including any statutory interest thereon) received by Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary attributable to any Pre-Closing Period, or that are attributable to amounts paid by Olivetti pursuant to this Article VII, shall be for the benefit of Olivetti, and Wang shall cause any such refund to be paid to Olivetti

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within ten (10) Business Days after Wang, Olsy, Olsy Japan, Olsy Brazil or any
Controlled Subsidiary receives such refund.

             7.6 TAX PAYMENTS RESULTING FROM AUDIT ADJUSTMENT. (a) To the extent not accrued on the Closing Balance Sheet, if there is an adjustment to any item reported on a Tax Return with respect to a Pre-Closing Period or Pre-Closing Straddle Period that results in an increase in the Taxes payable by Olivetti, and such adjustment results in a corresponding adjustment to items reported on a Tax Return with respect to a Post-Closing Period with the result that the Taxes payable either by Wang, Olsy, Olsy Japan, Olsy Brazil, any Controlled Subsidiary or any consolidated, affiliated, combined or unitary group of companies of which Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a member are reduced, or a refund of Taxes is increased, then Wang shall pay to Olivetti the amount by which such Taxes are reduced or such refund is increased within five Business Days following the date on which a payment or refund of such Taxes is made or received. The amount of such payment shall be the excess of (i) the Tax liability of Wang, Olsy, Olsy Japan, Olsy Brazil, any Controlled Subsidiary or, if applicable, any consolidated, affiliated, combined or unitary group of companies of which Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a member for the taxable period in question computed without regard to such adjustment or amendment, over (ii) the actual Tax liability of Wang, Olsy, Olsy Japan, Olsy Brazil, any Controlled Subsidiary or, if applicable, any consolidated, affiliated, combined or unitary group of companies of which Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a member for the taxable period in question. Notwithstanding the foregoing, the amount that Wang shall pay to Olivetti pursuant to this Section 7.6 with respect to Pre-Closing Straddle Periods shall not exceed the amount that Olivetti is obligated to indemnify Wang pursuant to Section 7.2(a) with respect to such Pre-Closing Straddle Periods.

                (b) To the extent not accrued on the Closing Balance Sheet, if there is an adjustment to any item reported on a Tax Return with respect to a Pre-Closing Period or Pre-Closing Straddle Period that results in a decrease in the Taxes payable by Olivetti, and


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

such adjustment results in a corresponding adjustment to items reported on a Tax Return with respect to a Post-Closing-Period with the result that the Taxes payable either by Wang, Olsy, Olsy Japan, Olsy Brazil, any Controlled Subsidiary or any consolidated, affiliated, combined or unitary group of companies of which Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a member are increased, or a refund of Taxes is decreased, then Olivetti shall pay to Wang the amount by which such Taxes are increased or such refund is decreased within five Business Days following the date on which a payment or refund of such Taxes is made or received. The amount of such payment shall be the excess of (i) the actual Tax liability of Wang, Olsy, Olsy Japan, Olsy Brazil, any Controlled Subsidiary or, if applicable, any consolidated affiliated, combined or unitary group of companies of which Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a member for the tax period in question, over (ii) the tax liability of Wang, Olsy, Olsy Japan, Olsy Brazil, any Controlled Subsidiary or, if applicable, any consolidated, affiliated, combined or unitary group of companies of which Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a member for the tax period in question computed without regard to such adjustment or amendment.

             7.7 AMNESTY. In the event that, at any time between the Closing Date and the date upon which the liability of Olivetti for Taxes shall expire pursuant to this Agreement, any law, regulation, order or decree should be enacted in any relevant jurisdiction having as an effect the right to settle, in whole or in part, the Tax obligation of any entity covered by Olivetti's indemnity obligation hereunder (any such law, regulation, order or decree is hereinafter referred to as an "Amnesty"), (a) Olivetti shall have the right to request Wang to cause such entity to avail itself of the Amnesty, (b) Wang shall have the right to determine, in its sole discretion (irrespective of any request of Olivetti under Section 7.7(a)), whether or not to cause such entity to avail itself of the Amnesty, (c) if Wang elects to proceed with the Amnesty without the prior agreement or request of Olivetti, all cost and expenses of such Amnesty shall be borne by Wang or such entity, without recourse against Olivetti, (d) if Wang elects to proceed with the Amnesty in agreement with Olivetti or pursuant


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to Olivetti's request hereunder, all costs and expenses of such Amnesty shall be borne by Olivetti, and (e) if Wang elects not to proceed with an Amnesty notwithstanding Olivetti's request pursuant to Section 7.7(a) preceding, Wang shall be free to do so, but Olivetti's liability in respect of the matter constituting the subject of such Amnesty shall be limited to the amount that would have been paid by Olivetti had Wang elected to proceed with the Amnesty in accordance with Olivetti's request.

             7.8 TRANSFER AND SIMILAR TAXES. Olivetti and Wang shall each pay one-half of all sales, use, transfer, recording, ad valorem, privilege, documentary, gains, stamp, duties, or similar Taxes and fees (collectively, the "Transfer Taxes"), arising out of, in connection with or attributable to the transactions contemplated by this Agreement, including, without limitation, the sales, transfers, conveyances, assignments and deliveries contemplated by
Section 2.1(a) or (b); provided, however, Olsy shall pay all Transfer Taxes arising out of, in connection with or attributable to the transactions contemplated by Sections 1.9 or 1.10. The party which has primary responsibility for the payment of any particular Transfer Tax shall prepare and timely file all relevant Tax Returns required to be filed in respect of such Transfer Tax, pay the Transfer Tax shown on such Tax Return, and notify the other party in writing of the Transfer Tax shown on such Tax Return and how such Transfer Tax was calculated, and the other party shall reimburse the party paying such Transfer Tax for its applicable share of such Transfer Tax in immediately available funds within five days of receipt of such notice.

             7.9 FIRPTA COMPLIANCE. Olivetti shall deliver to Wang at the Closing a certification of non-foreign status for Olivetti in a form which complies with the requirements of section 1445 of the Code and the regulations promulgated thereunder; provided, however, that if Olivetti shall fail to deliver any such certification of non-foreign status, Wang shall withhold at the Closing and pay over to the appropriate taxing authority an amount equal to ten percent (10%) of the total "amount realized" as defined in section 1445 of the Code.

             7.10 ASSISTANCE AND COOPERATION. Olivetti and Wang agree that, after the Closing Date:


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                (a) each party shall assist (and cause their respective
Affiliates to assist) the other party in preparing any Tax Returns (including, without limitation, making available personnel) which such other party is responsible for preparing and filing in accordance with Section 7.1;

                (b) each party shall cooperate fully in preparing for any audits of, or disputes or litigation with, any taxing authority regarding, any Tax Return with respect to Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary, and payments in respect thereof;

                (c) each party shall make available to the other party and to any taxing authority as reasonably requested all information, records and documents relating to Taxes of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary;

                (d) each party shall provide timely notice to the other in writing of any pending, proposed or threatened Tax audits, assessments or litigation with respect to Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary for which the other party may have an indemnification obligation under Section 7.2; and

                (e) each party shall furnish the other party with copies of all relevant correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any taxable period for which the other may have an indemnification obligation under Section 7.2.

             7.11 CHARACTERIZATION OF INDEMNIFICATION PAYMENTS. All amounts paid by Olivetti to Wang or by Wang to Olivetti pursuant to Article VII or Article X shall be treated as adjustments to the Purchase Price for all Tax purposes.

             7.12 INDEMNITY PAYMENTS. (a) All amounts payable or to be paid to Wang or to Olivetti under Section 7.2 ("Indemnity Payments") shall be paid in immediately available funds within 20 Business Days after the later of (a) receipt of a written request from the party entitled to such Indemnity Payment which demonstrates to the reasonable satisfaction of the party receiving such request that the party providing such request is entitled


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to such payment under the terms of the Agreement and (b) the day of payment of the amount that is the subject of the Indemnity Payment by the party entitled to receive the Indemnity Payment. All such Indemnity Payments shall be made to the accounts and in the manner specified in such written notice. If the party receiving a request for an Indemnity Payment notifies the party providing such request within such 20 Business Day period that it rejects such request for an Indemnity Payment, in whole or in part, the matter shall be resolved in accordance with Section 12.12. In addition to the right of payment in this
Section 7.12(a), Wang has, at its option and without any further action, the right to be paid for any Indemnity Payment not paid by Olivetti within ten days of Olivetti becoming obligated to pay such Indemnity Payment pursuant to (a) the Letter of Credit until the Original Amount (as defined therein) is reduced to zero or the issuing bank thereof shall refuse to honor any proper draw of Wang thereunder and then (b) the Stock Escrow Agreement.

                (b) The amount due any Wang Tax Indemnified Party or Olivetti Tax Indemnified Party (for purposes of this provision, a "Tax Indemnified Party"), as the case may be, under Sections 7.2 with respect to any Taxes, claims or damages (for purposes of this provision, a "Tax Loss") shall be determined after taking into account (i) any insurance proceeds or other indemnity payments actually received by such Tax Indemnified Party with respect to such Tax Loss at the time the amount of such obligation is determined and paid and (ii) if the Tax Indemnified Party owns, directly or indirectly, less than all of the outstanding capital stock of the Person to which such Tax Loss relates, the percentage of the outstanding capital stock of the Person to which such Tax Loss relates that is owned, directly or indirectly, by the Tax Indemnified Party. Tax Indemnified Parties shall use their commercially reasonable best efforts to collect any insurance proceeds or other indemnity payments to which they may be entitled with respect to any Tax Loss, but the collection thereto shall not be a condition to or defer the obligation of any indemnifying party under Section 7.2. If any Tax Indemnified Party receives any insurance proceeds or other indemnity payments with respect to a Tax Loss after such Tax Loss has been determined and paid, such Tax Indemnified Party shall promptly


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turn over such proceeds or payments to the indemnifying party who paid such Tax
Loss.

             7.13 SURVIVAL. (a) The respective covenants and agreements of Olivetti and Wang in this Article VII shall be unconditional and absolute and, notwithstanding any other provision of this Agreement to the contrary, including
Article X, shall remain in effect as long as any taxing authority could issue an assessment for Taxes for any Pre-Closing Period.

                (b) Notwithstanding any other provision of this Agreement to the contrary (other than Sections 10.2(b) and 10.3(b)), including Article 7.6(b) (other than Sections 10.2(b) and 10.3(b)), any indemnification for matters relating to Taxes shall be governed by this Article VII.


                                  ARTICLE VIII

                    CONDITIONS TO THE OBLIGATIONS OF SELLERS
                    ----------------------------------------

             The obligations of the Sellers under this Agreement to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Olivetti:

             8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Wang in this Agreement shall be true, complete and correct as of the date hereof, except for representations and warranties made as of a specified date, which will be true, complete and correct as of such date, except for changes expressly permitted or contemplated by this Agreement.

             8.2 PERFORMANCE. Wang shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing.

             8.3 OFFICERS' CERTIFICATE. Wang shall have delivered to Olivetti a certificate, dated the Closing Date and signed by its president and the chief financial officer certifying, to the best of their knowledge, to


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the fulfillment of the conditions specified in Sections 8.1 and 8.2.

             8.4 NON-GOVERNMENTAL CONSENTS. The authorizations, consents or approvals of Persons required to be obtained by Wang in connection with the transactions contemplated by this Agreement or any Related Agreement set forth on Schedule 8.4 hereto shall have been obtained.

             8.5 WAITING PERIODS. All waiting or review periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act, the German 1990 Act Against Restraints of Competition, the Italian Law on the Protection of Competition and the Market (Law No. 287 of Oct. 10, 1990), the Dutch Competition Act of May 22, 1997 and the Australian Foreign Acquisitions and Takeovers Act 1975 shall have expired or been earlier terminated.

             8.6 NO INJUNCTION. Olivetti shall not be prohibited by any order, judgment, writ, injunction, decree, statute, rule or regulation of any Governmental Authority of competent jurisdiction from consummating the transactions contemplated by this Agreement or any Related Agreement.

             8.7 GOVERNMENTAL ACTIONS. No suit, action or other proceeding shall have been initiated and remain in effect by any Governmental Authority seeking to enjoin or otherwise restrain the consummation of the transactions contemplated by this Agreement or any Related Agreement.

             8.8 ABSENCE OF ADVERSE CHANGE. Excluding any effects of the transactions contemplated hereby, Wang and its subsidiaries, taken as a whole, shall not have suffered any material adverse change in their business, assets, properties, liabilities, results of operations or condition (financial or otherwise).

             8.9 RELATED AGREEMENTS. The Related Agreements to which Olivetti or any Olivetti Affiliate is a party shall have executed and delivered by Wang and the other parties thereto in a form reasonably satisfactory to Olivetti.


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             8.10 OPINIONS. Wang shall have delivered to Olivetti the
opinions of counsel reasonably acceptable to Olivetti, dated the Closing Date, covering the matters set forth on Exhibit 13 hereto.


                                   ARTICLE IX

                     CONDITIONS TO THE OBLIGATIONS OF BUYERS
                     ---------------------------------------

             The obligations of the Buyers under this Agreement to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Wang:

             9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Olivetti in this Agreement shall be true, complete and correct as of the date hereof, except for representations and warranties made as of a specified date, which will be true, complete and correct as of such date, and except for changes expressly permitted or contemplated by this Agreement.

             9.2 PERFORMANCE; OLSY SHARES; PRE-CLOSING. (a) Each of the Sellers, Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries shall have performed and complied with all covenants and agreements (including, without limitation, the covenants and agreements in Article I) required by this Agreement to be performed or complied with by them on or prior to the Closing.

                (b) The Olsy Shares to be issued in connection with the share capital increase resolved at the extraordinary shareholders meeting of Olsy held on January 30, 1998 referred to in Sections 1.8(a)(v) and 1.8(b) shall have been duly and validly issued.

                (c) The transactions contemplated by Sections 1.9, 1.10, 1.11 and 1.12 shall have been consummated prior to or at the Pre-Closing.

             9.3 OFFICERS' CERTIFICATE. Olivetti shall have delivered to Wang a certificate, dated the Closing Date and signed by its chief executive officer and chief financial officer (in any case duly authorized to bind Olivetti by resolution of its Board of Directors), certi-


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fying, to the best of their knowledge, to the fulfillment of the conditions specified in Sections 9.1 and 9.2.

             9.4 OLIVETTI NON-GOVERNMENTAL NOTICES. The notices required to be given by Olivetti, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary in connection with the transactions contemplated by this Agreement or any Related Agreement set forth on Schedule 9.4 hereto shall have been given.

             9.5 WAITING PERIODS. All waiting or review periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act or, the German 1990 Act Against Restraint of Competition, the Italian Law on the Protection of Competition and the Market (Law No. 287 of Oct. 10, 1990), the Dutch Competition Act of May 22, 1997 and the Australian Foreign Acquisitions and Takeovers Act 1975 shall have expired or been earlier terminated.

             9.6 NO INJUNCTION. Wang shall not be prohibited by any order, judgment, writ, injunction, decree, statute, rule or regulation of any Governmental Authority of competent jurisdiction from consummating the transactions contemplated by this Agreement or any Related Agreement.

             9.7 GOVERNMENTAL ACTIONS. No suit, action or other proceeding shall have been initiated and remain in effect by any Governmental Authority seeking to enjoin or otherwise restrain the consummation of the transactions contemplated by this Agreement or any Related Agreement.

             9.8 FINANCING. Wang shall have completed arrangements for financing with a group of lenders led by Bankers Trust Company in an aggregate principal amount of no less than U.S. $500,000,000 and on terms and conditions consistent with the Financing Plan of Wang dated February 12, 1998, a copy of which was made available to Olivetti prior to the date hereof, and shall have the availability of the aggregate principal amount able to be drawn thereunder.

             9.9 ABSENCE OF ADVERSE CHANGE. Neither Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries, taken as a whole, nor Olsy or any of the Major


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Subsidiaries, taken separately, shall have suffered any material adverse change in their business, assets, properties, liabilities, results of operations or condition (financial or otherwise).

             9.10 RELATED AGREEMENTS. The Related Agreements to which any of Wang, any Affiliate of Wang, Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary is a party shall have been executed and delivered by Olivetti and the other parties thereto in a form reasonably satisfactory to Wang.

             9.11 OPINIONS. Olivetti shall have delivered to Wang the opinions of counsel reasonably acceptable to Wang, dated the Closing Date, covering the matters set forth on Exhibit 14 hereto.


                                    ARTICLE X

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

             10.1 SURVIVAL. (a) The respective representations and warranties of Wang and Olivetti in this Agreement shall survive the Closing for a period of three years and shall terminate and be of no further force or effect as of the date three years after the Closing Date, except that (i) the representations and warranties of Olivetti in Sections 4.2, 4.3, 4.4 and 4.26 shall survive the Closing forever and shall not terminate, (ii) the representations and warranties of Olivetti in Section 4.18 shall survive the Closing for so long as any taxing authority could issue an assessment for Taxes for any Pre-Closing Period, (iii) the representations and warranties of Olivetti in Section 6.12(a) shall terminate and be of no further force or effect as of the Closing Balance Sheet Determination Date and (iv) the representations and warranties of Wang in Sections 5.2, 5.3 and 5.9 shall survive the Closing forever and shall not terminate.

                (b) The respective covenants and agreements of Olivetti and Wang in this Agreement shall survive the Closing and shall be fully effective and enforceable for the periods therein indicated or where not indicated, forever.


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

                (c) Neither Olivetti nor Wang shall be entitled to any indemnification under Section 10.2 or 10.3 with respect to any breach of a representation or warranty, covenant or agreement after the termination thereof pursuant to Sections 10.1(a) or (b), except for claims previously asserted pursuant to Section 10.4(a).

             10.2 INDEMNIFICATION BY OLIVETTI. (a) In addition to the indemnification pursuant to Section 7.2(a), Olivetti shall indemnify Wang and its Affiliates (including, without limitation, after the Closing Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries) and their respective directors, officers, employees, agents and representatives (individually a "Wang Indemnified Person" and collectively the "Wang Indemnified Persons") against and hold them harmless from any loss, liability, damage, demand, claim, payment, cost, suit, action, cause of action, investigation, inquiry, judgment, award, assessment, interest, penalty or expense (including, without limitation, reasonable out-of-pocket expenses of investigation and reasonable attorneys' and consultants' fees) (any of the foregoing being hereinafter referred to individually as a "Loss" and collectively as "Losses") suffered or incurred by any such indemnified person for or on account of or arising from or in connection with:

                             (i) any breach of any representation or warranty of Olivetti in this Agreement or any of the Indemnified Related Agreements (as defined in Section 12.11) or of any representation or warranty of Oliricerca in the Oliricerca Development and Corporation Agreement;

                             (ii) any breach of any covenant or agreement of Olivetti in this Agreement or any of the Indemnified Related Agreements or of any covenant or agreement of Oliricerca in the Oliricerca Development and Cooperation Agreement;

                             (iii) the La Defense Agreement;

                             (iv) any of the Retained Liabilities (as defined in Section 12.11);

                             (v) subject to the Indemnification Agreement (MIS) to be entered into by and among

         Wang, Olsy and Olivetti simultaneously with the Closing, the IT Frame Agreement, dated as of July 24, 1996, among Olivetti, Syntax Processing S.p.A. and Sema Group plc to which Olsy became a party pursuant to a letter dated July 10, 1997;

                             (vi) the amount by which the costs and expenses associated with the clean-up referred to in Section 1.8(a)(vii) exceeds the restructuring fund established therefor referred to in Section 1.8(a)(vii);

                             (vii) UNITED STATES V. HELEN KRAMER, ET AL., STATE OF NEW JERSEY V. ALMO ANTIPOLLUTION SERVICES CORP. ET AL. or the Buzby Bros. landfill environmental matters;

                             (viii) all civil cases pending in Italy against Olsy or any Controlled Subsidiary set forth on Schedule 10.2(a)(viii) hereto;

                             (ix) any decision of the competent Italian authorities taken in relation to or arising out of the inquiries and investigations disclosed or required to be disclosed to Wang in the review referred to in Section 4.21(c) which affects the qualification of Olsy to participate in bids or auctions for supply of products services or support to Governmental Authorities in Italy; or

                             (x) any matter set forth on an amendment or supplement to the Olivetti Disclosure Schedule (aa) pursuant to Section 6.4(a)(i)(aa) to the extent any such matter materially changes the disclosures on the Olivetti Disclosure Schedule or has an adverse effect on the business, assets, properties, liabilities, results of operation or condition (financial or otherwise) of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary or (bb) pursuant to Section 6.4(a)(i)(bb).

                (b) Notwithstanding anything herein to the contrary: (i) Olivetti shall have no obligation to indemnify any Wang Indemnified Person pursuant to Sections 10.2(a)(i) or (ii) unless and until the aggregate amount of Losses incurred by Wang Indemnified Persons with respect thereto exceeds 20,000,000,000 Italian lira


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

(the "Olivetti Indemnification Threshold"), and then, subject to the immediately following clause (ii), Olivetti's obligation shall be to indemnify Wang Indemnified Persons to the full extent of such Losses (provided, however, that the representations and warranties of Olivetti in Sections 4.2, 4.4, 4.18 or
4.27 and the covenants or agreements of Olivetti in Articles I, II or III or Sections 4.5(a) (last sentence), 6.1(b)(xxvii), 6.5(b)-(f), 6.12(c), 6.13, 6.14,
6.17, 6.18, 6.19, 6.20, 6.21, 6.22, 6.23, 6.25(b), 6.26, 7.2(a), 7.6(b) or
10.2(a)(iii)-(x) shall not be subject to the Olivetti Indemnification Threshold); and (ii) Olivetti shall have no obligation to indemnify any Wang Indemnified Person or Wang Tax Indemnified Person pursuant to Sections 10.2(a)(i) or (ii) or 7.2(a) after it has paid an aggregate amount pursuant thereto equal to 500,000,000,000 Italian lira (the "Olivetti Indemnification Cap") (provided, however, that the representations and warranties of Olivetti in Sections 4.2, 4.4 or 4.27 and the covenants or agreements of Olivetti in Articles I, II or III or Sections 6.5(b)-(f), 6.12(c), 6.13, 6.14, 6.17, 6.18,
6.19, 6.20, 6.21, 6.22, 6.25(b), 6.26, or 10.2(a)(iii)-(x) shall not be subject to the Olivetti Indemnification Cap). Notwithstanding anything herein to the contrary, Olivetti shall have no obligation to indemnify any Wang Indemnified Person for Losses pursuant to Section 10.2(a)(i) with respect to Section 4.6(c) unless such Loss is suffered or incurred by such Wang Indemnified Person as a result of a demand, claim, suit, action, cause of action, investigation or inquiry made or brought by a Person not party to this Agreement or a Governmental Authority. Notwithstanding anything herein to the contrary, Olivetti shall have no obligation to indemnify Wang pursuant to Section 10.2(a)(ix) if the qualification can be re-obtained (or the striking of Olsy from any relevant log can be avoided) by a sale by Olivetti to Wang of all or part of the Wang Shares and Olivetti offers to sell the relevant number of Wang Shares to Wang at the then market value thereof. If Olivetti tenders all or part of the Wang Shares to Wang in order to avoid any obligation to indemnify Wang pursuant to Section 10.2(a)(ix) by sending Wang written notice to that effect, Wang shall have the obligation to acquire the Wang Shares so tendered by Olivetti at a per share price equal to the Average Market Price (as defined in Section 12.11) for the date of the written notice from Olivetti.


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             10.3 INDEMNIFICATION BY WANG. (a) In addition to the
indemnification pursuant to Section 7.2(b), Wang shall indemnify Olivetti and the Olivetti Affiliates and their respective directors, officers, employees, agents and representatives (individually an "Olivetti Indemnified Person" and collectively the "Olivetti Indemnified Persons") against, and hold them harmless from, any Losses suffered or incurred by any such indemnified person for or on account of or arising from or in connection with:

                             (i) any breach of any representation or warranty of Wang contained in this Agreement or any of the Indemnified Related Agreements; or

                             (ii) any breach of any covenant or agreement of Wang contained in this Agreement or any of the Indemnified Related Agreements.

                (b) Notwithstanding anything herein to the contrary: (i) Wang shall have no obligation to indemnify any Olivetti Indemnified Person for Losses pursuant to Sections 10.3(a)(i) or (ii) unless and until the aggregate amount of Losses incurred by Olivetti Indemnified Persons with respect thereto exceeds 20,000,000,000 Italian lira (the "Wang Indemnification Threshold"), and then, subject to the immediately following clause (ii), Wang's obligation shall be to indemnify Olivetti Indemnified Persons to the full extent of such Losses (provided, however, that the representations and warranties of Wang in Sections 5.2, 5.3 or 5.13 and the covenants or agreements of Wang in Articles II or III or Sections 6.12(d), 6.13, 6.14, 6.17, 6.18, 6.25(a), 6.26, 7.2(b), 7.5 or
7.6(a) or the Ancillary Consideration Agreement shall not be subject to the Wang Indemnification Threshold); and (ii) Wang shall have no obligation to indemnify any Olivetti Indemnified Person or Olivetti Tax Indemnified Person pursuant to Sections 10.3(a)(i) or (ii) or 7.2(b) after it has paid an aggregate amount pursuant thereto equal to 500,000,000,000 Italian lira (the "Wang Indemnification Cap") (provided, however, that the representation and warranties of Wang in Sections 5.2, 5.3 or 5.13 and the covenants or agreements of Wang in Articles II or III or Sections 6.12(d), 6.13, 6.14, 6.17, 6.18, 6.25(a) or 6.26
or the Ancillary Consideration Agreement shall not be subject to the Wang Indemnification Cap).


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             10.4 PROCEDURES RELATING TO INDEMNIFICATION. (a) An indemnified person under Sections 10.2 or 10.3 (the "Indemnified Party") shall give prompt written notice to the indemnifying party (the "Indemnifying Party") of any Loss in respect of which such Indemnifying Party is obligated to indemnify such Indemnified Party under Sections 10.2 or 10.3, specifying in reasonable detail the nature of such Loss, the section or sections of this Agreement or any Related Agreement to which the Loss relates, and the amount of such Loss (or if not then determinable, its best estimate of the amount of such Loss), except that any delay or failure so to notify the Indemnifying Party shall only relieve the Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure.

                (b) If a Loss is suffered or incurred for or on account of or arises from or in connection with any demand, claim, suit, action, cause of action, investigation or inquiry by a Person not party to this Agreement or a Governmental Authority (a "Third Party Claim"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in such Third Party Claim and participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. If the Indemnifying Party fails to assume the defense of any Third Party Claim within 20 days after notice thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the compromise, settlement or final determination thereof. Anything in this Section 10.4 to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim which would have an adverse effect on the Indemnified Party. The Indemnifying Party may, without the Indemnified Party's prior written consent, compromise or settle any such Third


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Party Claim or consent to entry of any judgment with respect to any Third Party
Claim which requires solely money damages paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim. If an Indemnifying Party refuses to pay, in whole or in part, any Loss suffered or incurred for or on account of or arising from or in connection with any Third Party Claim within 20 Business Days of receipt of notice from the Indemnified Party of such Loss, the matter shall be resolved in accordance with Section 12.12.

                (c) With respect to any Loss (other than any Loss suffered or incurred for or on account of or arising from or in connection with any Third Party Claim), the Indemnifying Party shall have 20 Business Days from receipt of notice from the Indemnified Party of such Loss within which to respond thereto. If the Indemnifying Party does not respond within such 20 Business Day period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Loss. If the Indemnifying Party notifies the Indemnified Party within such 20 Business Day period that it rejects such Loss, in whole or in part, the matter shall be resolved in accordance with Section 12.12.

                (d) The amount of the obligation of any Indemnifying Party to any Indemnified Party under Sections 10.2 or 10.3 with respect to any Loss shall be determined after taking into account (i) any insurance proceeds or other indemnity payments actually received by such Indemnified Party with respect to such Loss at the time the amount of such obligation is determined and paid, (ii) the then present value of any reduction in Taxes to be paid by such Indemnified Party as result of such Loss, (iii) if the Indemnified Person owns, directly or indirectly, less than all of the outstanding capital stock of the Person to which such Loss relates, the percentage of the outstanding capital stock of the Person to which such Loss relates owned, directly or indirectly, by the Indemnified Person and (iv)(aa) in the case of any Wang Indemnified Person, any reserve specifically for the matter resulting in such Loss on the Closing Balance Sheet or (bb) in the case of any Olivetti Indemnified Party, any reserve specifically for the matter resulting

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

in such Loss on the books and records of Wang or its subsidiaries as of the Closing Date. Indemnified Parties shall use their commercially reasonable best efforts to collect any insurance proceeds or other indemnity payments to which they may be entitled with respect to any Loss, but the collection thereto shall not be a condition to or defer the obligation of any Indemnifying Party under Sections 10.2 or 10.3. If any Indemnified Party receives any insurance proceeds or other indemnity payments with respect to a Loss after such Loss has been determined and paid, such Indemnified Party shall promptly turn over such proceeds or payments to the Indemnifying Party who paid such Loss.

                (e) The procedures set forth in Sections 10.4(a), (b), (c) or
(d) (and to the extent set forth in Sections 10.4(b) or (c), the dispute resolution procedures set forth in Section 12.12) shall apply to any Loss suffered or incurred for or on account of or arising from or in connection with any breach of any representation or warranty or covenant or agreement in any Indemnified Related Agreement unless such Indemnified Related Agreement specifically provides for alternative procedures and any such Loss shall remain subject to indemnification pursuant to Section 10.2 or 10.3, as the case may be, irrespective of which procedures apply.

             10.5 CONSIDERATION FOR PAYMENT OF INDEMNIFICATION OBLIGATIONS. With respect to any indemnification obligation under this Article X, such obligation shall be satisfied by means of a payment in cash by the Indemnifying Party to the applicable Indemnified Party in an amount equal to the Loss incurred by such Indemnified Party; provided, however, that Wang has, in addition to any other rights it may have, at its option and without any further action, the right to be paid for any Loss not paid by Olivetti within ten days of Olivetti becoming obligated to pay such Loss pursuant to Sections 10.4(b), (c) or (d) pursuant to
(a) the Letter of Credit until the Original Amount (as defined therein) is reduced to zero or the issuing bank thereof shall refuse to honor any proper draw of Wang thereunder and then (b) the Stock Escrow Agreement.

             10.6 RECOVERY PRINCIPLES. (a) If the transactions contemplated by this Agreement are consummated, the indemnification provisions of Section 7.2 shall be


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the sole and exclusive remedy of the parties hereto against one another with respect to the matters covered by Section 7.2.

                (b) If the transactions contemplated by this Agreement are consummated, the indemnification provisions of this Article X shall be the sole and exclusive remedy of the parties hereto against one another with respect to the matters covered by this Article X.

                (c) Whenever a party hereto may have more than one remedy hereunder for any matter, the remedy most specifically relating to such matter (and any indemnification hereunder for such remedy) shall be such party's sole and exclusive remedy hereunder for such matter. For avoidance of doubt, no party hereto may recover hereunder more than once for the same matter.

                (d) For avoidance of doubt, no party hereto may recover hereunder for any underfunding or overfunding of the plans set forth on Schedule 10.6(d).


                                   ARTICLE XI

                           TERMINATION AND ABANDONMENT
                           ---------------------------

             11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date under the following circumstances:

                (a) by mutual consent of Wang and Olivetti;

                (b) by Wang at any time after April 20, 1998, if the Closing shall not have occurred by such date, unless the failure of such consummation shall be due to failure of Wang to have satisfied the conditions to Closing in Sections 8.1 or 8.2; or

                (c) by Olivetti at any time after April 20, 1998, if the Closing shall not have occurred by such date, unless the failure of such consummation shall be due to the failure of Olivetti to have satisfied the conditions to Closing in Sections 9.1 or 9.2.


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             11.2 PROCEDURE UPON TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by one of the parties hereto pursuant to Sections 11.1(b) or (c), notice thereof shall forthwith be given to the other party hereto and the transactions contemplated by this Agreement shall be abandoned, without further action by either of the parties hereto. If this Agreement is terminated as provided herein:

                (a) Olivetti and each of its Affiliates will redeliver to Wang or destroy (and if Olivetti elects to destroy, Olivetti shall certify as to the destruction of) all documents, work papers and other material of Wang relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, and Wang will redeliver to Olivetti or destroy (and if Wang elects to destroy, Wang shall certify as to the destruction of) all documents, work papers and other material of Olivetti, Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary relating to the transactions contemplated hereby, whether obtained before or after the execution hereof;

                (b) all confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with the Confidential Disclosure Agreements, dated as of December 11, 1996 and February 18, 1997 (the "Confidentiality Agreements"), between Olivetti and Wang;

                (c) this Agreement shall become wholly void and of no force or effect and no party hereto, nor its respective directors, officers, affiliates, representatives or advisors, shall have any liability or further obligation to any other party to this Agreement, except (i) for any breach of this Agreement by such party prior to the termination hereof, (ii) for any action taken prior to the termination hereof by Olivetti, any of its Affiliates, any of the directors, officers or employees of Olivetti or any of its Affiliates or any of its or any such Affiliate's investment bankers inconsistent with Section 6.2 and
(iii) that Sections 6.8, 11.2(a) and 11.2(b) and (to the extent applicable to any breach referred to in clause (i), any action referred to in clause (ii) or Sections 6.8, 11.2(a) or 11.2(b)) Article


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X and the Confidentiality Agreements shall survive any termination of this
Agreement; and

                (d) all filings, applications and other submissions made pursuant to Section 6.6 shall, to the extent practicable, be withdrawn from the Governmental Authority to which made.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

             12.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement of Wang and Olivetti.

             12.2 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the notice provisions set forth in Section 12.3 and the requirements for a waiver of compliance as set forth in this Section 12.2.

             12.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be sent by hand delivery or overnight courier, in each case receipt acknowledged, registered or certified mail, in each case with postage prepaid and return receipt requested, to the respective parties at the following addresses:


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



                             If to Wang, to

                                  Wang Laboratories, Inc.
                                  600 Technology Park Drive
                                  Billerica, MA  01821
                                  United States
                                  Attention:  Albert A. Notini, Senior
                                              Vice President, General
                                              Counsel and Secretary

                                  with a copy to

                                  Skadden, Arps, Slate, Meagher
                                    & Flom LLP
                                  One Beacon Street
                                  Boston, MA  02108
                                  United States
                                  Attention:  David T. Brewster, Esq.


                                  and

                                  Gianni, Origoni & Partners
                                  20121 Milano
                                  Piazza Belgioioso, 2
                                  Italy
                                  Attention:  Avv. Mario Amoroso

                             If to Olivetti, to

                                  Ing. C. Olivetti & C. S.p.A.
                                  Via Jervis, 77
                                  10015 Ivrea
                                  Italy
                                  Attention:  Dott. Vincenzo Cassibba
                                              Ing. Marino Bonamico

                                  with a copy to

                                  Erede & Associati
                                  Via Serbelloni, 12
                                  20122 Milano
                                  Italy
                                  Attention:  Avv. Umberto Nicodano

                                  and

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




                                  Rogers & Wells
                                  40 Basinghall Street
                                  London EC2V 5DE
                                  England
                                  Attention:  Michael S. Immordino, Esq.

Any party may change its address for receiving notice by written notice given to the other parties. All notices and other communications hereunder shall be deemed to have been duly given as of the earlier of (x) the date received at the address and in the manner provided above or (y) the date receipt is acknowledged.

             12.4 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except (a) by operation of law, (b) that Wang may assign any of its rights (but not its obligations to the Sellers) under this Agreement to any one or more of its majority-owned subsidiaries, foreign or domestic, and (c) that Wang may grant a security interest in its entire right, title and interest in this Agreement to the party or parties from which it obtains the financing for the transactions contemplated hereby (provided, however, that until foreclosure of such security interest Wang shall at all times be the sole counterparty of Olivetti for any matter arising under this Agreement).

             12.5 PUBLICITY. Neither Olivetti, on the one hand, nor Wang, on the other hand, shall make, issue or publish, or cause to be made, issued or published, any announcement or written statement concerning this Agreement, the Related Agreements or the transactions contemplated hereby or thereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Governmental Authority or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

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


             12.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York (without giving effect to the principles of conflicts of law thereof except for General Obligations Law Sections 5-1401 and 5-1402) as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

             12.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             12.8 HEADINGS. The table of contents, headings of the sections and articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

             12.9 ENTIRE AGREEMENT. This Agreement (including the Olivetti Disclosure Schedule, the Wang Disclosure Schedule and the other documents and certificates delivered pursuant hereto), the Related Agreements, the Indemnified Related Agreements, and the Confidentiality Agreements embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. This Agreement supersedes all prior agreements, promises, covenants, arrangements, communications or representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto (other than the Confidentiality Agreements which shall remain in full force and effect), including, without limitation, (a) the Memorandum of Understanding dated as of November 12, 1997, by and among Wang, Olivetti and Olsy, as amended by Amendment No. 1 thereto dated as of November 25, 1997 and Amendment No. 2 thereto dated as of December 17, 1997 and (b) the Letter of Intent, by and among Wang, Olivetti and Olsy dated as of January 31, 1998.

             12.10 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.


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             12.11 CERTAIN DEFINED TERMS. The following terms shall have the following meanings:

             AFFILIATE. The term "Affiliate" means, with respect to any Person, each Person, directly or indirectly, controlling, controlled by or under common control with such Person.

             ASSOCIATE. The term "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of 5% or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any spouse or child of such Person who has the same home as such Person.

             AVERAGE MARKET PRICE. The term "Average Market Price" means the average of the daily Current Market Prices of a share of Wang Common Stock during the 45 consecutive trading days immediately prior to the day in question.

             BEST KNOWLEDGE OF OLIVETTI. The term "Best Knowledge of Olivetti" means the knowledge of the Managing Director of Olivetti, any of the finance, treasury, legal, administration, human resources, industrial relations, real estate, intellectual property, tax or corporate development staff function directors of Olivetti or Marco De Benedetti acquired (a) in the performance of their respective duties in the ordinary course of business or (b) in the course of consulting (directly or indirectly and including, without limitation, through the distribution of questionnaires) with the general managers and controllers of each of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries and the functional reports of such staff function directors of Olivetti in connection with the transactions contemplated by this Agreement with respect to the subject matter of the pertinent representations or warranties or covenants or agreements of Olivetti herein (which consulting (including, without limitation, through the distribution of questionnaires) Olivetti hereby represents and warrants to Wang was conducted).

             BUSINESS DAY. The term "Business Day" means any day other than a Saturday, Sunday or a day on which commer-


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

cial banks in New York, New York or Milan, Italy are required or permitted by law to close.

             CONTRACT. The term "Contract" means any written or oral agreement, contract, understanding or other legally binding arrangement of any nature.

             CONTROL. The term "Control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction or the management and policies of a Person, whether through ownership of voting securities or otherwise.

          CONTROLLED SUBSIDIARY. The term "Controlled Subsidiary" means any partnership, corporation, association, trust, joint venture, unincorporated organization, consortia (including, without limitations, pure consortia, mandatory consortia or societa consortili) or other entity (or groups including any of the foregoing), directly or indirectly, controlled by Olsy as of the date hereof. Olsy shall be deemed to control any partnership, corporation, association, trust, joint venture, unincorporated organization, consortia (including, without limitations, pure consortia, mandatory consortia or societa consortili) or other entity (or groups including any of the foregoing) in which Olsy, directly or indirectly, owns or controls any shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body of such partnership, corporation, association, trust, joint venture, unincorporated organization, consortia (including, without limitations, pure consortia, mandatory consortia or societa consortili) or other entity (or groups including any of the foregoing) as of the date hereof. For the avoidance of any doubt, the term "Controlled Subsidiary" shall include, without limitation, Olsy France, Olsy UK and Olsy Germany.
The term "Controlled Subsidiaries" means all of the foregoing.

             CURRENT MARKET PRICE. The term "Current Market Price" of share of Wang Common Stock means the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the Nasdaq National Market System of the National Association of Securities Dealers, or, if such security is not quoted on such Nasdaq National Market, on the


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principal national securities exchange on which such security is listed or admitted for trading on any national securities exchange, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by Wang.

             DROP-DOWN. The term "Drop-Down" means the contribution of the assets and liabilities constituting the portion of the Business directly operated by Olivetti as well as the contribution of the equity participation in certain Subsidiaries made by Olivetti to Olsy (effective as of January 1, 1997) by the deed of contribution dated December 23, 1996 n. 38,550 (Rep n. 14,772 Notary Public Soudaz of Ivrea) as supplemented by the supplementary expertise dated June 16, 1997 approved at Olsy's Board of Directors Meeting held on June 30, 1997 and subsequent Olsy Shareholders' Meeting held on September 2, 1997 (Rep. n. 15,123 Notary Public Soudaz of Ivrea).

             EXCHANGE ACT. The term "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended.

             GOVERNMENTAL AUTHORITY. The term "Governmental Authority" means any federal, state, local or foreign government, or any regulatory or administrative agency or instrumentality thereof (or any department, bureau or division thereof).

             INDEMNIFIED RELATED AGREEMENT. The term "Indemnified Related Agreement" means any agreement by and among or between any of the parties hereto that specifically provides that it is an Indemnified Related Agreement within the meaning of this Agreement and any agreement set forth on Schedule 12.11(a) hereto.

             ITALIAN GAAP. The term "Italian GAAP" means the accounting standards approved by the National Councils of "Dottori Commercialisti e Ragioneri," and in the absence thereof, those issued by the International Accounting Standards Committee.

             LIEN. The term "Lien" means any title defect or objection, lien, claim, charge, security interest, easement, restriction, tenancy or other encumbrance of any nature whatsoever.

             MAJOR SUBSIDIARIES. The term "Major Subsidiaries" means the entities set forth in Schedule 12.11(b) hereto.

             MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" means a material adverse effect on or change in the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of Olsy, Olsy Japan, Olsy Brazil and the Controlled Subsidiaries, taken as a whole, or Olsy or any of the Major Subsidiaries, taken separately.

             NONCONTROLLED SUBSIDIARY. The term "Noncontrolled Subsidiary" means any partnership, corporation, association, trust, joint venture, unincorporated organization, consortia (including, without limitations, pure consortia, mandatory consortia or societa consortili) or other entity (or group including any of the foregoing) in which Olsy, directly or indirectly, owns or controls any shares of stock or other ownership interest as of the date hereof other than a Controlled Subsidiary. The term "Noncontrolled Subsidiaries" means all of the foregoing.

             OFFICIAL. The term "Official" means any officer or employee of a Governmental Authority or political party, or any person acting in an official capacity for or on behalf of such Governmental Authority or political party.

             OLGA. The term "OLGA" means general accounting policies reflected in the "OLGA II - 1997 Accounting Manual O.S." previously delivered by Olivetti to Wang.

             OLIVETTI AFFILIATE. The term "Olivetti Affiliate" means any Affiliate of Olivetti other than Olsy, Olsy Japan, Olsy Brazil, any Subsidiary or any Olsy Japan Subsidiary.

             OLSY JAPAN SUBSIDIARY. The term "Olsy Japan Subsidiary" means any partnership, corporation, association, trust, joint venture, unincorporated organization, consortia (including, without limitations, pure consortia, mandatory consortia or societa consortili) or other entity (or groups including any of the foregoing) in which Olsy Japan, di-rectly or indirectly, owns or controls any shares of stock or other ownership interest as of the date hereof.

             PERSON. The term "Person" means any individual, partnership, corporation, association, trust, joint venture, unincorporated organization, consortia (including, without limitations, pure consortia, mandatory consortia or societa consortili) or other entity (or group including any of the foregoing) other than any Governmental Authority.

             REAL ESTATE AGREEMENT. The term "Real Estate Agreement" means any agreement set forth on Schedule 12.11(c) hereto.

             RELATED AGREEMENT. The term "Related Agreement" means any agreement by and among or between any of the parties hereto that specifically provides that it is an Indemnified Related Agreement within the meaning of this Agreement, any Real Estate Agreement and any agreement set forth on Schedule 12.11(d) hereto.

             RETAINED LIABILITIES. The term "Retained Liabilities" means (a) all liabilities or obligations of Olivetti or any Affiliate of Olivetti (whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured) other than the liabilities or obligations of Olsy, Olsy Japan, Olsy Brazil or any Subsidiary (including, without limitation, the liabilities of Olsy, Olsy Japan, Olsy Brazil or any Subsidiary reflected on the 9/30/97 Italian GAAP Balance Sheet or incurred after the date of the 9/30/97 Italian GAAP Balance Sheet by any of them in the ordinary course of business and consistent with past practice) and (b) the liabilities or obligations of Olsy, Olsy Japan, Olsy Brazil or any Controlled Subsidiary transferred to Olivetti or an Olivetti Affiliate pursuant to Sections 1.2, 1.3, 1.4, 1.5, 1.6, 1.8, 1.13 or otherwise pursuant to this Agreement.

             SECURITIES ACT. The term "Securities Act" means the United States Securities Act of 1933, as amended.

             SEC. The term "SEC" means the United States Securities Exchange Commission.

             SUBSIDIARY. The term "Subsidiary" means any Controlled Subsidiary or Noncontrolled Subsidiary. The terms "Subsidiaries" means all of the foregoing.

             WHOLLY-OWNED SUBSIDIARY. The term "Wholly-Owned Subsidiary" means any Controlled Subsidiary in which Olsy owns or controls all of the outstanding shares of stock or other ownership interest.

             12.12 DISPUTE RESOLUTION. (a) Except as otherwise provided in Sections 6.2, 6.13, 6.14, 6.18(c), 6.19, 7.1(c) or 12.12(c) or any Related
Agreement, any dispute, controversy or claim arising out of or relating to this Agreement or any of the Related Agreements, or the breach, termination or validity thereof ("Dispute"), shall be finally resolved in accordance with the Rules (as defined in Section 6.13) then in effect, except as modified herein.

                (b) The arbitration shall be held in London, England. The arbitration proceedings shall be conducted and the award shall be rendered in the English language. There shall be three arbitrators of whom each the claimant and the respondent shall nominate one. The claimant shall nominate its arbitrator in its Request For Arbitration which shall also include its statement of claim. The respondent shall nominate its arbitrator in its Answer. The two arbitrators so appointed shall nominate a third arbitrator to serve as presiding arbitrator, such nomination to be made within 30 days of the nomination of the second arbitrator. If any arbitrator has not been nominated within the time limits specified herein, such appointment shall be made by the International Chamber of Commerce Court of Arbitration in accordance with the Rules. The hearing shall be held, if possible, within 120 days of the confirmation of the third arbitrator, and the tribunal shall render its award within 30 days of the conclusion of the hearing.

                (c) By agreeing to arbitration the parties do not intend to deprive any court of its jurisdiction to issue a prearbitral injunction, prearbitral attachment or other order in aid of arbitration proceedings or the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to award damages for the failure of any party to respect the arbitral tribunal's order to that effect. Nothing in this Agreement shall limit the rights of either party, either before or during the pendency of the arbitration proceedings, to seize and foreclose (through judicial foreclosure or otherwise) against any funds, securities or any other real or personal property placed as collateral, guarantee, bond or security under this Agreement.

                (d) The arbitrators shall have the authority to award any remedy or relief that is not in conflict with the provisions of this Agreement including, without limitation, specific performance of any obligation created hereunder and the issuance of permanent injunctive relief; provided, however, that the arbitrators shall have no authority to award punitive or exemplary damages or any other monetary damages not measured by the prevailing party's actual damages.

                (e) The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counter-claims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof. Any monetary award shall be made and promptly payable in U.S. dollars, and the arbitral tribunal shall have the authority in its discretion to grant pre-award and post-award interest at commercial rates. Any arbitration proceedings, decision or award rendered hereunder shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards, 1958.

                (f) Service of all notices, statements and written communications shall be at the addresses specified in Section 12.3 of this Agreement and in accordance with the Rules.

                (g) The rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder, except that if this Agreement is terminated in accordance with Article XI, only the rights and obligations which survive such termination shall so remain in full force and effect.

                (h) The arbitration conducted pursuant to this Agreement shall be confidential. Neither party shall disclose or permit the disclosure of any of the documents produced by the other party in the arbitration proceedings or the existence, contents or results of any proceeding except as may be required by a Governmental Authority or as required in an action in aid of arbitration or for enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall if practicable give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect its interests.

                (i) The parties unconditionally and irrevocably agree to submit to the non-exclusive jurisdiction of the courts located in London, England for the purpose of any proceedings in aid of arbitration, for pre-arbitral attachment or injunction, for enforcement of an arbitral award or for any claim by Wang under Section 6.2 and unconditionally and irrevocably waive any objections which they may have now or in the future to such jurisdiction including, without limitation, objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum. The parties expressly agree that leave to appeal under Section 45 or 69 of the English Arbitration Act 1996 may not be sought with respect to any question of law arising in the course of the arbitration or with respect to any award made.

                (j) The arbitral tribunal may consolidate any arbitration arising under or relating to this Agreement, with any arbitration arising under or relating to any of the Related Agreements, if the subject matter of the Dispute arises out of or relates essentially to the same set of facts or transactions. In any consolidated proceedings, any or all of Wang, Wang Nederland and their respective Affiliates that participate shall be treated as one party and any or all of Olivetti, Olivetti Sistemas, Olivetti Brazil and their respective Affiliates that participate shall be treated as one party. Such consolidated arbitration shall be determined by the arbitral tribunal appointed for the arbitration proceeding that was commenced first in time.

             12.13. MISCELLANEOUS. A chart of all defined terms used in this Agreement and the respective section in which they are defined is set forth on
Schedule 12.13.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the date first above written.


                                          WANG LABORATORIES, INC.



Attest:                                   By: /s/  JOSEPH M. TUCCI
                                             -----------------------------------
                                          Name:  JOSEPH M. TUCCI
                                          Title: CHAIRMAN AND CHIEF
                                                 EXECUTIVE OFFICER

----------------------------
Title:


                                          WANG NEDERLAND BV



Attest:                                   By: /s/ ALBERT A. NOTINI
                                             -----------------------------------
                                          Name: ALBERT A. NOTINI
                                          Title: DIRECTOR

-----------------------------
Title:


                                          ING. C. OLIVETTI & C. S.P.A.



Attest:                                   By: /s/ ROBERTO COUANINNO
                                             -----------------------------------
                                          Name:  ROBERTO COUANINNO
                                          Title: ???????????????

-----------------------------
Title:

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the date first above written.


                                          WANG LABORATORIES, INC.



Attest:                                   By: /s/
                                             -----------------------------------
                                          Name:
                                          Title:


----------------------------
Title:


                                          WANG NEDERLAND BV



Attest:                                   By: /s/
                                             -----------------------------------
                                          Name:
                                          Title:

-----------------------------
Title:


                                          ING. C. OLIVETTI & C. S.P.A.



Attest:                                   By: /s/ ROBERTO COUANINNO
                                             -----------------------------------
                                          Name:  ROBERTO COUANINNO
                                          Title: ???????????????

-----------------------------
Title:

                                          OLIVETTI SISTEMAS E SERVICIOS
                                          LIMITADA



Attest:                                   By: /s/ MARINO BONARICO
                                            ------------------------------------
                                          Name:  MARINO BONARICO
                                          Title: ATTORNEY-IN-FACT

--------------------------------
Title:


                                          OLIVETTI DO BRASIL S.A.



Attest:                                   By: /s/ MARINO BONARICO
                                             -----------------------------------
                                          Name:  MARINO BONARICO
                                          Title: ATTORNEY-IN-FACT

--------------------------------
Title: